DEBTOR-IN-POSSESSION

                        CREDIT AGREEMENT


                             among


                   SMITH CORONA CORPORATION,
                     a Debtor-in-Possession


                          The Lenders
                          Party Hereto


                              and


                         CHEMICAL BANK,
                            as Agent



                   Dated as of July 10, 1995

                        TABLE OF CONTENTS

                                                             Page

SECTION 1.  DEFINITIONS. . . . . . . . . . . . . . . . . . . .  1
    1.1  Defined Terms . . . . . . . . . . . . . . . . . . . .  1
    1.2  Other Definitional Provisions . . . . . . . . . . . . 20

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS. . . . . . . . . . 20
    2.1  Revolving Credit Commitments. . . . . . . . . . . . . 20
    2.2  Revolving Credit Notes. . . . . . . . . . . . . . . . 21
    2.3  Procedure for Revolving Credit Borrowing. . . . . . . 21
    2.4  Commitment Fee; Collateral Monitoring Fees. . . . . . 21
    2.5  Termination or Reduction of Commitments . . . . . . . 22
    2.6  Optional Prepayments; Mandatory Prepayments . . . . . 22
    2.7  Interest Rates and Payment Dates. . . . . . . . . . . 24
    2.8  Computation of Interest and Fees. . . . . . . . . . . 24
    2.9  Pro Rata Treatment and Payments . . . . . . . . . . . 24
    2.10  Requirements of Law. . . . . . . . . . . . . . . . . 25
    2.11  Taxes. . . . . . . . . . . . . . . . . . . . . . . . 25
    2.12  L/C Commitment.. . . . . . . . . . . . . . . . . . . 27
    2.13  Procedure for Issuance of Letters of Credit. . . . . 28
    2.14  Fees, Commissions and Other Charges. . . . . . . . . 28
    2.15  L/C Participations.. . . . . . . . . . . . . . . . . 29
    2.16  Reimbursement Obligation of the Borrower.. . . . . . 30
    2.17  Obligations Absolute.. . . . . . . . . . . . . . . . 31
    2.18  Letter of Credit Payments. . . . . . . . . . . . . . 31
    2.19  Application. . . . . . . . . . . . . . . . . . . . . 31
    2.20  Increased Costs. . . . . . . . . . . . . . . . . . . 32
    2.21  Further Assurances . . . . . . . . . . . . . . . . . 32
    2.22  Nature of Obligations; Indemnities . . . . . . . . . 32
    2.23  Superpriority of Obligations . . . . . . . . . . . . 34
    2.24  Payments of Prior Indebtedness . . . . . . . . . . . 35

SECTION 3.  REPRESENTATIONS AND WARRANTIES . . . . . . . . . . 35
    3.1  Financial Condition . . . . . . . . . . . . . . . . . 35
    3.2  No Change . . . . . . . . . . . . . . . . . . . . . . 36
    3.3  Corporate Existence; Compliance with Law. . . . . . . 36
    3.4  Corporate Power; Authorization; Enforceable
Obligations. . . . . . . . . . . . . . . . . . . . . . . . . . 36
    3.5  No Legal Bar. . . . . . . . . . . . . . . . . . . . . 37
    3.6  No Material Litigation. . . . . . . . . . . . . . . . 37
    3.7  No Default. . . . . . . . . . . . . . . . . . . . . . 37
    3.8  Ownership of Property; Liens. . . . . . . . . . . . . 37
    3.9  Intellectual Property . . . . . . . . . . . . . . . . 37
    3.10  No Burdensome Restrictions . . . . . . . . . . . . . 38
    3.11  Taxes. . . . . . . . . . . . . . . . . . . . . . . . 38
    3.12  Federal Regulations. . . . . . . . . . . . . . . . . 38
    3.13  ERISA. . . . . . . . . . . . . . . . . . . . . . . . 38
    3.14  Investment Company Act; Other Regulations. . . . . . 39
    3.15  Subsidiaries . . . . . . . . . . . . . . . . . . . . 39
    3.16  Purpose of Loans . . . . . . . . . . . . . . . . . . 39
    3.17  Accuracy and Completeness of Information . . . . . . 39
    3.18  Collateral Documents . . . . . . . . . . . . . . . . 39
    3.19  Environmental Matters. . . . . . . . . . . . . . . . 40
    3.20  Prior Agreement. . . . . . . . . . . . . . . . . . . 41

SECTION 4.  CONDITIONS PRECEDENT . . . . . . . . . . . . . . . 41
    4.1  Conditions to Initial Extension of Credit . . . . . . 41
    4.2  Conditions to Each Extension of Credit. . . . . . . . 45

SECTION 5.  AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . 46
    5.1  Financial Statements. . . . . . . . . . . . . . . . . 46
    5.2  Certificates; Other Information . . . . . . . . . . . 47
    5.3  Business Plans. . . . . . . . . . . . . . . . . . . . 48
    5.4  Payment of Obligations. . . . . . . . . . . . . . . . 48
    5.5  Conduct of Business and Maintenance of Existence. . . 48
    5.6  Maintenance of Quality Control Procedures . . . . . . 48
    5.7  Maintenance of Property; Insurance. . . . . . . . . . 48
    5.8  Inspection of Property; Books and Records;
Discussions. . . . . . . . . . . . . . . . . . . . . . . . . . 49
    5.9  Notices . . . . . . . . . . . . . . . . . . . . . . . 49
    5.10  Environmental Laws . . . . . . . . . . . . . . . . . 50
    5.11  Maintenance of Liens of the Collateral Documents.
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
    5.12  Further Assurances; Intellectual Property.   . . . . 50
    5.13   Cash Management System.   . . . . . . . . . . . . . 51
    5.14  Payment of Rent Obligations. . . . . . . . . . . . . 51
    5.15  Payment of Certain Prior Indebtedness. . . . . . . . 52
    5.16  Certain Post-Closing Matters . . . . . . . . . . . . 52

SECTION 6.  NEGATIVE COVENANTS . . . . . . . . . . . . . . . . 52
    6.1  Financial Condition Covenants . . . . . . . . . . . . 53
    6.2  Limitation on Indebtedness. . . . . . . . . . . . . . 54
    6.3  Limitation on Liens . . . . . . . . . . . . . . . . . 54
    6.4  Limitation on Guarantee Obligations . . . . . . . . . 55
    6.5  Limitation on Fundamental Changes . . . . . . . . . . 56
    6.6  Limitation on Sale of Assets. . . . . . . . . . . . . 56
    6.7  Limitation on Dividends . . . . . . . . . . . . . . . 57
    6.8  Limitation on Capital Expenditures. . . . . . . . . . 57
    6.9  Limitation on Investments, Loans and Advances . . . . 57
    6.10  Limitation on Transactions with Affiliates . . . . . 58
    6.11  Limitation on Sales and Leasebacks . . . . . . . . . 58
    6.12  Limitation on Changes in Fiscal Year . . . . . . . . 58
    6.13  Limitation on Lines of Business. . . . . . . . . . . 58
    6.14  Limitation on Negative Pledge Clauses. . . . . . . . 58
    6.15  Chapter 11 Claims. . . . . . . . . . . . . . . . . . 58

SECTION 7.  EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . 59

SECTION 8.  THE AGENT. . . . . . . . . . . . . . . . . . . . . 62
    8.1  Appointment . . . . . . . . . . . . . . . . . . . . . 62
    8.2  Delegation of Duties. . . . . . . . . . . . . . . . . 63
    8.3  Exculpatory Provisions. . . . . . . . . . . . . . . . 63
    8.4  Reliance by Agent . . . . . . . . . . . . . . . . . . 63
    8.5  Notice of Default . . . . . . . . . . . . . . . . . . 64
    8.6  Non-Reliance on Agent and Other Lenders . . . . . . . 64
    8.7  Indemnification . . . . . . . . . . . . . . . . . . . 64
    8.8  Agent in Its Individual Capacity. . . . . . . . . . . 65
    8.9  Successor Agent . . . . . . . . . . . . . . . . . . . 65

SECTION 9.  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . 66
    9.1  Amendments and Waivers. . . . . . . . . . . . . . . . 66
    9.2  Notices . . . . . . . . . . . . . . . . . . . . . . . 66
    9.3  No Waiver; Cumulative Remedies. . . . . . . . . . . . 68
    9.4  Survival of Representations and Warranties. . . . . . 68
    9.5  Payment of Expenses and Taxes . . . . . . . . . . . . 68
    9.6  Successors and Assigns; Participations and
Assignments. . . . . . . . . . . . . . . . . . . . . . . . . . 69
    9.7  Adjustments; Set-off. . . . . . . . . . . . . . . . . 71
    9.8  Counterparts. . . . . . . . . . . . . . . . . . . . . 72
    9.9  Severability. . . . . . . . . . . . . . . . . . . . . 72
    9.10  Integration. . . . . . . . . . . . . . . . . . . . . 72
    9.11  GOVERNING LAW. . . . . . . . . . . . . . . . . . . . 72
    9.12  Acknowledgements . . . . . . . . . . . . . . . . . . 73
    9.13  WAIVERS OF JURY TRIAL. . . . . . . . . . . . . . . . 73
    9.14  Parties Including Trustees; Court Proceedings. . . . 73

SCHEDULES

Schedule 1.1   Commitments
Schedule 2.12  Existing Letters of Credit
Schedule 3.9   Certain Intellectual Property Matters
Schedule 3.15  Subsidiaries
Schedule 3.19  Certain Environmental Matters
Schedule 6.2   Existing Indebtedness
Schedule 6.3   Existing Liens
Schedule 6.4   Existing Guarantee Obligations


EXHIBITS

Exhibit A   -  Form of Revolving Credit Note
Exhibit B   -  Form of Legal Opinion
Exhibit C   -  Form of Assignment and Acceptance
Exhibit D   -  Form of Borrowing Certificate
Exhibit E   -  Form of Borrowing Base Certificate
Exhibit F   -  Form of Security Agreement
Exhibit G   -  Form of Collateral Monitoring Reporting
Requirements
Exhibit H   -  Form of Interim Borrowing Order
Exhibit I   -  Form of Final Borrowing Order
Exhibit J   -  Form of Subsidiary Guaranty
Exhibit K   -  Form of Borrower Pledge Agreement
Exhibit L   -  Form of Guarantor Pledge Agreement
Exhibit M   -  Form of Compliance Certificate

            This DEBTOR-IN-POSSESSION CREDIT AGREEMENT is dated as of July 10, 1995, and entered into by and among SMITH CORONA
CORPORATION, a Delaware corporation, as debtor and debtor-in-possession
 (the "Borrower"), the several banks and other financial institutions from time to time parties to this Agreement (the
"Lenders") and CHEMICAL BANK, a New York banking corporation, as agent for the Lenders hereunder (in such capacity, the ``Agent'').

                      INTRODUCTORY STATEMENT

            WHEREAS, on July 5, 1995, the Borrower filed a voluntary petition for relief under the Bankruptcy Code (as hereinafter defined), with the United States Court for the District of Delaware, (the "Court") (such proceedings, Case No. 95-788HSB, are hereinafter referred to as the "Chapter 11 Case"). The
Borrower continues to operate its business and manage its properties as a debtor in possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

            WHEREAS, the Borrower has requested the Lenders to provide, subject to the terms and conditions contained herein, a revolving credit facility (including letters of credit) of up to $24,000,000 (including a letter of credit subfacility of $5,000,000) to fund working capital, issue letters of credit, repay and terminate the Existing Credit Facilities (as hereinafter defined) and make certain other payments during the Chapter 11 Case, all as set forth herein, and the Lenders are willing to extend such postpetition credit to the Borrower in accordance with and on the terms and conditions set forth herein; and

            WHEREAS, the Borrower and Guarantors desire to secure their respective obligations hereunder and under the other Loan Documents by granting to the Agent, on behalf of Lenders, a first or second priority (as the case may be) security interest in substantially all of their assets as set forth in the Pledge and Security Agreement and other Collateral Documents.

            NOW, THEREFORE, the parties hereto agree that, effective as of the Effective Date, the Prior Agreement shall be amended and restated as follows:


                     SECTION 1.  DEFINITIONS

            1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

            ``ABR'': for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base
CD Rate in effect on such day plus 1% or (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Agent as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by Chemical Bank in connection with extensions of credit to its customers); "Base CD Rate" shall mean the sum of (a) the product of
(i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board of Governors of the Federal Reserve System (the "Board") through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release
H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding
Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Agent from three New York
City negotiable certificate of deposit dealers of recognized standing selected by it; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve
System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three federal funds brokers of recognized standing selected by it. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD
Rate or the Federal Funds Effective Rate, or both, for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms thereof, the ABR shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the ABR due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

            "Account Debtor": each debtor, customer or obligor in any way obligated on or in connection with any Account.

            "Accounts":  all "accounts" (as defined in the UCC).

            "Affiliate": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.
For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

            "Aggregate Outstanding Extensions of Credit": as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Loans made by such Lender then outstanding and (b) such Lender's Commitment Percentage of the L/C Obligations then outstanding.

            "Agreement":  this Debtor-in-Possession Credit
Agreement, as amended, supplemented or otherwise modified from time to time.

            "Application": an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to open a Letter of Credit.

            "Assignee":  as defined in subsection 9.6(c).

            "Available Commitment": as to any Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Lender's Commitment over (b) such Lender's Aggregate Outstanding
Extensions of Credit.

            "BAI": Bank of America Illinois, a bank organized under the laws of the State of Illinois.

            "Bankruptcy Code": Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

            "Borrower Pledge Agreement": that certain Pledge
Agreement dated as of the date hereof executed by the Borrower, substantially in the form attached as Exhibit K hereto, as such Pledge Agreement may be amended, supplemented or otherwise modified from time to time.

            "Borrowing Base": at any date of determination thereof, an amount equal to (a) the sum of (i) 70% of Eligible Accounts at such date, (ii) 40% of Eligible Inventory at such date,
(iii) 20% of Eligible Service Depot Inventory at such date, provided that 20% of Eligible Service Depot Inventory may not exceed $500,000, (iv) 40% of finished goods inventory in transit to the United States, which is subject to the Agent's security interest under the Security Agreement, from (I) the Borrower's facility in Singapore, (II) Samsung Corporation, Korea, and (III) such other third parties as may be designated by the Borrower from time to time which are reasonably acceptable to the Agent at such date, less the amount of (b) a reserve for ocean freight, customs duty and other fees for inventory in transit from the Borrower's facility in Singapore to the United States, calculated as 5% of the dollar amount in transit from Singapore, net of intercompany profit at such date.

            "Borrowing Base Certificate":  the Certificate of the
Borrower, substantially in the form of Exhibit E required to be delivered pursuant to subsection 5.2(d).

            "Borrowing Date": any Business Day specified in a notice pursuant to subsection 2.3 as a date on which the Borrower requests the Lenders to make Loans hereunder.

            "Business":  as defined in subsection 3.19.

            "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

            "Business Plan": a business plan delivered to the Lenders pursuant to subsection 5.3 that is approved in writing by the Lenders on or prior to September 15, 1995 provided that it is understood and agreed that (a) no Lender shall have any obligation to approve such business plan and (b) the approval of any Lender may be withheld or granted in the sole and absolute discretion of such Lender without any liability to, or on the part of, any Lender.

            "Business Plan Event": the failure of Lenders to approve in writing by September 15, 1995 the business plan delivered by the Borrower to the Lenders pursuant to subsection 5.3; provided that it is understood and agreed that (a) no Lender shall have any obligation to approve such business plan and (b) the approval of any Lender may be withheld or granted in the sole and absolute discretion of such Lender without any liability to, or on the part of, any Lender.

            "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

            "Carve-Out": as defined in subsection 2.23.

            "Cash": money, currency or a credit balance in any deposit account.

            "C/D Assessment Rate": for any day as applied to any ABR Loan, the net annual assessment rate (rounded upward to the nearest 1/100th of 1%) determined by Chemical to be payable on such day to the Federal Deposit Insurance Corporation or any successor ("FDIC") for FDIC's insuring time deposits made in Dollars at offices of Chemical in the United States.

            "C/D Reserve Percentage": for any day as applied to any ABR Loan, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) (the "Board"), for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

            "Change in Control": shall be deemed to have occurred if (a) any person or group (within the meaning of Rule 13d-5 of the Securities and Exchange Act of 1934 as in effect on the date hereof) other than HNRC or any direct or indirect wholly owned subsidiary of HNRC, shall own directly or indirectly, beneficially or of record, shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; provided, however, that, at any time that HNRC or any direct or indirect wholly owned subsidiary of HNRC shall fail to own, directly and of record, shares representing at least 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower, a Change in Control shall be deemed to have occurred if any person or group other than HNRC or any direct or indirect subsidiary of HNRC shall own, directly or indirectly, beneficially or of record, shares representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; (b) a majority of the seats (other than vacant seats) on the board of directors of the Borrower shall at any time have been occupied by persons who were neither (i) nominated by the management of the Borrower, nor (ii) appointed by directors so nominated; or (c) any person or group (other than HNRC or any wholly owned subsidiary of HNRC) shall otherwise directly or indirectly control the Borrower; provided, however, that the sale by HNRC of its shares shall not constitute a Change in Control except pursuant to (a) above.

            "Chapter 11 Case" has the meaning assigned to that term in the introductory statement hereto.

            "Chemical":  Chemical Bank.

            "Code": the Internal Revenue Code of 1986, as amended from time to time.

            "Collateral Access Agreements": the agreements among the Borrower and the landlord of each premises at which the Borrower maintains Collateral, each of such agreements providing for (i) access by the Lenders to the premises where the Collateral is located and (ii) waivers by the landlords of landlord's liens on the Collateral arising by operation of law existing or which may come to exist.

            "Collateral Documents": the Security Agreement, the Borrower Pledge Agreement, the Guarantor Pledge Agreement, the Subsidiary Guaranty and all other instruments or documents (including without limitation the Mortgage) now or hereafter granting Liens to Agent for the benefit of Agent and/or Lenders.

            "Commitment": as to any Lender, the obligation of such Lender to make Loans to, or issue or participate in Letters of Credit for the account of, the Borrower hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1.1, as such amount may be reduced from time to time in accordance with the provisions of this Agreement.

            "Commitment Percentage": as to any Lender at any time, the percentage which such Lender's Commitment then constitutes of the aggregate Commitments (or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Aggregate Outstanding Extensions of Credit constitutes of the aggregate principal amount of the total Aggregate Outstanding Extensions of Credit).

            "Commitment Period": the period from and including the Effective Date to but not including the Termination Date or such earlier date on which the Commitments shall terminate as provided herein.

            "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

            "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

            "Cortland Distribution Property": the real property of the Borrower that is the subject of the J.M. Murray Contract.

            "Cortland Warehouse Property": the real property of the Borrower located in Cortland, New York that is not the subject of the J.M. Murray Contract.

            "Court" shall have the meaning assigned to it in the introductory statement hereto.

            "Credit Party": the Borrower and any Subsidiary of the Borrower that is or becomes a party to a Loan Document.

            "Default": any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

            "Defective Stock": laminators (LX2000, LX900, LX400, and LX800), address writers (also referred to as envelope printers), and handifaxes, and other products determined to be defective in the reasonable judgment of the Agent.

            "Dollars" and "$": dollars in lawful currency of the United States of America.

            "Effective Date": the date on which the conditions precedent set forth in subsection 4.1 shall be satisfied.

            "Eligible Accounts": at the time of any determination thereof, all Accounts of the Borrower which meet the following criteria at the time of creation and continue to meet such criteria at all times relevant to such determination, and which are and which continue to be acceptable to the Agent in all respects. Standards of eligibility may be fixed and revised from time to time solely by the Agent in its exclusive reasonable judgment. The following requirements shall apply in determining whether a particular Account constitutes an Eligible Account:

               (a) such Account is evidenced by an invoice and has arisen from the sale of goods which have been shipped or delivered to an Account Debtor on an absolute sale basis, have not been shipped or delivered on a consignment, approval, or sale-or-return basis, and are not subject to any repurchase or return agreement or arrangement, other than those repurchase or return agreements that
(i) arise in the ordinary course of the Borrower's business, and
(ii) are consistent with standard industry practices;

               (b) such Account has been adjusted to reflect the return or rejection of, or any loss of or damage to, any of the Inventory giving rise to such Account, and is not subject to any material delivery, freight or financing charges, or late or other fees, or set-offs, counterclaims, defenses, or disputes existing or asserted with respect to such Account;

               (c) the Account Debtor in respect of such Account is not insolvent or the subject of any bankruptcy case or insolvency proceeding of any kind, unless such Account is due from such Account Debtor as an administrative claim under the Bankruptcy Code and the Agent, in the exercise of its reasonable business judgment, deems such Account Debtor to be creditworthy;

               (d) the Account Debtor in respect of such Account is located within the United States of America;

               (e) the Account Debtor in respect of such Account is not the United States of America or any state, territory, subdivision, department or agency thereof, unless all applicable requirements of the Assignment of Claims Act of 1940 have been met;

               (f) such Account is at all times subject to the Agent's duly perfected, first-priority Lien except for Liens permitted by subsection 6.3;

               (g) such Account does not arise out of transactions with an employee, officer, agent, director, stockholder, Subsidiary, or Affiliate of the Borrower;

               (h) such Account is not later than sixty (60) days after the due date stated on the invoice therefor, provided that the aggregate Accounts of any Account Debtor with original due dates more recent than 60 days prior to the date of determination shall be reduced by the amount of net credit balances of such Account Debtor the dates of which are earlier than 60 days prior to such date of determination;

               (i) for each of the ten Accounts with the highest aggregate balances on the Borrower's accounts receivable aging summary, the balance under clause (h) above (``not later than 60 days'clause) is less than 25% of the total face value of such Account, and for each other Account, the aggregate balance under clause (h) above is less than 50% of the total face value of such Account;

               (j) such Account has not been and is not required to be charged off or written off as uncollectible in accordance with the customary business practice of the Borrower;

               (k) such Account does not arise out of any claim in tort, is not evidenced by chattel paper, a promissory note, a negotiable instrument, or any other instrument of any kind or, if such Account is evidenced by chattel paper, a promissory note, a negotiable instrument, or any other instrument, the Borrower has delivered and properly endorsed such chattel paper, promissory note, negotiable instrument or other instrument to the Agent, on behalf of the Lenders;

               (l) the amount of the face value of such Account listed on any schedule of Accounts and shown on all invoices and statements delivered to the Agent with respect to such Account is not subject to any retainages or holdbacks of any type, is actually and absolutely owing to such Borrower, and is not contingent for any reason and has not been sold or discounted without recourse;

               (m) such Account does not arise out of a cash on delivery (COD) sale except to the extent that, in the ordinary course of such Borrower's business, such Borrower has received payment on such Account, but has not yet applied such payment to such Account; or

               (n) such Account does not arise out of the delivery of samples or trial merchandise to customers of Account Debtors.

     Such Accounts shall be reduced by the greater of (1) the value of an allowance earned but not taken, or (2) the value of an accrual for the estimated current liability, in both cases with respect to advertising/preparation allowances, or "Key City" allowances, volume and other rebate programs, and downward price adjustments or price protection and transition programs (collectively referred to as the "Programs"), where (1) and (2) are calculated as follows: (1) the allowance earned but not taken with respect to the Programs, equal to the general ledger provision for the Programs (giving effect to adjustments for additions and/or reversals) minus (I) credits issued (also referred to as payments) to date and (II) total chargebacks requested by customers as recorded on the Borrower's transaction code summary aging of accounts report; and (2) the estimate of the current liability for the Programs, equal to the one-month rolling average of the last twelve months of credits issued (also referred to as payments) plus chargebacks requested by customers as recorded in the current to 60 days past due aging categories on the Borrower's transaction code summary aging of accounts report.

            "Eligible Inventory": at any time of determination, "inventory" (as defined in the UCC) shown on the most recent schedule of Inventory delivered by the Borrower and meeting the following requirements (which the Agent may, in its sole discretion, revise from time to time):

               (a)  such Inventory consists of finished goods
Inventory owned by the Borrower and is not raw materials, work-in-process or packing materials or supplies not related to the Inventory;

               (b) such Inventory is merchantable and is currently salable in the normal course of such Borrower's business;

               (c) such Inventory is either (i) located in the United States and is on the premises listed on the schedule of Inventory locations attached to the Security Agreement or (ii) in transit to a location in the United States, provided that the Borrower has taken all steps necessary for the Agent to perfect its security interest in such in-transit Inventory, provided further that with respect to any such Inventory located on leased property the Borrower shall have delivered a Collateral Access Agreement executed by the lessor of such property;

               (d) such Inventory has not been consigned and does not represent any goods sold pursuant to a ``bill and hold or ``sale or return'' arrangement, or is otherwise in-transit to third parties;

               (e) such Inventory is at all times subject to the Agent's duly perfected, first-priority Lien except for Liens permitted by subsection 6.3;

               (f)  such Inventory does not constitute
reconditioned product, service depot, rework, or discontinued (as each such term is used in the inventory records of the Borrower delivered to the Agent), or Defective Stock;

               (g)  such Inventory is net of intercompany profits;
and

               (h)  such Inventory is net of products using
electrical current of other than 110 volts.

            ``Eligible Service Depot Inventory'': an amount equal to 70% of Service Depot Inventory, where 70% is an estimation of such Inventory to be returned to Eligible Inventory. Standards of eligibility may be revised from time to time solely by the Agent in its exclusive reasonable judgment.

            ``Environmental Laws'': any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

            ``ERISA'': the Employee Retirement Income Security Act of 1974, as amended from time to time.

            ``Event of Default'':  any of the events specified in
Section 7, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

            ``Existing Guarantees'': the Guarantee Obligations outstanding on the Effective Date to the extent set forth on
Schedule 6.4 and, but only if, immediately after giving effect thereto, no Default or Event of Default would exist.

            ``Existing Letters of Credit'': as defined in subsection 2.12(a).

            ``Federal Funds Effective Rate'': means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business
Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent.

            ``Final Borrowing Order'': an order of the Court entered in the Chapter 11 Case after a final hearing under Bankruptcy Rule 4001(c)(2) in the form attached as Exhibit I with any modifications approved by Lenders in their sole discretion. The Final Borrowing Order shall also contain a finding consistent with the representation of Borrower set forth in subsection 3.5.

            ``Final Order'': an order, judgment or other decree of the Court or any other court or judicial body with proper jurisdiction, as the case may be, which has not been reversed, stayed, modified or amended and to which (i) any right to appeal or seek certiorari, review or rehearing has been waived or (ii) the time to appeal or seek certiorari, review or rehearing has expired and as to which no appeal or petition for certiorari, review or rehearing is pending.

            ``Financing Lease'': any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

            ``GAAP'': generally accepted accounting principles in the United States of America in effect from time to time.

            ``Governmental Authority'': any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            ``Guarantee Obligation'': as to any Person (the ``guaranteeing person''), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the ``primary obligations'') of any other third Person (the ``primary obligor'') in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

            ``Guarantor Pledge Agreement'': that certain Pledge Agreement dated as of the date hereof executed by the Subsidiary Guarantors party thereto, substantially in the form attached as Exhibit L hereto, as such Pledge Agreement may be amended, supplemented or otherwise modified from time to time.

            ``Hazardous Materials'': any hazardous materials, hazardous wastes, hazardous constituents, hazardous or toxic substances, petroleum products (including crude oil or any fraction thereof), defined or regulated as such in or under any Environmental Law.

            ``HNRC'': Hanson Natural Resources Company, any entity that owns 100% of the capital stock of Hanson Natural Resources
Company or any wholly-owned Subsidiary of such entity.

            ``Indebtedness'': of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases, (d) all obligations of such Person in respect of letters of credit or acceptances issued or created for the account of such Person and (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

            ``Insolvency'':  with respect to any Multiemployer
Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

            ``Insolvent'': pertaining to a condition of Insolvency.

            ``Intellectual Property'':  as defined in subsection
3.9.

            ``Interest Payment Date'': the last day of each calendar month to occur while any Loan is outstanding.

            ``Interim Borrowing Order'': an order of the Court entered in the Chapter 11 Case after an interim hearing under Bankruptcy Rule 4001(e)(2) in the form attached as Exhibit H with any modifications approved by Lenders in their sole discretion.
The Interim Borrowing Order shall also contain a finding consistent with the representation of Borrower set forth in subsection 3.5.

            ``Issuing Lender'': (a) with respect to Letters of Credit issued after the Effective Date, either Chemical or BAI and
(b) with respect to each of the Existing Letters of Credit and any extension, amendment and renewal thereof, the bank listed as the issuing bank of such Existing Letters of Credit on Schedule 2.12.

            ``Inventory'': all ``inventory'' (as defined in the UCC).

            ``J.M. Murray Contract'': that certain purchase and sale agreement by and between the J.M. Murray Center, Inc. and the Borrower, as such agreement may be amended from time to time to extend the date by which the sale of the property contemplated by such agreement may be consummated.

            ``Letters of Credit'':  as defined in subsection 2.12.

            ``L/C Commitment'':  as defined in subsection 2.12.

            ``L/C Obligations'':  at a particular time the sum of
(a) the undrawn and unexpired amount of the Letters of Credit and
(b) the aggregate amount of drawings under the Letters of Credit which have not been reimbursed pursuant to subsection 2.16.

            ``L/C Participants'': the collective reference to all the Lenders other than the Issuing Lender.

            ``Lien'': any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

            ``Loan'': any loan made by any Lender pursuant to this Agreement.

            ``Loan Documents'':  this Agreement, the Collateral
Documents, the Notes and any Application.

            ``Material Adverse Effect'': a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement, any of the Notes or any of the other Loan Documents or the rights or remedies of the Agent or the Lenders hereunder or thereunder.

            ``Materials of Environmental Concern'': any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

            ``Maximum Available Credit'': as at any date of determination, the remainder of (a) the lesser of (i) the sum of the Borrowing Base and the Permitted Overadvance Amount or (ii) the aggregate amount of the Commitments as reduced from time to time in accordance with this Agreement minus (b) if the Borrower rejects or moves to reject any lease of real property on which Inventory is, at any time located, unless the Lenders have received a Collateral Access Agreement in form and substance satisfactory to the Lenders with respect to such property, an amount equal to the sum of (i) the maximum amount of the claim asserted or that could be asserted by the applicable lessor in the Chapter 11 Case as a result of such rejection and (ii) all accrued and unpaid obligations owed by the Borrower to such lessor, including without limitation all obligations owed with respect to any period prior to the Petition Date.

            ``Mortgage'':  as defined in subsection 4.1(n).

            ``Multiemployer Plan'': a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

            ``Net Cash Proceeds'': with respect to any sale of assets, an amount equal to the gross cash proceeds (including cash payments when and as received on any note or instrument received as part of the consideration of such asset sale) net of the following amounts (but only to the extent such amounts are paid or incurred by the Borrower or any Subsidiary): (i) reasonable attorneys' fees, accountants' fees, brokerage, consultant and other customary fees and other reasonable fees and expenses actually incurred in connection with such asset sale, (ii) taxes paid or reasonably estimated to be payable as a result thereof, after taking into account all available deductions and credits in connection with such asset sale, (iii) appropriate amounts to be provided by the Borrower or any of its Subsidiaries as a reserve, in accordance with GAAP, against any liabilities associated with such asset sale and retained by the Borrower or such Subsidiary, as the case may be, after such asset sale, (iv) in the case of an asset sale involving an asset subject to a Lien securing any Indebtedness permitted hereunder, payments required to be made to repay such Indebtedness, including payments and penalties and (v) in the case of a sale of the Singapore Property or any property of the Borrower and its Subsidiaries located in Mexico, Canada or Germany, expenses related to employee termination, severance and other wind-down expenses, which expenses are necessary to consummate the asset sale and remit the proceeds to the Borrower.

            ``Non-Excluded Taxes'':  as defined in subsection 2.11.

            ``Notes'':  the collective reference to the Revolving
Credit Notes.

            ``Obligations'': all obligations of every nature of the Borrower and the other Credit Parties from time to time owed to the Agent, Lenders or any of them under the Loan Documents, whether for principal, interest, reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise.

            ``Participant'':  as defined in subsection 9.6(b).

            ``PBGC'': the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

            ``Permitted Investments'': (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within 270 days from the date of acquisition thereof;
(b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's Ratings Group or from Moody's Investors Service, Inc.; (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 270 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any Lender, or any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000 and whose short-term debt is rated A-1 or better by Standard & Poor's Ratings Group or P-1 by Moody's Investor's Service, Inc., or similarly rated by any successor to either of such rating services; and (d) other investment instruments approved in writing by the Required Lenders and offered by financial institutions which have a combined capital and surplus and undivided profits of not less than $500,000,000.

            ``Permitted Overadvance Amount'': the remainder of (a) the lesser of (i) $10,000,000 and (ii) $25,000,000 minus the
Borrowing Base as of the last day of fiscal month June 1995 minus
(b) the aggregate amount of reductions in such amount in accordance with subsection 2.6(c); provided that in no event shall the Permitted Overadvance Amount be less than zero.

            ``Person'': an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

            ``Petition Date'': July 5, 1995.

            ``Plan'': at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an ``employer'' as defined in Section 3(5) of ERISA.

            ``Prepetition Indebtedness'': Indebtedness of Borrower outstanding on the Petition Date.

            ``Prior Agreement'': that certain Amended and Restated Revolving Credit Agreement dated as of April 7, 1995 by and among Smith Corona Corporation, the Lenders and the Agent, and that certain Security Agreement dated as of April 7, 1995 by and between Smith Corona Corporation and the Agent as each such agreement has been amended, supplemented or otherwise modified to the date hereof, including without limitation as supplemented by that certain letter agreement dated as of June 16, 1995.

            ``Prior Indebtedness'': all obligations outstanding under the Prior Agreement.

            ``Properties'':  as defined in subsection 3.19(a).

            ``Register'':  as defined in subsection 9.6(d).

            ``Regulation U'':  Regulation U of the Board of
Governors of the Federal Reserve System as in effect from time to time.

            ``Reimbursement Obligation'': the obligation of the Borrower to reimburse the Issuing Lender pursuant to subsection
2.16.

            ``Reorganization'': with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

            ``Reports'': the Borrower's Annual Report on Form 10-K for the fiscal year ended June 30, 1994 and any other document that has been both (a) filed subsequent to June 30, 1994 under the Securities Exchange Act of 1934, as amended, in the form (including exhibits) filed with the Securities and Exchange Commission and (b) delivered to the Agent.

            ``Reportable Event'':  any of the events set forth in
Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16,
 .18, .19 or .20 of PBGC Reg. SS 2615.

            ``Required Lenders'': at any time, Lenders the Commitment Percentages of which aggregate 100%.

            ``Requirement of Law'': as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

            ``Responsible Officer'': the chief executive officer or the president of the Borrower or, with respect to financial matters, the chief financial officer, treasurer, vice president - finance or controller of the Borrower.

            ``Revolving Credit Loans'':  as defined in subsection
2.1.

            ``Revolving Credit Note'':  as defined in subsection
2.2.

            ``SCC Singapore'': Smith Corona Private Ltd., a corporation organized under the laws of the Republic of Singapore.

            ``SCC UK'': Smith Corona (United Kingdom) Limited, a corporation organized under the laws of the United Kingdom.

            ``Security Agreement'': the Security Agreement, dated as of the date hereof, between the Borrower and the Agent, as the same may from time to time be amended, modified or supplemented.

            ``Service Depot Inventory'': the Inventory currently described by the Borrower in its books and records as ``department 390 inventory''.

            ``Single Employer Plan'': any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

            ``Subsidiary'': as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a ``Subsidiary'' or to ``Subsidiaries'' in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

            ``Subsidiary Guarantors'': the Subsidiaries of the Borrower named as guarantors on Schedule 3.15 and any other
Subsidiary of the Borrower that becomes a party to the Subsidiary
Guaranty.

            ``Termination Date'': the earliest to occur of: (i) June 30, 1996; (ii) the date the Lenders elect to terminate the Commitments pursuant to Section 7; (iii) the date of prepayment in full by the Borrower of the Loans and all other amounts owed under this Agreement (including without limitation the L/C Obligations) and termination of the Commitments in accordance with the provisions of Section 2.5; (iv) August 2, if the Final Borrowing Order has not been entered by the Court by such date and (v) if a Business Plan Event has occurred, November 15, 1995.

            ``Transferee'':  as defined in subsection 9.6(f).

            ``UCC'': shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

            ``Uniform Customs'': the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of
Commerce Publication No. 500, as the same may be amended from time to time.

            1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes or any certificate or other document made or delivered pursuant hereto.

            (b) As used herein and in the Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

            (c) The words ``hereof'', ``herein'' and ``hereunder'' and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

            (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


           SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS

            2.1 Revolving Credit Commitments. Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans (``Revolving Credit Loans'') to the Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Commitment Percentage of the then outstanding L/C Obligations, does not exceed the lesser of (i) the amount of such Lender's Commitment and (ii) such Lender's Commitment Percentage multiplied by the Maximum Available Credit in effect at such time. During the Commitment Period, the Borrower may use the Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

            2.2 Revolving Credit Notes. The Revolving Credit Loans made by each Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A, with appropriate insertions as to payee, date and principal amount (a ``Revolving Credit Note''), payable to the order of such Lender and in a principal amount equal to the lesser of (a) the amount of the initial Commitment of such Lender and (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by such Lender. Each Lender is hereby authorized to record the date and amount of each Revolving Credit Loan made by such Lender, the date and amount of each payment or prepayment of principal thereof on the schedule annexed to and constituting a part of its Revolving Credit Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided that failure to make any such recordation, or any error in such recordation, shall not affect the rights of such Lender or the Borrower's obligations in respect of the applicable Revolving Credit Loans . Each Revolving Credit Note shall (x) be dated the Effective Date, (y) be stated to mature on the Termination Date and
(z) provide for the payment of interest in accordance with subsection 2.7.

            2.3  Procedure for Revolving Credit Borrowing.   The
Borrower may borrow under the Commitments during the Commitment Period on any Business Day, provided that the Borrower shall give the Agent irrevocable notice (which notice (x) must be received by the Agent prior to 10:00 A.M., New York City time, on the requested Borrowing Date and (y) may be given to the Agent telephonically and confirmed via facsimile by the Borrower), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date. Each borrowing under the Commitments shall be in an amount equal to $100,000 or a whole multiple thereof (or, if the then Available Commitments are less than $100,000, such lesser amount). Upon receipt of any such notice from the Borrower, the Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Agent for the account of the Borrower at the office of the Agent specified in subsection 9.2 prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Agent. Such borrowing will then be made available to the Borrower by the Agent crediting the account of the Borrower on the books of the Agent with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent.

            2.4 Commitment Fee; Collateral Monitoring Fees. (a) The Borrower agrees to pay to the Agent for the account of each Lender a commitment fee for the period from and including the first day of the Commitment Period to the Termination Date equal to the average of the daily excess of the aggregate amount of the Commitments over the aggregate principal amount of Loans outstanding multiplied by 1/2 of 1% per annum, payable quarterly in arrears on the last day of each March, June, September and December and on the Termination Date or such earlier date on which the Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof.

            (b) The Borrower agrees to pay to the Agent, for its own account, a non-refundable collateral monitoring fee equal to $2,800 per month, payable quarterly in advance on the last day of each March, June, September and December.

            2.5 Termination or Reduction of Commitments. The Borrower shall have the right, upon not less than five Business Days' notice to the Agent, to terminate the Commitments or, from time to time, to reduce the amount of the Commitments, provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the then outstanding principal amount of the Loans, when added to the then outstanding L/C Obligations, would exceed the amount of the Commitments then in effect. Any such reduction shall be in an amount equal to $100,000 or a whole multiple thereof and shall reduce permanently the Commitments then in effect.

            2.6 Optional Prepayments; Mandatory Prepayments. (a) The Borrower may, at any time and from time to time, prepay the Loans, in whole or in part, without premium or penalty, upon at least three Business Days' irrevocable notice to the Agent, specifying the date and amount of prepayment. Upon receipt of any such notice the Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to subsection 2.16.

            (b) In the event that any Borrowing Base Certificate delivered pursuant to subsection 5.2(d) shall indicate that, as of the date thereof, the amount of the Aggregate Outstanding Extensions of Credit of all Lenders then outstanding exceeds the amount of the Maximum Available Credit then, without notice or demand, the Borrower shall, on the date of such certificate, make a mandatory prepayment of the Loans in an amount equal to such excess.

            (c) If the Borrower or any Subsidiary shall receive any Net Cash Proceeds from any sale of assets (other than the sale of Inventory in the ordinary course of business), the Borrower

     (i) may, as long as no Default has occurred and is continuing, retain the first $2,000,000 of such Net Cash Proceeds as assets of the Borrower;

     (ii) (a) shall use 50% of the next $3,000,000 of such Net Cash Proceeds to prepay the Loans and the L/C Obligations (provided that each such prepayment shall be accompanied by automatic permanent reductions of the Commitments and the Permitted Overadvance Amount, each in the amount of such prepayment) and (b) may, as long as no Default has occurred and is continuing, retain the remaining 50% of such Net Cash Proceeds as assets of the Borrower; and

     (iii) (a) thereafter, shall use 80% of all other Net Cash Proceeds to prepay the Loans and the L/C Obligations (provided that each such prepayment shall be accompanied by automatic permanent reductions of the Commitments and the Permitted Overadvance Amount, each in the amount of such prepayment) and (b) may, as long as no Default has occurred and is continuing, retain the remaining 20% of such Net Cash Proceeds as assets of the Borrower;

provided that if a Default has occurred and is continuing, all Net Cash Proceeds shall be used to prepay the Loans and L/C Obligations (and all such prepayments shall be accompanied by automatic permanent reductions of the Commitments and the Permitted Overadvance Amount, each in the amount of such prepayment; and provided further that nothing in this subsection 2.6(c) shall be deemed to permit any sale of assets otherwise prohibited by this Agreement or any other Loan Document. If, after giving effect to any such reductions in the Commitments, the Aggregate Outstanding Extensions of Credit for all Lenders shall exceed the sum of the Commitments as so reduced, the Borrower shall first, prepay the Revolving Credit Loans and, second, cash collateralize the L/C Obligations to the extent of such excess in the manner provided in subsection 2.6(d). Notwithstanding anything to the contrary contained in this subsection 2.6(c), to the extent that any Net Cash Proceeds are derived from a sale of or containing assets which would otherwise be included in the calculation of the Borrowing Base, the reduction of the Permitted Overadvance Amount shall be limited to the excess, if any, of (A) the amount of Net Cash Proceeds which would be payable to the Lenders pursuant to the foregoing provisions, over (B) the reduction, if any, in the Borrowing Base immediately after giving effect to such sale.

            (d) With respect to any Letter of Credit for which presentment for honor shall not have occurred at the time prepayment of the L/C Obligations is required pursuant to subsection 2.6(c), the Borrower may satisfy such required prepayment obligation hereunder by depositing in a cash collateral account opened and maintained by the Agent, having terms and conditions satisfactory to the Agent, an amount equal to 105% of the then undrawn and unexpired amount of such Letter of Credit.
The Borrower hereby grants to the Agent, for the benefit of the Issuing Lender and the L/C Participants, a security interest in such cash collateral and cash collateral account to secure all Obligations in respect of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Agent to the payments of drafts drawn under the Letters of Credit and any fees, costs and expenses customarily incurred by the Issuing Lenders in connection with honoring such Letters of Credit. After all the Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations in respect of such Letters of Credit shall have been paid in full, the balance, if any, in such collateral account shall be returned to the Borrower. The Borrower shall execute and deliver to the Agent, for the account of the Issuing Lender and the L/C Participants, such further documents and instruments as the Agent may request to evidence the creation and perfection of the security interest referred to above in such cash collateral account.


            2.7 Interest Rates and Payment Dates. (a) Each Loan shall bear interest at a rate per annum equal to the ABR plus 2%. Upon the occurrence and during the continuance of an Event of Default each Loan and other amounts due hereunder shall bear interest at a rate per annum equal to the ABR plus 4%.

            (b) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (b) of this subsection shall be payable from time to time on demand.

            2.8 Computation of Interest and Fees. Commitment fees and interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. Any change in the interest rate on a Loan resulting from a change in the ABR shall become effective as of the opening of business on the day on which such change becomes effective. The Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

            2.9 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee hereunder and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Commitment Percentages of the Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Lenders. All payments (including prepayments) to be made by the Borrower hereunder and under the Notes, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Agent, for the account of the Lenders, at the Agent's office specified in subsection 9.2, in Dollars and in immediately available funds. The Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

            (b) Unless the Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its Commitment Percentage of such borrowing available to the Agent, the Agent may assume that such Lender is making such amount available to the Agent, and the Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Agent. A certificate of the Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's Commitment Percentage of such borrowing is not made available to the Agent by such Lender within three Business Days of such Borrowing Date, the Agent shall also be entitled to recover such amount with interest thereon from the end of such grace period at the rate per annum applicable to ABR Loans hereunder, on demand, from the Borrower.

            2.10 Requirements of Law. If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Agent) of a written request therefore, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

            2.11 Taxes. (a) All payments made by the Borrower under this Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Agent or any Lender as a result of a present or former connection between the Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or the Notes). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings (``Non-Excluded Taxes'') are required to be withheld from any amounts payable to the Agent or any Lender hereunder or under the Notes, the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this subsection. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

            (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                      (i)      deliver to the Borrower and the Agent
 (A) two duly
completed copies of United States Internal Revenue Service
Form 1001 or 4224, or successor applicable form, as the case may be, and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

                     (ii)          deliver to the Borrower and
 the Agent two further
copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                   (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Agent;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Agent. Such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a Participant pursuant to subsection 9.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection, provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

            2.12  L/C Commitment.

            (a) Prior to the Effective Date, the Issuing Lender has issued, for the account of Smith Corona Corporation, the letters of credit listed on Schedule 2.12 (the ``Existing Letters of Credit'') and the Borrower hereby assumes all obligations of Smith Corona Corporation in respect of such letters of credit. All Existing Letters of Credit shall, as of the Effective Date, be deemed to be issued and outstanding pursuant to this Agreement and all Prior Indebtedness in respect of the Existing Letters of Credit shall be Obligations. Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Lenders set forth in subsection 2.15, agrees to issue irrevocable letters of credit (together with the Existing Letters of Credit, ``Letters of Credit'') for the account of the Borrower on any Business Day during the Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall not issue any Letter of Credit if, after giving effect to such issuance, (1) the Aggregate Outstanding Extensions of Credit would exceed the lesser of (i) the Commitments or (ii) the Borrowing Base as of such time, or (2) the aggregate of the L/C Obligations would exceed $5,000,000. The commitment to issue Letters of Credit as set forth in this subsection 2.12(a) is referred to as the ``L/C Commitment.''

            (b)  Each Letter of Credit:

               (i) shall be denominated in Dollars and shall be an irrevocable commercial letter of credit issued in respect of the purchase of goods or services by the Borrower and its Subsidiaries in the ordinary course of business; and

               (ii) if issued or extended after 30 days prior to the Termination Date, expire no later than the Termination Date.

            (c) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

            (d) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable
                                            Requirement of Law.

            2.13  Procedure for Issuance of Letters of Credit.

            The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the
  Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof.

            2.14  Fees, Commissions and Other Charges.

            (a) The Borrower shall pay to the Agent (i) a fronting fee with respect to each Letter of Credit for the account of the Issuing Lender in an amount equal to 1% of the face amount of such Letter of Credit and (ii) for the account of the Lenders, an amount equal to 2-1/2% per annum on the average daily face amount of all Letters of Credit, to be shared ratably among them in accordance with their respective Commitment Percentages. Such fronting fee provided in clause (i) above shall be payable in advance on the date of issuance of each Letter of Credit and shall be nonrefundable and the fee provided in clause (ii) above shall be payable quarterly in arrears on the last day of each March, June, September and December and on the Termination Date or such earlier date on which the Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof.

            (b) In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

            (c) The Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and the L/C Participants all fees and commissions received by the Agent for their respective accounts pursuant to this subsection.

            2.15  L/C Participations.

            (a) Effective on the Effective Date in the case of an Existing Letter of Credit, and effective on the date of issuance in the case of a Letter of Credit issued after the Effective Date, the Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue
  Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Commitment Percentage in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

            (b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to paragraph 2.15(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (1) such amount, times (2) the daily average Federal Funds Effective Rate, as quoted by the Issuing Lender, during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (3) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to paragraph 2.15(a) is not in fact made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Loans hereunder. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

            (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with subsection 2.15(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

            2.16  Reimbursement Obligation of the Borrower.

            (a) The Borrower agrees to reimburse the Issuing Lender on each date on which the Issuing Lender notifies the
 Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender, for the amount of
(1) such draft so paid and (2) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its address for notices specified herein in lawful money of the United States of America and in immediately available funds.

            (b) Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this subsection from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate which would be payable on any outstanding Loans which were then overdue.

            (c) Each drawing under any Letter of Credit shall constitute a request by the Borrower to the Agent for a borrowing pursuant to subsection 2.3 of Loans in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the date of such drawing.

            (d) On the Termination Date, Borrower shall deposit in a cash collateral account opened by Agent an amount equal to 105% of the aggregate then undrawn and unexpired amount of all Letters of Credit to secure its obligations with respect thereto.

            2.17  Obligations Absolute.

            (a) The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the
Borrower's Reimbursement Obligations under subsection 2.16(a) shall not be affected by, among other things, (1) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged (except where the failure to detect such invalidity, fraud or forgery is the result of acts or omissions of the Issuing Lender constituting gross negligence or willful misconduct), or (2) any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of
  Credit may be transferred or (3) any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee.

            (b) The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Lender's gross negligence or willful misconduct.

            (c) The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any
Letter of Credit or the related drafts or documents, if done in the absence of gross negligence of willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the
                                                      Borrower.

            2.18  Letter of Credit Payments.

            If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the
Borrower of the date and amount thereof.  The responsibility of the
    Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in the absence of gross negligence or willful misconduct by the Issuing Lender and in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

            2.19  Application.

            To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 2, the provisions of this Section 2 shall apply.

            2.20 Increased Costs. If, following the Effective Date, any law or regulation or any change in the interpretation or application thereof by any court or administrative or Governmental Authority charged with the administration thereof shall either (i)
 impose, modify, assess or deem applicable any reserve, special deposit, assessment or similar requirement against any L/C Commitment or Letters of Credit issued by the Issuing Lender or any Lender or (ii) impose on the Issuing Lender or any Lender any other condition regarding any Letter of Credit, and the result of any event referred to in clauses (i) or (ii) above shall be to increase the cost to the Issuing Lender or such Lender of issuing or maintaining such Letter of Credit, any L/C Commitment or its participation therein, as the case may be (which increase in cost shall be the result of the Issuing Lender's or such Lender's reasonable allocation of the aggregate of such cost increases resulting from such events), then, upon demand by the Issuing
Lender, the Agent or such Lender, the Borrower shall immediately pay to the Issuing Lender or such Lender from time to time as specified by the Issuing Lender or such Lender additional amounts which shall be sufficient to compensate the Issuing Lender or such Lender for such increased cost, together with interest on each such amount from the date demanded until payment in full thereof at the rate provided in subsection 2.16(b). A certificate as to the fact and amount of such increased cost incurred by the Issuing Lender or any Lender as a result of any event mentioned in clauses (a) or (b) above, submitted by the Issuing Lender or any such Lender to the
          Borrower, shall be conclusive, absent manifest error.

            2.21 Further Assurances. The Borrower hereby agrees from time to time, to do and perform any and all acts and to execute any and all further instruments required or reasonably requested by the Issuing Lender or the Required Lenders more fully to effect the purposes of this Agreement and the issuance of the
                                   Letters of Credit hereunder.

            2.22 Nature of Obligations; Indemnities. (a) The obligations of the Borrower hereunder shall be absolute and unconditional under any and all circumstances and irrespective of any set off, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender, the Agent, any Lender or any beneficiary of a Letter of Credit, provided, however, that this provision shall be deemed a waiver by the Borrower of the assertion of a compulsory counterclaim only to the extent permitted by applicable law. The Borrower assumes all risks of the acts or omissions of the users of the Letters of Credit and all risks of the misuse of the Letters of Credit. Neither the Issuing Lender, any of its correspondents or any Lender shall be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document specified in any of the Applications for any of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent, or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any of the Letters of Credit or any of the rights or benefits thereunder or proceeds thereof in whole or in part; (iii) for failure of any draft to bear any reference or adequate reference to any of the Letters of Credit, or failure of anyone to note the amount of any draft on the reverse of any of the Letters of Credit or to surrender or to take up any of the Letters of Credit or to send forward any such document apart from drafts as required by the terms of any of the Letters of Credit, each of which provisions, if contained in a Letter of Credit itself, it is agreed, may be waived by the Issuing Lender; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;
(v) for any error, neglect, default, suspension or insolvency of any correspondents of the Issuing Lender; (vi) for errors in translation or for errors in interpretation of technical terms;
(vii) for any loss or delay, in the transmission or otherwise, of any such document or draft or of proceeds thereof; or (viii) for any other circumstances whatsoever in making or failing to make payment under a Letter of Credit. None of the above shall affect, impair or prevent the vesting of any of the rights or powers of the
  Issuing Lender, the Agent or any of the Lenders. The Issuing Lender or the Agent shall have the right to transmit the terms of the Letter of Credit involved without translating them.

            (b) In furtherance and extension and not in limitation of the specific provisions hereinabove in these subsections 2.12 through 2.22 set forth, (i) any action taken or omitted by the Issuing Lender, the Agent, any Lender or by any of their respective correspondents under or in connection with any of the Letters of
  Credit, if taken or omitted in good faith and without willful misconduct or gross negligence, shall be binding upon the Borrower and shall not put the Issuing Lender, the Agent, any Lender or their respective correspondents under any resulting liability to the Borrower and (ii) the Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; provided that if the Issuing Lender shall receive written notification from both the beneficiary of a Letter of
   Credit and the Borrower that sufficiently identifies (in the opinion of the Issuing Lender) documents to be presented to the
 Issuing Lender which are not to be honored, the Issuing Lender agrees that it will not honor such documents.

            (c) The Borrower hereby agrees at all times to protect, indemnify and save harmless each of the Issuing Lender, the Agent, its correspondents and any Lender, from and against any and all claims, actions, suits and other legal proceedings, and from and against any and all losses, claims, demands, liabilities, damages, costs, charges, counsel fees and other expenses which they or any of them may, at any time, sustain or incur by reason of or in consequence of or arising out of the issuance of any of the Letters of Credit; it being the intention of the parties that this Agreement shall be construed and applied to protect and indemnify each of the Issuing Lender, the Agent, its correspondents and any Lender against any and all risks involved in the issuance of all of the Letters of Credit, all of which risks, whether or not foreseeable, being hereby assumed by the Borrower (except as otherwise provided for herein), including, without limitation, any and all risks of all acts by any Governmental Authority, domestic or foreign. The Issuing Lender, the Agent or any Lender shall not, in any way, be liable for any failure by it or anyone else to pay a draft drawn under any of the Letters of Credit as a result of any acts, whether rightful or wrongful, of any Governmental Authority, or any other cause not readily within their control or the control of their respective correspondents, agents, or subagents. Without limiting the generality of the foregoing, the Borrower shall reimburse each of the Issuing Lender, the Agent, its correspondents and any Lender, and shall pay and indemnify each of the Issuing
   Lender, the Agent, its correspondents and any Lender against payment of, out-of-pocket costs and expenses, withholding taxes, liabilities and damages including, without limitation, reasonable counsel fees, incurred or sustained by any of them in connection with any of the Letters of Credit or by reason of any such failure to pay. Also, without limiting the generality of the foregoing, the Borrower shall reimburse the Issuing Lender or the Agent forthwith upon its receipt of any demand therefor, for any and all commissions, fees and other charges paid or payable by the Issuing Lender or the Agent to any foreign bank which shall be an advising bank or a beneficiary of a Letter of Credit which shall, in reliance thereon, have issued its own letter of credit in respect of obligations of the Borrower. Notwithstanding the foregoing provisions of this subsection 2.22(c), the Borrower shall have no obligation to indemnify any Issuing Lender, the Agent, any correspondent or any Lender from or against any liabilities or other costs of any nature whatsoever resulting from any acts or omissions of any such party constituting gross negligence or willful misconduct.


            2.23  Superpriority of Obligations.

     All Obligations under the Loan Documents shall constitute allowed administrative expense claims against the Borrower in the
   Chapter 11 Case with priority under Section 364(c)(1) of the Bankruptcy Code over any and all other administrative expenses of the kind specified or ordered pursuant to any provision of the Bankruptcy Code, including, but not limited to, Sections 105, 326, 328, 503(b), 506(c), 507(a), 507(b) and 726 of the Bankruptcy Code;
provided that, upon the occurrence and during the continuance of an Event of Default under this Agreement or the exercise by Agent or any Lender of its remedies after an Event of Default, such claims shall be subject to: (i) unpaid professional fees and expenses allowed in the Chapter 11 Case in an aggregate amount (determined without regard to fees and expenses awarded or otherwise paid on an interim basis) not to exceed $1,000,000 inclusive of aggregate fee holdbacks (the ``Carve-Out''); and (ii) fees payable to the United
              States Trustee pursuant to 28 U.S.C. SS 1930(a)(6).

            2.24  Payments of Prior Indebtedness.

            All proceeds of the Loans shall be applied first to payment of the unpaid loans included within the Prior Indebtedness until such loans have been paid in full.


       SECTION 3.  REPRESENTATIONS AND WARRANTIES

            To induce the Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to the Agent and each Lender that:

            3.1 Financial Condition. The consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at June 30, 1994 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by Deloitte & Touche, LLP, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. The unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at May 31, 1995 and the related unaudited consolidated statements of income and of cash flows for the eleven-month period ended on such date, certified by a Responsible Officer, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the eleven-month period then ended (subject to normal year-end audit adjustments). All quarterly and annual financial statements of the Borrower and its Subsidiaries delivered to the Lenders that are filed with the Securities and Exchange Commission or otherwise generally made available to the public shall be prepared in accordance with GAAP and all other financial statements (including interim financial statements and projections) delivered to the Lenders will be prepared on a basis consistent with the basis on which the financial statements delivered pursuant to the Prior Agreement were prepared. Neither the Borrower nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto. During the period from May 31, 1995 to and including the date hereof there has been no sale, transfer or other disposition by the Borrower or any of its consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of the Borrower and its consolidated Subsidiaries at May 31, 1995.

            3.2 No Change. Since the Petition Date, there has been no development or event which has had or could have a Material Adverse Effect except as disclosed in the Reports filed and delivered to the Agent prior to the date hereof or as otherwise disclosed to the Agent in connection with the filing of the Chapter 11 Case.

            3.3 Corporate Existence; Compliance with Law. Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification (provided that Borrower is not required to be in good standing in the States of Connecticut and Hawaii until the date that is forty-five (45) days after the Effective Date) and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, have a Material Adverse Effect.

            3.4 Corporate Power; Authorization; Enforceable Obligations. The Borrower has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement, the Notes and the Applications and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. By the Effective Date, the execution, delivery and performance of the Loan Documents and the issuance, delivery and payment of the Notes will be duly authorized by the Court. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which the Borrower is a party. This Agreement has been, and each other Loan Document to which it is a party will be, duly executed and delivered on behalf of the Borrower. This Agreement constitutes, and each other Loan Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

            3.5 No Legal Bar. The execution, delivery and performance of the Loan Documents to which the Borrower is a party, the borrowings hereunder and the use of the proceeds thereof will not, subject to Court approval, violate any Requirement of Law or Contractual Obligation (the performance or enforceability of which has not been excused by the Bankruptcy Code or an applicable order of the Court) of the Borrower or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

            3.6 No Material Litigation. Except as disclosed in the Reports filed and delivered to the Agent prior to the date hereof, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority that relates to any period after the Petition Date is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which could have a Material Adverse Effect.

            3.7 No Default. Neither the Borrower nor any of its Subsidiaries is in default (other than any default under or with respect to obligations existing on the Petition Date that was caused solely by the filing of the Chapter 11 Case) under or with respect to any of its Contractual Obligations in any respect which could have a Material Adverse Effect, provided that the Borrower shall furnish the Agent with copies of any and all waivers granted for the benefit of the Borrower or any of its Subsidiaries in respect of Contractual Obligations. No Default or Event of Default has occurred and is continuing.

            3.8 Ownership of Property; Liens. Each of the Borrower and its Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by subsection 6.3.

            3.9 Intellectual Property. The Borrower and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not have a Material Adverse Effect (the ``Intellectual Property''). Except as set forth in Schedule 3.9 hereto, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower know of any valid basis for any such claim. To the Borrower's knowledge, the use of such Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, do not have a Material Adverse Effect.

            3.10  No Burdensome Restrictions.  No Requirement of
Law or Contractual Obligation of the Borrower or any of its Subsidiaries has a Material Adverse Effect.

            3.11 Taxes. Except to the extent payment has been excused by the Bankruptcy Code or an applicable order of the Court, each of the Borrower and its Subsidiaries has filed or caused to be filed all tax returns which, to the knowledge of the Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

            3.12 Federal Regulations. No part of the proceeds of any Loans will be used for ``purchasing'' or ``carrying'' any ``margin stock'' within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors. If requested by any Lender or the Agent, the Borrower will furnish to the Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.

            3.13 ERISA. Neither a Reportable Event nor an ``accumulated funding deficiency'' (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. Except as set forth on Schedule 3.13 hereto, the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. Neither the Borrower nor any Commonly Controlled Entity has made, has been required to make or is currently required to make any contributions to a Multiemployer Plan.

            3.14 Investment Company Act; Other Regulations. The Borrower is not an ``investment company'', or a company ``controlled'' by an ``investment company'', within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Federal or State statute or regulation which limits its ability to incur Indebtedness.

            3.15 Subsidiaries. Schedule 3.15 is a complete and accurate list of all of the Subsidiaries of the Borrower at the date hereof.

            3.16 Purpose of Loans. The proceeds of the Loans shall be used by the Borrower for general corporate purposes.

            3.17 Accuracy and Completeness of Information. All information, reports and other papers and data with respect to the Borrower and its Subsidiaries (other than projections) furnished to the Lenders by the Borrower were, at the time the same were so furnished, complete and correct in all material respects, or have been subsequently supplemented by other information, reports or other papers or data, to the extent necessary to give the Lenders a true and accurate description of the subject matter of such information, reports, or other papers and data in all material respects. All projections with respect to the Borrower and its Subsidiaries, furnished to the Lenders by or on behalf of the Borrower, as supplemented, were prepared and presented in good faith by the Borrower, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. No fact is known or should be known to the Borrower which has or may have a Material Adverse Effect, which has not been set forth in the financial statements referred to in subsection 3.1 or in such information, reports, papers and data or otherwise disclosed in writing to the Lenders prior to the Effective Date. No document furnished or statement made in writing to the Lenders by the Borrower in connection with the negotiation, preparation or execution of this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances in which they were made, not misleading, in either case which has not been corrected, supplemented or remedied by subsequent documents furnished or statements made in writing to the Lenders.

            3.18 Collateral Documents. The provisions of the Collateral Documents are effective to create in favor of the Agent, for the ratable benefit of the Lenders, a legal, valid and non-voidable security interest in all right, title and interest of the Borrower in the collateral described therein. Schedule 3 to the Security Agreement lists the proper filing offices for all UCC financing statements that must be filed by the Agent in order to perfect, pursuant to the UCC, for the benefit of the Agent, a fully perfected, first-priority security interest in all right, title and interest of the Borrower in the collateral granted pursuant to the Security Agreement, subject to any Liens permitted by subsection
6.3.

            3.19 Environmental Matters. Except as disclosed in the Reports filed and delivered to the Agent prior to the date hereof or as set forth in Schedule 3.19 hereto,

            (a) The facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries (the ``Properties'') do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could give rise to liability under, any Environmental Law, except in either case insofar as such violation or liability, or any aggregation thereof, is not reasonably likely to result in the payment of an amount which could have a Material Adverse Effect.

            (b) The Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance in all material respects, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Borrower or any of its Subsidiaries (the ``Business'') which could materially interfere with the continued operation of the Properties or materially impair the fair saleable value thereof.

            (c) Neither the Borrower nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened.

            (d) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could give rise to any material liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to any material liability under, any applicable Environmental Law.

            (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business.

            (f) There has been no release or, to the best knowledge of the Borrower, threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to any material liability under Environmental Laws.

            3.20  Prior Agreement.  Pursuant to the Prior
Agreement, the Lenders hold valid, perfected and nonvoidable security interests in the Collateral other than the Cortland
Distribution Property (as such terms are defined therein) to secure all obligations and indebtedness covered thereby, including the Prior Indebtedness.

                 SECTION 4.  CONDITIONS PRECEDENT

            4.1 Conditions to Initial Extension of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, immediately prior to or concurrently with the making of such extension of credit on the Effective Date, of the following conditions precedent:

            (a)  Loan Documents.  The Agent shall have received
     (i) this Agreement and each Collateral Document, each executed and delivered by a duly authorized officer of the applicable Credit Party, with a respective counterpart for each Lender and (ii) for the account of each Lender, a Revolving Credit Note conforming to the requirements hereof and executed by a duly authorized officer of the Borrower.

            (b) Perfection of First-Priority Liens. The Agent shall have, for the benefit of the Agent and the Lenders, a first-priority (subject to permitted Liens), perfected security interest in the collateral granted pursuant to the Collateral Documents, including without limitation the stock pledged pursuant to the Borrower Pledge Agreement.

            (c) Borrowing Certificate. The Agent shall have received, with a counterpart for each Lender, a certificate of the Borrower, dated as of the Effective Date, substantially in the form of Exhibit D, with appropriate insertions and attachments, satisfactory in form and substance to the Agent, executed by the Chief Executive Officer, President or any Vice President of the Borrower.

            (d) Corporate Proceedings of the Credit Parties. The Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance satisfactory to the Agent, of the Board of Directors of each Credit Party authorizing
(i) the execution, delivery and performance of each Loan Document to which such Credit Party is a party and (ii) with respect to the Borrower, the borrowings contemplated hereunder, certified by the Secretary or an Assistant Secretary of the applicable Credit Party as of the Effective Date, which certificate shall be in form and substance satisfactory to the Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

            (e) Incumbency Certificate. The Agent shall have received, with a counterpart for each Lender, a Certificate of each Credit Party, dated as of the Effective Date, as to the incumbency and signature of the officers of the applicable Credit Party executing any Loan Document satisfactory in form and substance to the Agent, executed by the Chairman and Chief Executive Officer, President, any Vice President, the Secretary or any Assistant Secretary of the applicable Credit Party.

            (f)  Corporate Documents.  The Agent shall
     have received, with a counterpart for each Lender, true and complete copies of the certificate of incorporation and by-laws of each Credit Party, certified as of the Effective Date as complete and correct copies thereof by the Secretary or an Assistant
Secretary of the applicable Credit Party.

            (g) Good Standing Certificates. The Agent shall have received, for itself and for each Lender, copies of certificates dated as of a recent date from the Secretary of State or other appropriate authority, evidencing the good standing of each Credit Party in each State where the ownership, lease or operation of property or the conduct of business requires it to qualify as a foreign corporation, except where the failure to so qualify would not have a Material Adverse Effect; provided that the good standing certificates for the Borrower from the respective Secretaries of State of Connecticut and Hawaii shall be delivered as soon as available and, in any event, within 45 days after the Effective Date.

            (h) Litigation. No suit, action, investigation, inquiry or other proceeding (including, without limitation, the enactment or promulgation of a statute or rule of which the Borrower is aware after reasonable inquiry) by or before any arbitrator or any Governmental Authority shall be pending and no preliminary or permanent injunction or order by a state or federal court shall have been entered (i) in connection with this Agreement or the other Loan Documents or any of the transactions contemplated hereby or thereby or (ii) which, in any such case, in the reasonable judgment of the Agent, is reasonably likely to have a Material Adverse Effect.

            (i)  No Violation.  The consummation of the
transactions contemplated hereby shall not contravene, violate or conflict with, nor involve the Agent or any Lender in a violation of, any Requirement of Law.

            (j) Consents, Licenses, Approvals, Etc. The Agent shall have received, with a counterpart for each Lender, a certificate of a Responsible Officer or the treasurer of the Borrower either (i) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by the Borrower and the validity and enforceability against the Borrower of the Loan Documents and such consents, licenses and approvals shall be in full force and effect, or (ii) stating that no such consents, licenses or approvals are so required.

            (k) Legal Opinion. The Agent shall have received, with a counterpart for each Lender, the executed legal opinion of Winthrop, Stimson, Putnam & Roberts, counsel to the Borrower, substantially in the form of Exhibit B.

            (l) Borrowing Base Certificate. The Agent shall have received, with a counterpart for each Lender, a certificate of the Borrower, substantially in the form of Exhibit E with appropriate insertions and attachments, duly executed by a Responsible Officer.

            (m) Fees and Interest. All accrued and unpaid fees and interest payable to the Lenders party to the Prior Agreement shall be paid in full and distributed to such Lenders in accordance with the Prior Agreement.

            (n) Security Interest in Real Property and Leaseholds. The Agent shall have received in respect of the Cortland Warehouse Property, the following:

            (1) an executed mortgage encumbering the Cortland Warehouse Property (the ``Mortgage''), reasonably acceptable to the Agent and the Agent's counsel; provided, however, the face amount of the Mortgage shall not exceed 125% of the appraised value of the Cortland Warehouse Property;

            (2) an appraisal of the Cortland Warehouse Property in compliance with all FIRREA regulations;

            (3) a Phase I environmental audit, with a copy for each Lender, from an environmental consulting or auditing firm reasonably satisfactory to the Agent and in form and substance satisfactory to the Agent, which audit, in any event, shall address and provide conclusions in respect of any environmental hazards, conditions or liabilities (contingent or otherwise) with respect to the Cortland Warehouse Property;

            (4) a survey, consisting of maps or plats of an as-built survey of the site of the Cortland Warehouse Property certified to the Agent and the title insurance company issuing the policy referred to in subsection 5.12(e) (the ``Title Insurance Company'') in a manner satisfactory to them, dated a date reasonably satisfactory to them by an independent professional licensed land surveyor reasonably satisfactory to the Agent and the Title
Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum
Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following:
(i) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines;
(ii) the lines of streets abutting the sites and width thereof;
(iii) all access and other easements appurtenant to the sites or necessary or desirable to use the sites; (iv) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor, (v) any encroachments on any adjoining property by the building structures and improvements on the sites; and (vi) if the site is described as being on a filed map, a legend relating the survey to said map;

            (5) a mortgagee's title policy (or policies) or marked-up unconditional commitments for such insurance dated within 30 days of the Effective Date.  Each such policy shall
(i) be in an amount reasonably satisfactory to the Agent; (ii) be issued at ordinary rates; (iii) insure that the Cortland Warehouse Property insured thereby creates a valid first Lien on the property covered by the Mortgage free and clear of all defects and encumbrances, except such as may be reasonably approved by the Agent and its counsel; (iv) name the Agent for the benefit of the Lenders as the insured thereunder; (v) be in the form of an acceptable New York State mortgage form; (vi) contain such endorsements and affirmative coverage as the Agent may reasonably request and (vii) be issued by a title insurance company satisfactory to the Agent (including any such title insurance companies acting as co-insurers or reinsurers, at the option of the Agent). The Agent shall have received evidence reasonably satisfactory to it that all premiums in respect of each such policy, and all charges for recording of the Mortgage and for mortgage recording tax, if any, have been paid;

            (6) with respect to any parcel of improved real property encumbered by the Mortgage which is within an area designated as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, the Agent shall have received (i) a policy of flood insurance which (A) covers any parcel of such improved real property, (B) is written in an amount not less than the outstanding principal amount of the Indebtedness secured by the Mortgage which is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property, whichever is less, and
(C) has a term ending not later than the maturity of the indebtedness secured by the Mortgage and (ii) original copies of each of the notice(s), if any, required pursuant to Section 208(e)(3) of Regulation H of the Board of Governors of the Federal Reserve System, duly executed by the Borrower;

            (o) Prior Indebtedness. All Prior Indebtedness (other than reimbursement obligations in respect of outstanding letters of credit) shall be paid in full, concurrently with the extension of the initial Loans under this Agreement.

            4.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including, without limitation, its initial Loan) is subject to the satisfaction of the following conditions precedent:

            (a) Representations and Warranties. Each of the representations and warranties made by each Credit Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

            (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extension of credit requested to be made on such date.

            (c) Borrowing Order. The Interim Borrowing Order or the Final Borrowing Order, as applicable, shall be in full force and effect.

            (d) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory in form and substance to the Agent, and the Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

Each borrowing by, and each issuance of a Letter of Credit for the account of, the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such Loan that the conditions contained in this subsection 4.2 have been satisfied.


                SECTION 5.  AFFIRMATIVE COVENANTS

            The Borrower hereby agrees that, so long as the Commitments remain in effect, any Note or any Letter of Credit remains outstanding and unpaid or any other amount is owing to any Lender or the Agent hereunder, the Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

            5.1  Financial Statements.  Furnish to each Lender:

            (a) as soon as available, but in any event within 95 days after the end of each fiscal year of the Borrower, a copy of the consolidated and consolidating balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such year, the related consolidated and consolidating statements of income and retained earnings and the related consolidated statements of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, and, with respect to the consolidated financial statements, reported on without a qualification arising out of the scope of the audit, by Deloitte & Touche, LLP or other independent certified public accountants of nationally recognized standing;

            (b) as soon as available, but in any event not later than 50 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated and consolidating balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such quarter, the related unaudited consolidated and consolidating statements of income and retained earnings and the related unaudited consolidated statements of cash flows of the Borrower and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

            (c) not later than 20 days after the end of each calendar month, the unaudited consolidated and consolidating balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such month, the related unaudited consolidated and consolidating statements of income and retained earnings and the related consolidated statements of cash flows of the Borrower and its consolidated Subsidiaries for such month, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal audit adjustments).

All quarterly and annual financial statements of the Borrower and its Subsidiaries delivered to the Lenders that are filed with the Securities and Exchange Commission or otherwise generally made available to the public shall be prepared in accordance with GAAP and all other financial statements (including interim financial statements and projections) delivered to the Lenders will be prepared on a basis consistent with the basis on which the financial statements delivered pursuant to the Prior Agreement were prepared. For purposes of this Section 5.1, the term ``consolidating balance sheets'' shall refer to the consolidated balance sheet (which contains consolidating accounting entries) in substantially the form prepared by the Borrower and delivered to the Lenders prior to the Effective Date.

            5.2  Certificates; Other Information.  Furnish to each
Lender:

            (a) concurrently with the delivery of the financial statements referred to in subsections 5.1(a), 5.1(b) and 5.1(c), a certificate of a Responsible Officer, substantially in the form attached hereto as Exhibit M, stating that, to the best of such Officer's knowledge, the Borrower during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement, any Applications and in the Notes to be observed, performed or satisfied by it, and that such Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and setting forth calculations evidencing compliance with the financial covenants contained in subsection 6.1;

            (b) within five days after the same are sent, copies of all financial statements and reports which the Borrower sends to its stockholders, and within five days after the same are filed, copies of all financial statements and reports which the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

            (c) promptly, such additional financial and other information as any Lender may from time to time reasonably request;

            (d) within 20 days after the end of each fiscal month (or more frequently as may be agreed by the Borrower and the Agent), a Borrowing Base Certificate, substantially in the form of Exhibit E or in such other form as the Agent shall reasonably request, as of the close of business on the last day of such fiscal month, accompanied by the reports described on Exhibit G or in such other form as the Agent shall reasonably request, and certified as complete and correct as of the date thereof by a Responsible Officer of the Borrower; provided that if a Default has occurred and is continuing, Borrower shall deliver a Borrowing Base Certificate and the accompanying reports from time to time as often as the Agent may request; and

            (e) promptly give notice to the Agent and each Lender if the Borrower should reasonably know that an account debtor of the Borrower or a Subsidiary becomes a debtor in any bankruptcy, insolvency or reorganization proceeding and such account debtor owes the Borrower or a Subsidiary an amount equal to or greater than 2% of all Accounts of the Borrower.

            5.3 Business Plans. By September 5, 1995, furnish to each Lender a business plan containing detailed financial projections, including without limitation consolidating balance sheets and income statements and consolidated statements of cash flows, in each case for the Borrower and its Subsidiaries prepared on a monthly basis through June 30, 1996, and proposed covenant amounts for the remaining term of this Agreement for the financial covenants contained in subsections 6.1(a) and (b).

            5.4 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

            5.5 Conduct of Business and Maintenance of Existence. Engage solely in the business in which it is presently engaged and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to subsection 6.5; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, have a Material Adverse Effect.

            5.6  Maintenance of Quality Control Procedures.
Maintain in accordance with historical practice the quality of products and services offered.

            5.7 Maintenance of Property; Insurance. Keep all property useful and necessary in its business in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to each Lender, upon written request, full information as to the insurance carried.

            5.8 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity in all material respects with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records upon reasonable prior notice and during normal business hours and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants.

            5.9 Notices. As soon as possible after a Responsible Officer of the Borrower has knowledge of any of the following, give notice to the Agent and each Lender of:

            (a)  the occurrence of any Default or Event of Default;

            (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could have a Material Adverse Effect;

            (c) any litigation or proceeding affecting the Borrower or any of its Subsidiaries in which the amount involved is $1,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

            (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan;

            (e) any amendment of the certificate of incorporation or by-laws of the Borrower; and

            (f)  any development or event which has had a Material
Adverse Effect.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

            5.10 Environmental Laws. (a) Comply with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable
Environmental Laws.

            (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

            5.11 Maintenance of Liens of the Collateral Documents. Promptly, upon the reasonable request of the Agent or any Lender, at the Borrower's expense, execute, acknowledge and deliver, or cause the execution, acknowledgement and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of any Collateral Document or otherwise deemed by the Agent necessary or desirable for the continued validity, perfection and priority of the Liens on the collateral covered thereby (subject to any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law).

            5.12 Further Assurances; Intellectual Property. Execute and deliver such further documents and do such other acts and things as the Agent or Lenders may at any time or from time to time reasonably request in order to effect fully the purposes of this Agreement and the other Loan Documents and to provide for payment of the obligations hereunder and the under the other Loan Documents in accordance with the terms of this Agreement and the other Loan Documents and to grant a perfected, first-priority security interest in all of its real, personal and mixed property, including without limitation, deliver to the Agent the stock certificates (together with signed, undated stock powers duly endorsed in blank) representing the stock pledged pursuant to the Borrower Pledge Agreement. Without limiting any of the foregoing, in the event the Borrower or any of its Subsidiaries registers any trademark, copyright or patent with any governmental authority, then, the Borrower upon the request of the Agent, shall or shall cause its Subsidiaries to execute and deliver such guaranties, Collateral Documents and such other agreements, pledges, assignments in a mutually satisfactory fashion, documents and certificates (including, without limitation, any amendments to the Loan Documents) as may be necessary or as the Agent may reasonably request and do such other acts and things as the Agent may reasonably request in order to have such trademark, copyright or patent secure the Obligations and the other obligations secured by the Collateral Documents, as the case may be, and effect fully the purposes of this Agreement and the other Loan Documents and to provide for payment of the Obligations in accordance with the terms of this Agreement and the other Loan Documents.

            Upon the request of the Agent or Lenders, the Borrower shall cause any or all of its Subsidiaries to execute and deliver guaranties of the Obligations and the other obligations secured by the Collateral Documents, pledge agreements and security agreements, in each case in form and substance satisfactory to the Agent, and shall cause each such Subsidiary to take all actions and deliver all documents required or reasonably requested to give the Agent a valid and perfected first-priority security interest in all of its property (real, personal or mixed), as requested by the Agent. If requested by the Agent or the Lenders, the Borrower shall cause an opinion or opinions of counsel covering the matters described in this paragraph and otherwise in form and substance satisfactory to the Agent and Lenders and all applicable corporate documents (including without limitation resolutions of the board of directors, organizational documents and signature and incumbency certificates) to be delivered to the Agent and the Lenders.

            5.13 Cash Management System. Within 30 days after the Effective Date, the Borrower shall establish a cash management system reasonably acceptable to the Lenders and the Agent and shall take all actions and execute all documents as shall be reasonably directed by the Lenders and the Agent in connection with the establishment of such cash management system. It is understood that such establishment of such cash management system will not require that the Borrower's account debtors be instructed to change their method or location of payments but rather will involve entering into agreements with the banks at which the Borrower's existing collection accounts are maintained to provide that (i) such collection accounts will be maintained in the name of and under the control of the Agent, (ii) only proceeds of the Lenders' collateral will be deposited in such collection accounts and (iii) collected and available funds in such collection accounts will be transferred daily to the Agent without the requirement of any further instruction or notification by the Agent.

            5.14 Payment of Rent Obligations. Timely pay all amounts due with respect to any period after the Petition Date to each lessor of real property at which Inventory is located at any time after the Petition Date; provided that nothing contained herein shall require the Borrower to elect to assume or reject any such lease of real property.

            5.15  Payment of Certain Prior Indebtedness.
Notwithstanding anything to the contrary contained in this Agreement (including without limitation subsections 2.5 and 2.6 hereof), if the Borrower elects to prepay the Loans and other Obligations (including any prepayment from the proceeds of refinancing Indebtedness) or terminate the Commitments, it shall not incur any such Indebtedness or terminate the Commitments or this Agreement unless the Borrower has paid in full, in Cash all Prior Indebtedness incurred during the period from June 16, 1995 and the Petition Date in accordance with that certain letter agreement dated as of June 16, 1995 among the Borrower, the Lenders and the Agent.

            5.16  Certain Post-Closing Matters.

            (a) Cortland Distribution Property. If the J.M. Murray Contract is terminated or if the sale of the Cortland Distribution Property is not consummated in accordance with the terms of the J.M. Murray Contract, shall promptly execute a mortgage with respect to the Cortland Distribution Property substantially in the form of the Mortgage and shall deliver with respect to the Cortland Distribution Property each of the items set forth in Section 4.1(n) with respect to the Cortland Warehouse Property.

            (b) SCC UK. Without limiting the generality of subsection 5.12, prior to the entry of the Final Borrowing Order, the Borrower shall cause SCC UK to execute such documents and take such actions as are necessary to grant a security interest in its property to secure its obligations under the Subsidiary Guaranty.

            (c) SCC Singapore. Prior to the entry of the Final Borrowing Order, the Borrower shall cause SCC Singapore to execute a counterpart of the Subsidiary Guaranty and such documents and instruments as are necessary, or that the Lenders may reasonably request, to grant a security interest in SCC Singapore's property in favor of the Agent, on behalf of the Lenders, to secure the Obligations; provided that, if the laws applicable to SCC Singapore prohibit the execution of such documents, or otherwise make any such guaranty or security interest illegal, invalid or otherwise ineffective to accomplish the purposes of this subsection 2.25, then the Borrower shall, upon the request of the Lenders, take such actions and execute such documents as are reasonably necessary to add SCC Singapore as a borrower under the Credit Agreement and the other Loan Documents.


                  SECTION 6.  NEGATIVE COVENANTS

            The Borrower hereby agrees that, so long as the Commitments remain in effect, any Note or any Letter of Credit remains outstanding and unpaid or any other amount is owing to any Lender or the Agent hereunder, the Borrower shall not, and (except with respect to subsection 6.1) shall not permit any of its Subsidiaries to, directly or indirectly:

            6.1  Financial Condition Covenants.

            (a) Maximum Inventory. Permit the aggregate amount of Inventory of the Borrower and its Subsidiaries, calculated on a consolidated basis in accordance with GAAP, as of the last day of any Fiscal
Month set forth below to be greater than the corresponding amount set forth below:

Fiscal Month             Amount
August 1995              $ 64,400,000
September 1995           $ 62,100,000
October 1995             $ 61,000,000

; provided that unless a Business Plan Event has occurred, this subsection 6.1(a) shall be automatically amended on September 15, 1995 to add applicable covenant amounts, which shall be the covenant amounts contained in the Business Plan, for each fiscal month during the remaining term of this Agreement.

            (b) Maximum Cash Disbursements. (i) Permit the aggregate amount of Cash disbursements, measured on a consolidated basis for the Borrower and its Subsidiaries, for any fiscal month set forth below to be greater than the corresponding amount indicated below:

Fiscal Month             Amount
July 1995                $ 11,973,000
August 1995              $  9,266,000
September 1995           $ 15,207,000

; provided that, unless a Business Plan Event shall have occurred, the covenant set forth in this clause (i) of this subsection shall be automatically amended on September 15, 1995 to add applicable covenant amounts, which shall be the covenant amounts contained in the Business Plan, for each of the fiscal months in the remaining term of this Agreement.

            (ii) If a Business Plan Event shall have occurred, permit the aggregate Cash disbursements, measured on a consolidated basis for the Borrower and its Subsidiaries, for any fiscal month occurring during the remaining term of this Agreement to be greater than the sum of (A) the average of the aggregate Cash disbursements for the three consecutive fiscal months preceding the applicable fiscal month plus (B) $1,000,000.

            6.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

            (a)  Indebtedness of the Borrower under this Agreement;

            (b) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary; and

            (c) Borrower may become and remain liable with respect to Prepetition Indebtedness without giving effect to any extensions, renewals, refinancings, supplemental borrowings or other incurrences thereof, it being understood that all such Indebtedness shall be permitted under this clause (c) only to the extent listed on Schedule 6.2 hereto.

            6.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

            (a)          Liens created pursuant to the Security
Agreement;

            (b) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

            (c)  carriers', warehousemen's, mechanics',
materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

            (d) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

            (e) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

            (f) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or such Subsidiary;

            (g)  Liens in existence on the date hereof listed on
     Schedule 6.3, securing Indebtedness permitted by subsection
6.2(c), provided that no such Lien is spread to cover any additional property after the Effective Date and that the amount of Indebtedness secured thereby is not increased;

            (h) Liens securing Indebtedness of the Borrower and its Subsidiaries permitted by subsection 6.2 incurred to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 80% of the lesser of the original purchase price of such property or the fair value (as determined in good faith by the board of directors of the Borrower) of such property at the time it was acquired;

            (i) Liens arising solely as a result of precautionary filings of UCC financing statements in respect of personal property leased pursuant to operating leases; and

            (j) Liens on Inventory granted after the Effective Date to secure claims to freight forwarders not in excess of $250,000 in the aggregate, provided that such Liens shall be subordinate to the Liens granted herein to the Lenders and shall cover Inventory having a value at the lower of cost or market not more than 110% of such obligations

            6.4 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except:

            (a) Guarantee Obligations in existence on the date hereof and listed on Schedule 6.4;

            (b) Guarantee Obligations in respect of Indebtedness incurred pursuant to subsection 6.2(d);

            (c) guarantees made in the ordinary course of its business by the Borrower of obligations of any of its Subsidiaries, which obligations are otherwise permitted under this Agreement; and

            (d) Guarantee Obligations of the Subsidiary Guarantors pursuant to the Subsidiary Guaranty.

            6.5 Limitation on Fundamental Changes. Merge into or consolidate with any other Person in a transaction in which the Borrower is not the surviving entity, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or, except as expressly permitted under subsection 6.6(b), convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or, except as expressly permitted under subsection 6.8, purchase, lease or otherwise acquire all or substantially all of the assets of any other Person, or make any material change in its present method of conducting business, except:

            (a) any Subsidiary of the Borrower may be merged or consolidated with any one or more wholly owned Subsidiaries of the Borrower (provided that the wholly owned Subsidiary or Subsidiaries shall be the continuing or surviving corporation);

            (b) any wholly owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other wholly owned Subsidiary of the Borrower; and

            (c) the Borrower and any Subsidiary of the Borrower may purchase inventory in the ordinary course of business.

            6.6 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person other than the Borrower or any wholly-owned Subsidiary, except:

            (a) the sale or other disposition of obsolete or worn out property in the ordinary course of business;

            (b) the sale of Inventory in the ordinary course of business;

            (c) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

            (d) the sale or other disposition of property (other than Inventory), provided that (i) such property shall be disposed of for not less than fair market value and (ii) the net proceeds (excluding proceeds pursuant to the J.M. Murray Contract) of all such dispositions from and after the Effective Date shall not exceed $500,000; and

            (e)  as permitted by subsection 6.5(b).

            6.7 Limitation on Dividends. Declare or pay any dividend (other than dividends payable solely in common stock of the Borrower) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any warrants or options to purchase any such Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary (all of the foregoing, ``Restricted Payments''); provided that any Subsidiary of the Borrower may make Restricted Payments to the Borrower.

            6.8 Limitation on Capital Expenditures. Make or commit to make (by way of the acquisition of assets or securities of a Person or otherwise) any expenditure in respect of the purchase or other acquisition of fixed or capital assets (excluding any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations) except for expenditures for assets and acquisitions of securities not exceeding (a) $500,000 in the aggregate for the Borrower and its Subsidiaries during the period from June 30, 1995 to and including December 31, 1995 and (b) $500,000 in the aggregate for the Borrower and its Subsidiaries during the period from January 1, 1996 to and including June 30, 1996; provided, the acquisition by the Borrower of the building covered by the J.M. Murray Contract for the approximate amount of $550,000 (approximately $250,000 of which will be in cash, and the balance of which will result from the assumption by the Borrower of the existing first mortgage encumbering such building) shall not be regarded as a capital expenditure for purposes of the above restriction.

            6.9  Limitation on Investments, Loans and Advances.
Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except :

            (a) extensions of trade credit in the ordinary course of business;

            (b)  Permitted Investments; and

            (c) subject to subsection 6.8, investments by the Borrower in its wholly owned Subsidiaries now or hereafter existing and loans and advances made by the Borrower to its wholly owned Subsidiaries in the ordinary course of the Borrower's business to the extent authorized by the Bankrupcty Court.

            6.10  Limitation on Transactions with Affiliates.
Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is
(a) otherwise permitted under this Agreement, (b) in the ordinary course of the Borrower's or such Subsidiary's business and (c) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

            6.11 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary.

            6.12 Limitation on Changes in Fiscal Year. Permit the fiscal year of the Borrower to end on a day other than June 30.

            6.13 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for the business in which the Borrower is presently engaged or similar or related businesses.

            6.14 Limitation on Negative Pledge Clauses. Enter into any agreement with any Person other than the Lenders pursuant to this Agreement or any other Loan Document which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired; provided that, the Borrower may enter into such an agreement in connection with any Lien permitted by this Agreement, when such prohibition or limitation is by its terms effective only against the assets subject to such Lien.

            6.15 Chapter 11 Claims. Without limiting the provisions of subsection 6.3 hereof, incur, create, assume, suffer or permit any claim or Lien or encumbrance against it or any of its property or assets in any Chapter 11 Case (other than the claims specifically referred to in subsections 2.23 (i) and (ii) but only to the extent therein described) pari passu with or senior to the claims and Liens of the Agent and the Lenders against the Borrower in respect of the Obligations hereunder, or apply to the Court for authority to do so, except to the extent expressly permitted herein.


                  SECTION 7.  EVENTS OF DEFAULT

            If any of the following events shall occur and be continuing:

            (a) The Borrower shall fail to pay any principal of, or interest on, any Note or any Reimbursement Obligation or any other amount payable hereunder when due in accordance with the terms thereof or hereof; or

            (b) Any representation or warranty made or deemed made by the Borrower herein or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

            (c) The Borrower shall default in the observance or performance of any agreement contained in Section 6; or

            (d) The Borrower shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 10 days; or

            (e)  The Borrower or any of its Subsidiaries shall
     (i) default in any payment of principal of or interest on any Indebtedness (other than the Notes, Prepetition Indebtedness, amounts payable to employees of any Subsidiary and accounts payable of the Subsidiaries of Borrower incurred by such Subsidiaries in the ordinary course) or in the payment of any Guarantee Obligation, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created provided that, the aggregate principal amount of such Indebtedness or Guarantee Obligation shall be greater than $100,000; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

            (f) (i) Any Person shall engage in any ``prohibited transaction'' (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any ``accumulated funding deficiency'' (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, or any Single Employer Plan shall terminate, which Reportable Event or commencement of proceedings, appointment of a trustee or termination is, in the reasonable opinion of the Required Lenders, likely to result in the imposition of a Lien on any property of the Borrower, (iv) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (v) any other event or condition shall occur or exist with respect to a Plan (other than the fact of termination of a Plan), and in each case in clauses (i) through (iv) above, such event or condition, together with all other such events or conditions, if any, could have a Material Adverse Effect; or

            (g) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $100,000 or more (with respect to the Borrower) or $300,000 or more (with respect to the Subsidiaries of the Borrower), and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

            (h)  There shall have occurred a Change in Control; or

            (i) Ronald F. Stengel shall cease to be the President and Chief Executive Officer of the Borrower or shall at any time fail to have, in any material respect, any of the authority associated on the Effective Date with the positions of President and Chief Executive Officer; or

            (j) (i) The entry of an order authorizing the Borrower in the Chapter 11 Case to obtain additional financing under Section 364(c) or (d) or the Bankruptcy Code, or authorizing any Person to recover from any portions of the Collateral any costs or expenses of preserving or disposing of such Collateral under Section 506(c) of the Bankruptcy Code, or authorizing the use of Cash Collateral without Requisite Lenders prior written consent under Section 363(c) of the Bankruptcy Code; (ii) the appointment of an interim or permanent trustee in the Chapter 11 Case or the appointment of an examiner in the Chapter 11 Case with expanded powers to operate or manage the financial affairs, the business, or reorganization of any Credit Party; (iii) the dismissal of the Chapter 11 Case, or the conversion of the Chapter 11 Case to a case under Chapter 7 of the Bankruptcy Code; (iv) the entry of an order granting relief from or modifying the automatic stay of Section 362 of the Bankruptcy Code with respect to obligations in an aggregate amount in excess of $200,000 (a) to allow any creditor to execute upon or enforce a Lien on any Collateral or on any other property or assets of the Borrower or (b) with respect to any Lien of, or the granting of any Lien on any Collateral or any other property or assets of the Borrower or any of its Subsidiaries to, any State or local environmental or regulatory agency or authority; (v) the entry of an order amending, supplementing, staying, vacating or otherwise modifying the Interim Borrowing Order or the Final Borrowing Order, as applicable, or this Agreement or any other Loan Document or any of the Agent's or Lenders' rights, benefits, privileges or remedies under the Borrowing Order, this Agreement or any other Loan Document, in any case without the Required Lenders' prior consent;
(vi) an order shall be entered approving, or there shall arise, any other administrative expense claim (other than those specifically referred to in subsection 2.23) having any priority over, or being pari passu with the administrative expenses priority of the Obligations in respect of the Chapter 11 Case;

then, and in any such event, either or both of the following actions may (notwithstanding the provisions of Sections 105 and 362 of the Bankruptcy Code and without application or motion to, or order from, the Court) be taken: (i) with the consent of the Required Lenders, the Agent may, or upon the request of the Required Lenders, the Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Agent may, or upon the request of the Required Lenders, the Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder,) and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

            Further, upon the occurrence and during the continuance of any Event of Default, the Agent may exercise all rights and remedies of the Agent set forth in the Security Agreement, in addition to all rights and remedies allowed by applicable laws of the United States and of any state thereof, including but not limited to the Uniform Commercial Code; provided that, any other provision of this Agreement or any other Loan Document to the contrary notwithstanding, with respect to the foregoing, the Agent shall give the Borrower and counsel to any official committees in respect of the Chapter 11 Case three Business Days' prior notice (which notice shall be delivered by facsimile or overnight courier) of the exercise of its rights and remedies with respect to the collateral granted pursuant to the Security Agreement or any other Loan Documents and file a copy of such notice with the clerk of the Court.

            Neither the Agent nor the Lenders shall have any obligation of any kind to make a motion or application to the Bankruptcy Court to exercise their rights and remedies set forth or referred to in this Agreement or in the other Loan Documents.

            With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Agent an amount equal to 105% of the aggregate then undrawn and unexpired amount of such Letters of Credit. The Borrower hereby grants to the Agent, for the benefit of the Issuing Lender and the L/C Participants, a security interest in such cash collateral to secure all obligations of the Borrower under this Agreement and the other Loan Documents. Amounts held in such cash collateral account shall be applied by the Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the Notes. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the Notes shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower. The Borrower shall execute and deliver to the Agent, for the account of the Issuing Lender and the L/C Participants, such further documents and instruments as the Agent may request to evidence the creation and perfection of the within security interest in such cash collateral account.


                      SECTION 8.  THE AGENT

            8.1 Appointment. Each Lender hereby irrevocably designates and appoints Chemical Bank as the Agent of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes Chemical Bank, as the Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

            8.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

            8.3 Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Notes or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

            8.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

            8.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a ``notice of default''. In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

            8.6 Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

            8.7 Indemnification. The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this subsection (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, and the L/C Obligations have been cash collateralized ratably in accordance with their Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Notes and all other amounts payable hereunder.

            8.8 Agent in Its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Agent were not the Agent hereunder and under the other Loan Documents. With respect to its Loans made or renewed by it and any Note issued to it and with respect to any Letter of Credit issued or participated in by it, the Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Agent, and the terms ``Lender'' and ``Lenders'' shall include the Agent in its individual capacity.

            8.9 Successor Agent. The Agent may resign as Agent upon 10 days' notice to the Lenders and the Borrower. If the Agent shall resign as Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Borrower, whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term ``Agent'' shall mean such successor agent effective upon such appointment and approval, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Agent's resignation as Agent, the provisions of this subsection shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.


                    SECTION 9.  MISCELLANEOUS

            9.1 Amendments and Waivers. Neither this Agreement, any Note or any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. The Required Lenders may, or, with the written consent of the Required Lenders, the Agent may, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto and to the Notes and the other Loan Documents for the purpose of adding any provisions to this Agreement, the Notes or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement, the Notes or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall
(i) reduce the amount or extend the scheduled date of maturity of any Note or of any installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitment, in each case without the consent of each Lender affected thereby, or (ii) amend, modify or waive any provision of this subsection or reduce the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents or release any material portion of the Collateral (as defined in the Security Agreement), in each case without the written consent of all the Lenders, or (iii) amend, modify or waive any provision of
Section 8 without the written consent of the then Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Agent and all future holders of the Notes. In the case of any waiver, the Borrower, the Lenders and the Agent shall be restored to their former position and rights hereunder and under the outstanding Notes and any other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

            9.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or 3 days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Agent, and as set forth on the applicable signature page hereto in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

    The Borrower:       Smith Corona Corporation
                        65 Locust Avenue
                        New Canaan, Connecticut
                        Attention:     John Piontkowski
                        Telecopy: (203) 972-4226
                        Telephone:     (203) 972-4222

    With a copy to:          Richard L. Epling, Esq.
                        Winthrop, Stimson, Putnam & Roberts
                        One Battery Park Plaza
                        New York, NY  10004
                        Telecopy:  (212) 858-1500
                        Telephone:  (212) 858-1649

    With a copy to:          James Patton, Esq.
                        Young, Conaway, Stargatt & Taylor
                        Eleventh Floor
                        Rodney Square North
                        P.O. Box 391
                        Wilmington, DE  19899-0391

    The Agent:               Chemical Bank
                        270 Park Avenue
                        New York, New York  10017
                        Attention:   John J. Huber III
                        Telecopy:    (212) 270-2625
                        Telephone:   (212) 270-1402


    With a copy to:          Chemical Bank
                        270 Park Avenue, 30th Floor
                        New York, NY  10017
                        Attention:   Steven C. Pickhardt
                        Telecopy:    (212) 270-5748

    With a copy to:          O'Melveny & Myers
                        153 East 53rd Street
                        New York, NY  10022
                        Attention:   Joel B. Zweibel, Esq.
                        Telecopy:    (212) 326-2061

    With a copy to:          Potter, Anderson & Corroon
                        350 Delaware Trust Building
                        902 Market Street, Room 350
                        Wilmington, DE  19801
                        Attention:   Laurie Silverstein, Esq.
                        Telecopy:    (302) 658-1192

provided that any notice, request or demand to or upon the Agent or the Lenders pursuant to subsection 2.3, 2.5, 2.6, 2.7 or 2.12 shall not be effective until received.

         9.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         9.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans hereunder until all obligations of the Borrower hereunder have been discharged.

         9.5  Payment of Expenses and Taxes.  The Borrower agrees
(a) to pay or reimburse the Agent and each Lender, promptly upon presentation of statements, for all its out-of-pocket costs and expenses incurred in connection with the negotiation, development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, the Notes and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel and financial advisors to the Agent, (b) to promptly pay or reimburse each Lender and the Agent for all of their costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel and financial advisors to the Agent and to the several Lenders (including, without duplication, the allocated cost of in-house counsel), (c) to promptly pay, indemnify, and hold each Lender and the Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes, the other Loan Documents and any such other documents,
(d) to promptly pay or reimburse each Lender and the Agent for all of their costs and expenses incurred in the Chapter 11 Case (including, without limitation, the on-going monitoring by the Agent of the Chapter 11 Case, including attendance by the Agent and their counsel at hearings or other proceedings and the on-going review of documents filed with the Court in respect thereof) and the Agent's and Lenders' interests with respect to the Borrower (including, without limitation, the on-going review of the Borrower's business, assets, operations, prospects or financial condition as the Agent shall deem necessary), the Collateral or the Obligations, (e) to pay, indemnify, and hold each Lender and the Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the Chapter 11 Case or the execution, delivery, enforcement, performance and administration of this Agreement, the Notes, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the ``indemnified liabilities''), provided that the Borrower shall have no obligation hereunder to the Agent or any Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Agent or any such Lender. The agreements in this subsection shall survive repayment of the Notes and all other amounts payable hereunder.

         9.6 Successors and Assigns; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agent, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

         (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities (each a ``Participant'') participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. The Borrower agrees that if amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 9.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of subsections 2.10 and 2.11 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of subsection 2.15, such Participant shall have complied with the requirements of said subsection and provided further that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

         (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof or, with the consent of the Borrower and the Agent (which in each case shall not be unreasonably withheld), to an additional bank or financial institutions (an ``Assignee'') all or any part of its rights and obligations under this Agreement and the Notes in an aggregate principal amount not less than $10,000,000 pursuant to an Assignment and Acceptance, substantially in the form of Exhibit C, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Agent) and delivered to the Agent for its acceptance and recording in the Register. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto).

         (d) The Agent shall maintain at its address referred to in subsection 9.2 a copy of each Assignment and Acceptance delivered to it and a register (the ``Register'') for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Agent) together with payment to the Agent of a registration and processing fee of $2,000, the Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower. On or prior to such effective date, the Borrower, at its own expense, shall execute and deliver to the Agent (in exchange for the Revolving Credit Note of the assigning Lender) a new Revolving Credit Note to the order of such Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, a new Revolving Credit Note, to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Notes shall be dated the Effective Date or the Termination Date, as the case may be, and shall otherwise be in the form of the Note replaced thereby.

         (f) The Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a ``Transferee'') and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

         (g) Nothing herein shall prohibit any Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with applicable law.

         9.7 Adjustments; Set-off. (a) If any Lender (a ``Benefitted Lender'') shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans or the Reimbursement Obligation owing to it, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan or the Reimbursement Obligation owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

    (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder or under the Notes (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

         9.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Agent.

         9.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         9.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Borrower, the Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

         9.11  GOVERNING LAW.  THIS AGREEMENT AND THE NOTES AND
THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN
ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         9.12 Acknowledgements. The Borrower hereby acknowledges that:

         (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the Notes and the other Loan Documents;

         (b) neither the Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

         (c)  no joint venture is created hereby or by the other
Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

         9.13 WAIVERS OF JURY TRIAL. THE BORROWER, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE NOTES OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

         9.14  Parties Including Trustees; Court Proceedings.
This Agreement and the other Loan Documents shall be binding upon, and inure to the benefit of, the successors of Agent and each Lender, and the assigns, transferees and endorsees of the Agent and each Lender. The security interests and Liens created in this Agreement and the other Loan Documents shall be and remain valid and perfected, and the claims of the Agent and Lenders hereunder valid and enforceable in accordance with the terms hereof, notwithstanding the discharge of the Borrower pursuant to 11 U.S.C.
article 1141, the conversion of the Chapter 11 Case or any other bankruptcy case of the Borrower to a case under Chapter 7 of the Bankruptcy Code, the dismissal of the Chapter 11 Case or any subsequent Chapter 7 case or the release of any Collateral from the property of the Borrower. Further, the security interests and Liens created in this Agreement and the other Loan Documents shall be and remain valid and perfected without the necessity that the Agent file financing statements or otherwise perfect the Lenders' security interests or Liens under applicable law. This Agreement, the claims of the Agent and Lenders hereunder, and all security interests or Liens created hereby or pursuant hereto or by or pursuant to any other Loan Document shall at all times be binding upon the Borrower, the estate of the Borrower and any trustee appointed in the Chapter 11 Case or any Chapter 7 case, or any other successor in interest to the Borrower. This Agreement shall not be subject to Section 365 of the Bankruptcy Code.


          [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                              SMITH CORONA CORPORATION,
                              as Debtor and Debtor-In-Possession



                              By:
                                 Title:


                              CHEMICAL BANK,
                                as Agent and as a Lender



                              By:
                                 Title:


                              BANK OF AMERICA ILLINOIS



                              By:
                                 Title:
                                 Address:

                           SCHEDULE 1.1

                           COMMITMENTS



         Commitment
Bank     Commitment         Percentage


CHEMICAL BANK               $15,000,000          62.50%

BANK OF AMERICA ILLINOIS    $ 9,000,000          37.50%

    ___________             __________
    $24,000,000                100%

                          SCHEDULE 2.12

                    EXISTING LETTERS OF CREDIT


Number   Amount             Expiration
6010523  $357,549.50        8/24/95
6076318  $190,950.00        10/16/95
6088712  $411,000.00         7/31/95
6977429  $29,840.00          7/15/95
                           SCHEDULE 3.9

              CERTAIN INTELLECTUAL PROPERTY MATTERS

SMITH CORONA - U.S. PATENTS


T-NO.   TITLE                INVENTOR      PAT. NO.  ISSUE DATE      EXPIRE
T-206   DUAL SEGMENT CONT.   PORTERFIELD   4131374   12/26/78        12/26/95
        MOTION RIBBON FEED
        MECHANISM

T-208   RIBBON FEED MECH.    PORTERFIELD   4140407   02/20/79        02/20/96
        RESPONSIVE TO CASE   SHATTUCK
        SHIFT MECHANISM

T-213   TYPEWRITER SPIRAL    HOCK          4149809   04/17/79        04/17/96
        DISC PRINTER

T-191   LOW SILHOUETTE       DANNATT       4188137   02/12/80        02/12/97
        KEYBOARD

T-216   TYPEWRITER KEY       MUELLER       4191483   03/04/80        03/04/97
        ACTION

T-218   PLATEN VARIABLE      DEWEY         4235556   11/25/80        11/25/97
                             NELSON

T-214   MULTI BAR ENCODING   JALBERT       4258356   03/24/81        03/24/98
        APPARATUS UTILIZING
        ACOUSTIC ENERGY

T-217   KEY MECHANISM        LONGROD       4269521   05/26/81        05/26/98
        HAVING SNAP ACTION

T-226   ACOUSTIC             RIMBEY        4311991   01/19/82        01/19/99
        TRANSMISSION

T-233   RELEASABLE RIBBON    CAPPOTTO      4337001   06/29/82        06/29/99
        LOCKING DEVICE IN A
        RIBBON CARTRIDGE

T-223   ELECTRIC MOTOR       HOYER         4340830   07/20/82        07/20/99
                             -ELLEFSEN

T-246   HALFSPACE CONTROL    SMITH         4408918   10/11/83        10/11/00
        SYSTEM FOR ELECTRONIC
        TYPEWRITER WITH
        CORRECTION REGISTER

T-280   AUTOMATIC WORD       BLANCHARD     4561793   12/31/85        12/31/02
        CORRECTING SYSTEM

T-290   ONE-TOUCH CHARACTER  GRAY          4585362   04/29/86        04/29/03
        CORRECTION AND RE-
        PLACEMENT SYSTEM

T-300   SPELLING ERROR       ADAMS         4655620   04/07/87        04/07/04
         FINDING FEATURE     GRAY
        INCLUDING AN
        ELECTRONIC SPELLING
        DICTIONARY

T-304   RIGHT MARGIN ZONE    CURLEY        4678351   07/07/87        07/07/04
        HYPHENATION

T-310   PRINT HAMMER         VOUGHT        4743128   05/10/88        05/10/05
         SOLENOID            MUELLER
        CONDITIONED SINGLE
        SOLENOID RIBBON AND
         TAPE FEED SYSTEM

T-305   SOLENOID DEVICE      PAWLAK        4745386   05/17/88        05/17/05

T-307   PRINTING ELEMENT     MUELLER       4746235   05/24/88        05/24/05
        HOMING DEVICE        PAWLAK

T-308   TYPEWRITER LID       MUELLER       4768891   09/06/88        09/06/05
        ACTUATED PRINTING
        ELEMENT HOMING
        AND CARRIER
        REPOSITIONING DEVICE

T-291   COMPACT SPELLING     GRAY          4782464   11/01/88        11/01/05
        -CHECK               ADAMS
        DICTIONARY           DUNCAN


T-292   SPELLING CHECK       GRAY          4783761   11/08/88        11/08/05
        DICTIONARY WITH      ADAMS
         EARLY ERROR SIGNAL  DUNCAN

T-299   WORD PROCESSOR       DUNCAN        4797855   01/10/89        01/10/06
         HAVING SPELLING     GRAY
         CORRECTOR           BATTISTA
        ADAPTIVE TO OPERATOR
        ERROR EXPERIENCE

T-301   DICTIONARY MEMORY    DUNCAN        4807181   02/21/89        02/21/06
        WITH VISUAL          ADAMS
        SCANNING FROM A      GRAY
        SELECTABLE STARTING
        POINT

T-314   ELECTRONIC KEYBOARD  CURLEY        4818828   04/04/89        04/04/06
                             LONGROD

T-316   DICTIONARY           MCRAE         4847766   07/11/89        07/11/06
        TYPEWRITER WITH      ROBERTS
        CORRECTION OF
        COMMONLY CONFUSED
        WORDS

T-328   KEYBUTTON GUIDE      CURLEY        4855548   08/08/89        08/08/06
        ASSY FOR  A KEYBOARD LONGROD

T-324   TAPE CASSETTE FOR    MUELLER       4886383   12/12/89        12/12/06
        METERING CORRECTION
        TAPE FEED

T-327   RIBBON TENSIONING    CAPPOTTO      4886385   12/12/89        12/12/06
         MECH.

T-326   PUNCTUATION CHECK    MCRAE         4887920   12/19/89        12/19/06
        FEATURE FOR AN       ROBERTS
        ELECTRONIC
        TYPEWRITER

T-317   MEMORY TYPEWRITER    MCRAE         4888730   12/19/89        12/19/06
        WITH COUNT OF        ROBERTS
        OVERUSED WORDS

T-322   INK RIBBON AND       MUELLER       4900171   02/13/90        02/13/07
        CORRECTION TAPE      CAPPOTTO
        CASSETTE CAPABILITY

T-311   AUTO-REALIGNED PRINT DUNCAN        4907900   03/13/90        03/13/07
        CORRECTION

T-325   THESAURUS FEATURE    BLANCHARD     4923314   05/08/90        05/08/07
        FOR ELECTRONIC       ROBERTS
        TYPEWRITERS

T-329C  PLURAL CASSETTES     MUELLER       4971462   11/20/90        11/20/07
        HAVING COMPATIBILITY CAPPOTTO
        ARRANGEMENT

T-331   PRINT CARRIER RACK   LONGROD       4976556   12/11/90        12/11/07
        DRIVE

T-343   PLAIN PAPER CARTRIDGE              CURLEY    5057930         10/15/91  10/15/08
        FOR FACSIMILE MACHINE

T-330   ELECTRONIC           DUNCAN        5060154   10/22/91        10/22/08
        TYPEWRITER OR WORD
        PROCESSOR WITH
        DETECTION AND/OR
        CORRECTION OF
        SELECTED PHRASES
T-344   THERMAL PAPER        CURLEY        5060076   10/21/91        10/21/08
        CARTRIDGE FOR
        FACSIMILE MACHINE

T-347   RIBBON CASSETTE WITH MARTINEZ      5074689   12/24/91        12/24/08
CIP     INTEGRAL PAPER GUIDE

T-342   FACSIMILE CARTRIDGE  CURLEY        5089897   02/18/92        02/12/09
        SYSTEM

T-347  RIBBON CASSETTE WITH  MARTINEZ      5098208   03/24/92        03/24/09
CONT    INTEGRAL PAPER GUIDE

T-349   THERMAL PRINT HEAD   MARTINEZ      5106213   04/21/92        04/21/09
        CONTROL MECHANISM    CURLEY

T-352   BRAKE MECHANISM      SHERMAN       5109573   05/05/92        05/05/09
        FOR A PIVOTABLE
        CHARACTER DISPLAY

T-362   INTEGRAL LOCKING     BARON         5158382   10/27/92        10/27/09
        DEVICE FOR A         ANDERSON, JR.
        TYPEWRITER

T-346   HINGE FOR USE WITH   SHERMAN       5165145   11/24/92        11/24/09
        PORTABLE ELECTRONIC
        APP.

T-361   PRINTING DEVICE      MARTINEZ      5174666   12/29/92        12/29/09
        HAVING PRINTWHEEL    MUELLER
        COUPLING MEANS

T-363   PRINTING MECHANISM   PAWLAK        5174671   12/29/92        12/29/92
        WITH PRINT HAMMER    RIMBEY
        HAVING NOISE         ANDERSON, JR.
        DAMPENER

T-358   QUIET IMPACT         RIMBEY        5183344   02/02/93        02/02/10
        PRINTER MECH.        PAWLAK
                             RODEE

T-358   QUIET IMPACT.        RIMBEY        5199804   04/06/93        04/06/10
CIP     PRINTER MECH         PAWLAK

T-329C4CASSETTE HAVING       CAPPOTTO      5267803   12/07/93        12/07/10
        COMPATIBILITY
        ARRANGEMENT

T-368   MINIATURE KEYBOARD   SMILEY        5383735   01/24/95        01/24/12
 DIV

                      SMITH CORONA - U.S. DESIGN PATENTS

        ISSUE
T-NO.   TITLE                INVENTOR      PAT. NO.  DATE            EXPIRE

TD-225  CARRYING CASE FOR A  LABARBERA     D259,975  07/28/81        07/28/95
        TYPEWRITERS

TD-224  TYPEWRITER           LABARBERA     D262,036  11/24/81        11/24/95

TD-227  RIBBON CARTRIDGE     CHRISTIE      D265,566  07/27/82        07/27/96
                             CAPPOTTO

TD-238  RIBBON CARTRIDGE     CHRISTIE      D265,567  07/27/82        07/27/96
                             CAPPOTTO

TD-241  TYPEWRITER           JOLLIFFE      D266,674  10/26/82        10/26/96

TD-236  PRINT ELEMENT        CLAXTON       D266,742  11/02/82        11/02/96
        CONTAINER

TD-240  CONTROL KNOB FOR     JOLLIFFE      D267,254  12/14/82        12/14/96
        OFFICE MACHINES

TD-248  RIBBON CARTRIDGE     PAONE         D267,542  01/11/83        01/11/97
        SHIPPING TRAY

TD-262  CONTROL KNOB FOR AN  JOLLIFFE      D268,846  05/03/83        05/03/97
        OFFICE MACHINE

TD-260  PRINTER              LABARBERA     D269,346  06/14/83        06/14/97

TD-259  CASE FOR A           LABARBERA     D269,647  07/12/83        07/12/97
        TYPEWRITER

TD-258  TYPEWRITER           CLAXTON       D270,070  08/09/83        08/09/97
                             JOLLIFFE

TD-255  TYPEWRITER           METZNER       D270,545  09/13/83        09/13/97


TD-273  TYPEWRITER           JOLLIFFE      D271,024  10/18/83        10/18/97

TD-275  TYPEWRITER           JOLLIFFE      D277,968  03/12/85        03/12/99

TD-278  TYPEWRITER           CORNELIUS     D281,253  11/05/85        11/05/99

TD-281  TYPEWRITER           JOLLIFFE      D281,509  11/26/85        11/26/99

TD-293  RIBBON CASSETTE      CAPPOTTO      D289,529  04/28/87        04/28/01
                             BARTOLONE

TD-297  TYPEWRITER           BENSON        D289,902  05/19/87        05/19/01

TD-294  TYPEWRITER LID       GREENE        D290,468  06/23/87        06/23/01
                             MCCALL

TD-303  TYPEWRITER           KASPRZYCKI    D301,041  05/09/89        05/09/03

TD-323  RIBBON CASSETTE      MUELLER       D308,070  05/22/90        05/22/04
                             VOUGHT

TD-319  TYPEWRITER           KASPRZYCKI    D308,535  06/12/90        06/12/04

TD-335  PORTABLE WORD        LAMPE         D309,859  08/14/90        08/14/04
        PROCESSOR

TD-332  HAND HELD ELECTRONIC KASPRZYCKI    D310,209  08/28/90        08/28/04
        DICTIONARY

TD-323  RIBBON CASSETTE      MUELLER       D310,384  09/04/90        09/04/04
CIP                          VOUGHT

TD-312  TYPEWRITER           KASPRZYCKI    D311,926  11/06/90        11/06/04


TD-336  PRINTER              LAMPE         D315,172  03/05/91        03/05/05

TD-333  TYPEWRITER           PIERCE        D316,558  04/30/91        04/30/05

TD-313  TYPEWRITER           KASPRZYCKI    D317,321  06/04/91        06/04/05

TD-334  TYPEWRITER           PIERCE        D317,934  07/02/91        07/02/05

TD-339  POCKET ELECTRONIC    PIERCE        D319,223  08/20/91        08/20/05
        DICTIONARY           KASPRZYCKI

TD-338  WORD PROCESSOR       LAMPE         D319,636  09/03/91        09/03/05

TD-348  RIBBON CASSETTE      LAMPE         D319,652  09/03/91        09/03/05

TD-337  TYPEWRITER           KASPRZYCKI    D322,087  12/03/91        12/03/05

TD-340  TYPEWRITER           PIERCE        D332,960  02/02/93        02/02/07

TD-353  WORD PROCESSOR       LAMPE         D333,830  03/09/93        03/09/07

TD-355  WORD PROCESSOR       SMILEY        D333,816  03/09/93        03/09/07

TD-354  PORTABLE WORD        SMILEY        D335,123  04/27/93        04/27/07
         PROCESSOR
                          SMITH CORONA, FOREIGN PATENTS

T-NO.   TITLE                      COUNTRY      PAT. NO.     ISSUE
                                                             DATE

T-223   ELECTRIC MOTOR ASSEMBLY    CANADA       1156704      11/08/83

T-242   RIBBON CARTRIDGE HANDLING  CANADA       1156593      11/08/83
        APPARATUS

T-244   SPACEBAR TOUCH CONTROL     CANADA       1150657      07/26/83
        APPARATUS

T-253   REVERSE TABULATION         CANADA       1193993      09/24/85

T-276   CABLE DRIVE SYSTEM         CANADA       1214423      11/25/86

T-276   CABLE DRIVE SYSTEM         JAPAN        2-39,989     09/07/90

T-280   AUTOMATIC WORD             CANADA       1219680      03/24/87
        CORRECTING SYSTEM

T-280   AUTOMATIC WORD             GREAT        2156559      01/22/87
        CORRECTING SYSTEM          BRITAIN

T-280   AUTOMATIC WORD             ITALY        1184976      10/28/87
        CORRECTING SYSTEM

T-280   AUTOMATIC WORD             GERMANY      P35 08 472.3 10/06/88
        CORRECTING SYSTEM

T-280   AUTOMATIC WORD             JAPAN        1696036      09/28/92
        CORRECTING SYSTEM

T-314   ELECTRONIC KEYBOARD        CANADA       1294020      07/01/92

T-322   CASSETTE COMPATIBILITY     TAIWAN       UM 71575     06/02/92

T-322   CASSETTE COMPATIBILITY     MEXICO       171119       10/01/93

T-322   CASSETTE COMPATIBILITY     TAIWAN       NI-42715     03/05/91

T-322   CASSETTE COMPATIBILITY     CANADA       1309371      10/27/92

T-322   CASSETTE COMPATIBILITY     KOREA        66238        10/08/93

T-324   TAPE CASSETTE FOR          TAIWAN       NI-37536     06/26/90
        METERING CORRECTION
        TAPE FEED

T-324   TAPE CASSETTE FOR          CANADA       1316138      04/13/93
        METERING CORRECTION
        TAPE FEED

T-324   TAPE CASSETTE FOR          EUROPEAN     0330777      07/17/91
        METERING CORRECTION
        TAPE FEED

T-324   TAPE CASSETTE FOR          KOREA        43988        08/30/91
        METERING CORRECTION
        TAPE FEED

T-324   TAPE CASSETTE FOR          MEXICO       164035       07/10/92
        METERING CORRECTION
        TAPE FEED

T-324   TAPE CASSETTE FOR          SINGAPORE    1136/92      11/12/92
        METERING CORRECTION
        TAPE FEED

T-327   RIBBON TENSIONING MECH.    KOREA        51177        05/01/92

T-328   KEYBUTTON GUIDE ASSY       CANADA       1327222      02/22/94
        FOR A KEYBOARD

T-328   KEYBUTTON GUIDE ASSY       KOREA        47427        02/04/92
        FOR A KEYBOARD

T-329   PLURAL CASSETTES HAVING    EUROPEAN     0319285      03/03/93
        COMPATIBILITY ARRANGEMENT
        (RIBBON CASSETTE)

T-329   PLURAL CASSETTES HAVING    SINGAPORE    627/93       06/16/93
        COMPATIBILITY ARRANGEMENT
        (RIBBON CASSETTE)

T-329   PLURAL CASSETTES HAVING    GERMANY      DE3878853T2  03/03/93
        COMPATIBILITY ARRANGEMENT
        (RIBBON CASSETTE)

T-329   PLURAL CASSETTES HAVING    ITALY        67608 BE-93  03/08/93
        COMPATIBILITY ARRANGEMENT
        (RIBBON CASSETTE)

T-331   CARRIER RACK DRIVE         AUSTRALIA    617914       03/31/92

T-331   CARRIER RACK DRIVE         EUROPEAN     0378290      04/13/94

T-347   RIBBON CASSETTE WITH       TAIWAN       NI-41,704    01/12/91
        INTEGRAL PAPER GUIDE

T-347   RIBBON CASSETTE WITH       MEXICO       173158       02/02/94
        INTEGRAL PAPER GUIDE

T-359   SYSTEM INCLUDING INK       GREAT        0449392      05/18/94
        RIBBON AND CORRECTION      BRITAIN
        TAPE CASSETTES HAVING A
        COMPATIBILTY ARRANGEMENT

T-360   CORRECTION TAPE CASSETTE   GREAT        448184       07/06/94
        HAVING COMPATIBILITY       BRITAIN
        ARRANGEMENT

T-360   CORRECTION TAPE CASSETTE   ITALY        70350 BE-94  10/04/94
        HAVING COMPATIBILITY
        ARRANGEMENT
                      SMITH CORONA, FOREIGN PATENT - DESIGN

T-NO.     TITLE              COUNTRY       PAT. NO.           ISSUE DATE

TD-323    RIBBON CASSETTE    CANADA        62181              12/20/88
TD-323    RIBBON CASSETTE    FRANCE        88 3447            09/08/89
TD-323    RIBBON CASSETTE    GREAT         1051115            01/04/89
                             BRITAIN
TD-323    RIBBON CASSETTE    GERMANY       MR 29 654          06/30/88
TD-323    RIBBON CASSETTE    ITALY         53758              04/02/90
TD-323    RIBBON CASSETTE    JAPAN         82 7791            10/25/91
TD-323    RIBBON CASSETTE    KOREA         96880              10/12/89
TD-323    RIBBON CASSETTE    MEXICO        3 955              11/14/90
TD-323    RIBBON CASSETTE    SWITZERLAND   116899             09/26/88

TD-323CIP RIBBON CASSETTE    FRANCE        88 7313            11/17/89
TD-323CIP RIBBON CASSETTE    GERMANY       M 88 03 078.4      11/09/88
TD-323CIP RIBBON CASSETTE    ITALY         57 054             02/07/92
TD-323CIP RIBBON CASSETTE    KOREA         102578             04/17/90
TD-323CIP RIBBON CASSETTE    KOREA         102,578-1          04/17/90
TD-323CIP RIBBON CASSETTE    SWITZERLAND   117158             11/25/88

TD-348    RIBBON CASSETTE    CANADA        67988              02/12/91
TD-348    RIBBON CASSETTE    FRANCE        02 96095           05/30/91
TD-348    RIBBON CASSETTE    GREAT         2011375            01/30/92
                             BRITAIN
TD-348    RIBBON CASSETTE    ITALY         59 774             09/13/93
TD-348    RIBBON CASSETTE    JAPAN         87 0306            03/25/93
TD-348    RIBBON CASSETTE    KOREA         121394             11/04/91
TD-348    RIBBON CASSETTE    MEXICO        5405               09/08/92
TD-348    RIBBON CASSETTE    PORTUGAL      23041              03/23/93
TD-348    RIBBON CASSETTE    SPAIN         124004             10/29/91
TD-348    RIBBON CASSETTE    SWEDEN        50 488             09/18/91
TD-348    RIBBON CASSETTE    TAIWAN        ND 25247           12/06/90
TD-348    RIBBON CASSETTE    DENMARK       0254/92            03/19/92

                         SMITH CORONA, U.S. APPLICATIONS

T-NO.    TITLE                        S.N.        FILING DATE

MECH.
--------
T-366    INTEGRAL LINEFINDER          08/144,387  11/02/93
         AND RIBBON GUIDE

T-368    MINIATURE KEYBOARD           08/095,470  07/23/93

T-372    LABEL PRINTER AND TAPE       08/174,936  12/28/93
         AND INK CARTRDIGE FOR
         USE THEREIN


DES.
------
TD-373   LABEL PRINTER                29/018,252  02/02/94

TD-374   RIBBON AND TAPE CART.        29/018,262  02/02/94

                        SMITH CORONA, FOREIGN APPLICATIONS

T-NO.     TITLE                       COUNTRY     S.N.              FILING DATE

T-314     ELECTRONIC KEYBOARD         JAPAN       63-325,750 12/23/88
T-314     ELECTRONIC KEYBOARD         KOREA       17,062/1988       12/20/88

T-322     CASSETTE COMPATIBILITY      TAIWAN      80 212,802 07/28/88

T-324     TAPE CASSETTE FOR METERING  JAPAN       63-221,514 09/06/88
          CORRECTION TAPE FEED

T-327     RIBBON TENSIONING MECH.     JAPAN       1-116,249         05/11/89

T-328     KEYBUTTON GUIDE ASSEMBLY    JAPAN       1-46,358          02/27/89
          FOR A KEYBOARD

T-331     CARRIER RACK DRIVE          CANADA      2004580           12/05/89
T-331     CARRIER RACK DRIVE          JAPAN       1-338862          12/28/89
T-331     CARRIER RACK DRIVE          KOREA       2371990           01/08/90
T-331     CARRIER RACK DRIVE          MEXICO      19029             01/05/90
T-331     CARRIER RACK DRIVE          NORWAY      P900067           01/08/90
T-331     CARRIER RACK DRIVE          PORTUGAL    92,810L           01/09/90

T-347     RIBBON CASSETTE WITH        CANADA      2031152           11/29/90
          INTEGRAL PAPER GUIDE
T-347     RIBBON CASSETTE WITH        JAPAN       2-414792          12/27/90
          INTEGRAL PAPER GUIDE
T-347     RIBBON CASSETTE WITH        KOREA       20522/1990 12/13/90
          INTEGRAL PAPER GUIDE
T-347     RIBBON CASSETTE WITH        NORWAY      P905335           01/07/91
          INTEGRAL PAPER GUIDE
T-347     RIBBON CASSETTE WITH        PORTUGAL    96466             01/11/91
          INTEGRAL PAPER GUIDE

T-352     BRAKE MECHANISM FOR A       CANADA      2037323           02/28/91
          PIVOTABLE CHARACTER DISPLAY
T-352     BRAKE MECHANISM FOR A       JAPAN       3-94696           04/01/91
          PIVOTABLE CHARACTER DISPLAY

T-358CIP  QUIET IMPACT PRINTER MECH.  CANADA      2076992           08/27/92
T-358CIP  QUIET IMPACT PRINTER MECH.  JAPAN       4-265,306         09/08/92
T-358CIP  QUIET IMPACT PRINTER MECH.  MEXICO      92-6123           10/23/92

T-363     PRINTING MECH. WITH PRINT   CANADA      2076900           08/27/92
          HAMMER HAVING NOISE
          DAMPENER
T-363     PRINTING MECH. WITH PRINT   JAPAN       4-266,489         09/09/92
          HAMMER HAVING NOISE
          DAMPENER
T-363     PRINTING MECH. WITH PRINT   MEXICO      92-6188           10/27/92
          HAMMER HAVING NOISE
          DAMPENER

T-372     LABEL PRINTER AND TAPE AND  CANADA      N.A.              11/17/94
          INK CARTRIDGE FOR USE
          THEREIN
T-372     LABEL PRINTER AND TAPE AND  EUROPEAN    94308594.4 11/22/94
          INK CARTRIDGE FOR USE
          THEREIN

                                                        SCHEDULE 2
                                                         ----------
TRADEMARKS AND TRADEMARK LICENSES

Trade Name
----------
Smith Corona Corporation

Trademark License
-----------------
SCM Office Supplies, Inc. and Ampad Corporation
   July 5, 1994

                                                             TRADEMARKS
                                                            ----------
A.  U.S. TRADEMARKS


TRADEMARK      GOODS                              REGNO     EXPIRES   C_UDATE
---------      -----                              -----     -------   -------
2J             SUPPLIES & ACCESSORIES FOR
               PRINTERS                           ABANDONED
AUTOSPELL      TYPEWRITERS                        1469029   2007/12/15 2007/06/
CHARACTERSWAP  TYPEWRITERS/PWPS                   1783432   2003/07/20 1998/07/
CITATION       TYPEWRITERS                        727463    2002/02/13 2001/07/
CORONA         TYPEWRITERS                        1807465   2003/11/30 1998/11/
CORONACALC     COMPUTER PROGRAMS                  1624551   2000/11/27 1995/11/
CORONACOM      WP PRINTED CIRCUIT BOARD           1792130   2003/09/07 1998/09/
CORONAFAX      FAX MACHINES, CARRYING CASES,
               KITS, PAPER FOR FAX MACHINES       APPLN
CORONAFONT     COMPUTER SOFTWARE FOR PRINTIN
                FONTS                             1667484   2001/12/10 1996/12/
CORONAJET      PRINTERS                           1769203   2003/05/04 1998/05/
CORONAPRINT    CORRECTION TAPES, ET AL.
               FOR WPS AND TYPEWRITERS            1820586   2004/02/08 1999/02/
DESIGN
 (STEAMROLLER) FACSIMILE MACHINES
DESIGN
(KEYBUTTON)    WORD PROCESSORS & TYPEWRITERS      1625761   2000/12/04 1995/12/
DEVILLE        TYPEWRITERS                        932178    2002/01/14 2001/07/
ERASE-A-WORD   TYPEWRITERS                        1442567SR 2007/06/09 1992/06/
EXPRESSION     TYPEWRITERS                        APPLN
FLAT PAPER
OUTPUT         FACSIMILE MACHINES                 APPLN
FLAT PAPER
OUTPUT(design) FACSIMILE MACHINES                 APPLN
GALAXIE        TYPEWRITERS                        707783    2000/11/29 2000/05/
GRAMMAR-RIGHT
SYSTEM I       TYPEWRITERS                        1503854   2008/09/13 1993/09/
H              KITS - WP & TYPEWRITER             1748229   2003/01/26 1997/07/
HRT            PRINTERS                           1810619   2003/12/14 1998/12/
IQ
INTELLIGENTLY
QUIET          TYPEWRITERS/WPS                    1778243   2003/06/22 1998/06/
JUNIOR
SCHOLASTIC
ALL-AMERICAN   PROMOTION OF EDUCATION
               & GOLF THRU AWARDS                 APPLN
LIFT-RITE      TW RIBBONS,CARTRIDGES              1214793   2002/11/02 2001/06/
LINEERASER     AUTOMATIC ERASING MEANS
                SOLD AS PART OF TYPEWRITER        1558632SR 1999/08/07 1994/08/
OFFICE 2000    TYPEWRITERS                        APPLN
OFFICE XL      TYPEWRITERS                        APPLN
PERSONAL CARD
FILE           COMPUTER PROGRAM FOR
               WORD PROCESSING                    1664806   2001/11/19 1996/11/
PHRASE ALERT   TYPEWRITER COMPONENT
               SIGNALLING OPERATOR OF
               MISUSED PHRASES                    1624761   2000/11/27 1995/11/
PUNCTUATION
CHECK          TYPEWRITERS                        1578403SR 2000/01/16 1995/01/
PWP            WORD PROCESSORS                    1670136   2001/12/31 1996/12/
PWP START-RITE SUPPLIES FOR PWP                   1479472   2008/03/08 2007/10/
PWP START-RITE KITS WP PRINT WHEELS, DATA
               DISKS & CASSETTES                  1800511   2003/10/26 1998/04/
RE-RITE        TW RIBBON CARTRIDGES               1079860   1997/12/20 1997/06/
RIGHT RIBBON
 SYSTEM        WORD PROCESSORS, TYPEWRITERS
               AND ACC & SUPPLIES                 1583619   2000/02/20 1995/02/
S              SALE OF KITS SUPPLIES
               FOR WORD PROCESSORS                1715330   2002/09/15 1997/09/
SCM            TYPEWRITERS AND TYPEWRITER
               RIBBON CASSETTES                   1873814   2005/01/17 2000/01/
SCM (tri-bar)  TYPEWRITERS                        738222    2002/09/25 2002/03/

SCM (tri-bar)  RIBBON CARTRIDGES                  1208293   2002/09/14 2002/03/
SCM (tri-bar)  ELECTROSTATIC COPY PAPERS          774333    2004/08/04 2004/02/
SCM (tri-bar)  TYPEWRITERS AND TYPEWRITER
               RIBBON CASSETTES                   1871294   2005/01/03 2000/01/
SCM            OFFICE SUPPLIES                    APPLN
SCM (tri-bar)  OFFICE SUPPLIES                    APPLN
SIMPLY SMART   COMPUTERS                          1709808   2002/08/25 1997/08/
SMITH CORONA   WORD PROCESSORS                    1620948   2000/11/06 1995/11/
SMITH CORONA   PRINTERS                           1631434   2001/01/15 1996/01/
SMITH CORONA
(LOGO)         WORD PROCESSORS                    1633823   2001/02/05 1996/02/
SMITH CORONA
(LOGO)         TYPEWRITERS                        1396799   2006/06/10 2005/12/
SMITH CORONA
(LOGO)         PRINTERS                           1633042   2001/01/29 1996/01/
SMITH CORONA
(LOGO)         DESKS, WORK STATIONS,FURNITURE,
               ACCESSORIES,LAMPS,CABINETS         APPLN
SMITH CORONA
(LOGO)         MACHINES FOR LAMINATING
               DOCUMENTS                          1870333   2004/12/27 1999/12/
SMITH CORONA
(LOGO)         FAX MACHINES, ETC, PAPER
               & SUPPLIES FOR FAX                 APPLN
SMITH CORONA
(LOGO)         CALCULATORS                        APPLN
SMITH CORONA   COMBO ELECTRONIC DICT
               AND CALCULATOR                     1620947   2000/11/06 ABANDON
SMITH CORONA   WORD PROCESSORS                    1620948   2000/11/06 1995/11/
SMITH CORONA
(LOGO)         COMBO ELECTRONIC
               DICT AND CALCULATOR                1623390   2000/11/20 ABANDON
SMITH-CORONA   TYPEWRITERS,ADD MACHINES           517362    2009/11/08 2009/05/
SMITH CORONA   SUPPLIES/ACCESSORIES
(horizontal    FOR TYPEWRITERS, WORD
 form)         PROCESSORS                         APPLN
SPELL-RIGHT I  TYPEWRITERS                        1529647   1999/03/14 1994/03/
SPELL-RIGHT I  DICTIONARY MODULE FOR
               ELECTRONIC TYPEWRITERS             1531902   1999/03/28 1998/09/
SPELL-RIGHT I  ELEC. DICTIONARY AND
               CALCULATOR                         1581219   2000/02/06 1995/02/
START-RITE     RIBBONS, PRINTWHEELS               1414200   2006/10/21 2006/04/
STERLING       TYPEWRITERS                        780263    2004/11/17 2004/05/
THE INTELLIGENT
ALTERNATIVE
TO PC          WORD PROCESSORS                    1638925   2001/03/26 ABANDON
TOMORROWS
TECHNOLOGY
AT YOUR TOUCH  WORD PROCESSORS                    1583498   2000/02/20 1995/02/
TOOLS FOR
THOUGHT        WPS, TYPEWRITERS, PCS              1787277   2003/08/20 1998/08/
WORKROOM       OFFICE, WORK STATIONS, DESK
               & COMPUTER ACCESSORIES             APPLN
WORD-RIGHT     WORD PROCESSOR, TYPEWRITER
               COMPONENTS                         1776316   2003/06/15 1998/06/
WORD-RIGHT &
DESIGN         TYPEWRITERS                        1410436   2006/09/23 2006/03/
WORDERASER     TYPEWRITERS                        1361225SR 2005/09/17 2005/03/
WORDERASER     TYPEWRITER COMPONENT
               FOR ERASING SPELLING ERRORS        1683757   2002/04/21 1997/04/
WORDFIND       TYPEWRITERS                        1428368   2007/02/10 2006/08/
WORDSWAP       TYPEWRITERS/PWPS                   1779404   2003/06/29 1998/06/




B. FOREIGN TRADEMARKS


Trademark        INDEX#   Country     Goods                 Regno   C_ud
-----------------------------------  -------                -----  ----
SCM (tri-bar)    SCM106   ARGENTINA  CALCULATORS, ADDING
                                         MACHINES      1054227 2003
SMITH-CORONA     SCM111   ARGENTINA  TYPEWRITERS            1053107 2003
CORONACALC       SCM193   AUSTRALIA  ALL GOODS IN CLASS 9   A525768 1996
CORONAMATIC      SCM92    AUSTRALIA  TYPEWRITERS, RIBBON
                                         CARTRIDGES         302674  1997
RIGHT RIBBON
SYSTEM           SCM133   AUSTRALIA  TYPEWRITERS & PARTS    APPLN
RIGHT RIBBON
 SYSTEM          SCM133   AUSTRALIA  TYPEWRITERS, PARTS
                                         & ACCES.      APPLN
SCM (tri-bar)    SCM106   AUSTRALIA  TYPEWRITERS & PARTS    B172444 1998
SCM (tri-bar)    SCM106   AUSTRALIA  TYPEWRITER REPAIR,
                                     SERVICE, MAINTENANCE   B332952 1999
SMITH CORONA     SCM236   AUSTRALIA  WORD PROCESSORS        A521844 1996
SMITH CORONA
 logo            SCM229   AUSTRALIA  TYPEWRITERS            A560884 1998
SMITH CORONA
 logo            SCM229   AUSTRALIA  WORD PROCESSORS &
                                         COMPUTER HDW       A560885 1998
SMITH CORONA
 logo            SCM395   AUSTRALIA  CALCULATORS & OTHER
                                         GOODS IN CLASS     APPLN
SMITH CORONA
 logo            SCM416   AUSTRALIA  MACHINES FOR LAMINA-
                                         TING DOCUMENTS     A606182 2000
SMITH-CORONA     SCM111   AUSTRALIA  TYPEWRITERS & PARTS    A105164 2006
START-RITE       SCM117A  AUSTRALIA  ALL GOODS IN CLASS 16  561034  1998
START-RITE       SCM117B  AUSTRALIA  ALL GOODS IN CLASS 9   B55588  1997
START-RITE       SCM117C  AUSTRALIA  SUPPLIES FOR
                                         TYPEWRITERS & W/P  APPLN
IQ INTELLIGENTLY
 QUIET           SCM360   AUSTRIA    TWS, WP SYSTEMS, ETC   147077  2002
SMITH CORONA
 logo            SCM229   AUSTRIA     WORD PROCESSORS,
                                         TYPEWRITERS        140341  2001
SMITH-CORONA     SCM236   AUSTRIA     TYPEWRITERS & WORD
                                         PROCESSORS         034124  1995
WORDERASER       SCM122   AUSTRIA     TYPEWRITERS, WORD
                                         PROCESSORS         130171  1999
CORONA           SCM90    BENELUX     TYPEWRITERS           72103   2000
CORONAMATIC      SCM92    BENELUX     TYPEWRITERS           335003  1995
H                SCM191   BENELUX     TYPEWRITER PARTS &
                                         ACCESSORIES        538481  2003
IQ SERIES
INTELLIGENTLY
 QUIET           SCM360   BENELUX     TYPEWRITERS           520111  2001
RIGHT RIBBON
 SYSTEM          SCM133   BENELUX     ALL GOODS IN CLASSES
                                         9 & 16             466898  1999
SCM (tri-bar)    SCM106   BENELUX     TYPEWRITERS, COPIERS,
                                         CALCULATORS        072106  2002
SMITH CORONA     SCM236   BENELUX     ALL GOODS IN CLASS 9  474890  1999
SMITH CORONA
logo             SCM229   BENELUX     TYPEWRITERS ETC       505484  2001
SMITH-CORONA
 design          SCM111   BENELUX     TYPEWRITERS,
                                         CALCULATORS        072105  2000
SMITH CORONA
design           SCM416   BENELUX     MACHINES FOR
                                      LAMINATING DOCUMENTS  535836  2003
SMITH CORONA
 design          SCM395   BENELUX     CALCULATORS           535836  2003
SPELL-RIGHT      SCM33A   BENELUX     TYPEWRITERS           464222  1998
SPELL-RIGHT      SCM33B   BENELUX     COMPUTERS,WORD
                                      PROCESSORS &
                                       TYPEWRITERS          464222  1998
SPELL-RIGHT &
 design          SCM33C   BENELUX     TYPEWRITERS &
                                      ACCESSORIES           431230  1996
WORDERASER       SCM122   BENELUX     TYPEWRITERS &
                                      ACCESSORIES           430672  1996
SCM (tri-bar)    SCM106   BOLIVIA     TYPEWRITERS           37465   1997
SMITH-CORONA     SCM111A  BOLIVIA     CALCULATING MACHINES  42442   1999
SMITH-CORONA     SCM111B  BOLIVIA     TYPEWRITERS & PARTS   42443   1999
SMITH-CORONA     SCM111   BRAZIL      TYPEWRITERS, PARTS
                                      SUPPLIES, WPS &
                                      PRINTERS              2778637 2001
CHARACTER SWAP   SCM376   CANADA      TYPEWRITERS/WORD
                                      PROCESSORS            APPLN
CORONAFAX        SCM245   CANADA      FACSIMILE MACHINES&
                                      ACCESSORIE            APPLN
CORONAFONT       SCM319   CANADA      COMPUTER SOFTWARE FOR
                                      PRINTING FONTS        439983  2009
CORONAMATIC      SCM92    CANADA      TYPEWRITERS &
                                      CARTRIDGES            212703  2005
CORONCALC        SCM193   CANADA      WORD PROCESSORS       379789  2005
H                SCM191   CANADA      WORD PROCESSORS       APPLN
IQ INTELLIGENTLY
QUIET            SCM360   CANADA      TYPEWRITERS & PWPS    426936  2008
PHRASE ALERT     SCM151   CANADA      TYPEWRITER FEATURE    373404  2005
PRESTIGE         SCM175   CANADA      TYPEWRITERS           276505  1997
PWP              SCM196   CANADA      WORD PROCESSORS       386454  2006
RIGHT RIBBON
 SYSTEM          SCM133A  CANADA      TYPEWRITERS           363178  2004
RIGHT RIBBON
 SYSTEM          SCM133B  CANADA      WPS,RIBBON, TAPE
                                      CASSETTES FOR         APPLN
                                      TWS & WPS
RIGHT RIBBON
 SYSTEM          SCM133C  CANADA      TYPEWRITERS           363178  2004
SCM (tri-bar)    SCM106   CANADA      TYPEWRITERS, ADDING
                                      MACHINES,PHOTOCOPY    149596  1996
SMITH CORONA     SCM236   CANADA      WPS,COMPONENTS, ELECT
                                      REF DEVICES           423537  2008
SMITH CORONA
 Logo            SCM229A  CANADA      TYPEWRITERS           333676  2002
SMITH CORONA
 Logo            SCM229B  CANADA      TYPEWRITERS, WORD
                                      PROCESSORS, PARTS     427137  2008
SMITH CORONA
 Logo            SCM395   CANADA      CALCULATORS           435689  2009
SMITH CORONA
 Logo            SCM416   CANADA      MACHINES FOR
                                      LAMINATING DOCUMENTS  APPLN
SMITH-CORONA     SCM111   CANADA      TYPEWRITERS, RIBBONS, TMDA
                                      PAPER+                54677   2002
SPELL-RIGHT I &
 design          SCM33    CANADA      TYPEWRITERS           328817  2002
START-RITE       SCM117   CANADA      PRINT/CORRECTION
                                      RIBBONS & PRINT WHEELS356852  2003
TOMORROWS TECH-
NOLOGY AT YOUR
 TOUCH           SCM178   CANADA      WORD PROCESSORS       393105  2006
TOOLS FOR
 THOUGHT         SCM351   CANADA      TYPEWRITERS, W/P, PCS 422527  2008
WORDERASER       SCM122   CANADA      TYPEWRITERS           341784  2002
WORDSWAP         SCM377   CANADA      TYPEWRITERS/WORD
                                      PROCESSORS            APPLN
SCM (tri-bar)    SCM106   CHILE       TYPEWRITERS, PAPER    411685  2003
SMITH CORONA
 logo            SCM229   CHILE       WORD PROCESSORS,
                                      TYPEWRITERS           378177  2001
SMITH-CORONA     SCM111   CHILE       TYPEWRITERS, COPYING,
                                      PRINTING              350316  1999
SMITH CORONA
 Logo            SCM229   COLOMBIA    TYPEWRITERS           158737  2003
SCM (tri-bar)    SCM106   COLOMBIA    TYPEWRITERS           94965   1998
SMITH-CORONA     SCM111   COLOMBIA    TYPEWRITERS           29016   2001
                                                            29016A
SCM (tri-bar)    SCM106   COSTA RICA  TYPEWRITERS           26614   1997
SMITH-CORONA     SCM111   COSTA RICA  TYPEWRITERS & PARTS   13067   2000
SMITH-CORONA     SCM111   CYPRUS      TYPEWRITERS & PARTS   4550    2001
H-SERIES         SCM191   DENMARK     TYPEWRITER PARTS &
                                      ACCESSORIES
IQ SERIES
INTELLIGENTLY    SCM360   DENMARK     TYPEWRITERS           9416/   2002
 QUIET                                                      1992
SCM (tri-bar)    SCM106   DENMARK     TYPEWRITERS,+         VRO3589 2004
                                                            1964
SMITH CORONA     SCM236   DENMARK     WORD PROCESSORS       APPLN
SMITH CORONA
 logo            SCM229   DENMARK     WORD PROCESSORS,      07214/  2003
                                      TYPEWRITERS ETC       1993
SMITH-CORONA     SCM111   DENMARK     TYPEWRITERS,+         353/19512000
SPELL-RIGHT      SCM33    DENMARK     TYPEWRITERS           3256-   1999
                                                            1990
SMITH-CORONA     SCM111   DOMINICAN   TYPEWRITERS, ADDING   7601    2000
                          REP         MACHINES
SMITH CORONA
logo             SCM111   ESTONIA     TYPEWRITER, WPS       09811   1999
SMITH CORONA
 logo            SCM229   FINLAND     WORD PROCESSORS,
                                      TYPEWRITERS           129988  2003
SMITH-CORONA     SCM111   FINLAND     TYPEWRITERS, ADDING
                                      MACHINES              64935   1995
CORONA           SCM90    FRANCE      ADDING MACHINES       1652125 2000
CORONA           SCM90B   FRANCE      TYPEWRITERS & PARTS   1195240 2001
H                SCM191   FRANCE      TYPEWRITER PARTS &
                                      ACCESSORIES           934873252003
IQ INTELLIGENTLY
 QUIET           SCM360   FRANCE      TYPEWRITERS & PWPS    924326322002
RIGHT RIBBON
 SYSTEM          SCM133   FRANCE      ALL GOODS IN CLASSES
                                      9 & 16                1558288 1999
SCM (tri-bar)    SCM106   FRANCE      TYPEWRITERS           1589956 1999
SMITH CORONA     SCM236   FRANCE      WORD PROCESSORS       1584299 1999
SMITH CORONA
 Logo            SCM229   FRANCE      TYPEWRITERS, WORD
                                      PROCESSORS            1692649 2001
SMITH CORONA
 logo            SCM395   FRANCE      CALCULATORS           460268  2002
SMITH CORONA
 logo            SCM416   FRANCE      MACHINES FOR          93/
                                      LAMINATING DOCUMENTS  478888  2003
SMITH-CORONA     SCM111   FRANCE      TYPEWRITERS, WORD
                                      PROCESSORS            1584299 1999
SPELL-RIGHT      SCM33    FRANCE      TYPEWRITERS           1528853 1998
WORDERASER       SCM122   FRANCE      ALL GOODS IN CLASSES
                                      9&16                  1569351 1998
H                SCM191   GERMANY     TYPEWRITERS PARTS &
                                      ACCESSORIES           APPLN
SCM SMITH-CORONA SCM111A  GERMANY     TYPEWRITERS           857102  1996
SMITH CORONA     SCM236   GERMANY     WORD PROCESSORS       1179305 1996
SMITH CORONA
 logo            SCM229   GERMANY     TYPEWRITERS & WORD
                                      PROCESSORS            2030234 2001
SMITH CORONA
 logo            SCM416   GERMANY     LAMINATING MACHINES
                                      FOR DOCUMENTS         2067581 2003
SMITH CORONA
 logo            SCM395   GERMANY     CALCULATORS, POCKET
                                      CALCULATORS          2067581 2003
SMITH-CORONA     SCM111   GERMANY     TYPEWRITERS           627719  2000
H                SCM191   GREECE      TYPEWRITER PARTS
                                      & ACCESSORIES         APPLN
SMITH-CORONA     SCM111   GREECE      TYPEWRITERS,
                                      ADDING MACHINES       47177   2001
SPELL-RIGHT      SCM33    GREECE      TYPEWRITERS           95160   1999
SMITH-CORONA     SCM111A  GUATEMALA   TYPEWRITERS & PARTS   7930    2001
SMITH-CORONA     SCM111B  GUATEMALA   ADDING MACHINES       7929    2001
CORONAMATIC      SCM92    HONG KONG   TYPEWRITERS & PARTS   1769    1997
SCM (tri-bar)    SCM106   HONG KONG   TYPEWRITERS & ADDING
                                      MACHINES              8584/5  2002
SMITH-CORONA     SCM111   HONG KONG   TYPEWRITERS & ADDING   1072/
                                        MACHINES             1949   2004
SMITH CORONA
 logo            SCM229   HUNGARY     WORD PROCESSORS       132293  2006
SMITH-CORONA     SCM111   INDIA       TYPEWRITERS & PARTS   147010  2000
SMITH-CORONA     SCM111   INDONESIA   TYPEWRITERS & ADDING
                                         MACHINES            85506   1997
H SERIES         SCM191   IRELAND     TYPEWRITERS,
                                        ACCESSORIES & STA   APPLN
SCM (tri-bar)    SCM106   ISRAEL      TYPEWRITERS           34228   2006
SMITH-CORONA     SCM111   ISRAEL      TYPEWRITERS & PARTS   34230   2006
H                SCM191   ITALY       TYPEWRITERS & WORD
                                        PROCESSORS
CORONA           SCM90A   ITALY       TYPEWRITERS & PARTS   429388  1993
IQ INTELLIGENTLY
 QUIET           SCM360   ITALY       TYPEWRITERS & PWPS    APPLN
SCM              SCM109   ITALY       TYPEWRITERS + VARIOUS
                                       GOODS                264828  2000
SCM (tri-bar)    SCM106   ITALY       TYPEWRITERS + VARIOUS
                                      GOODS                 264830  2000
SMITH CORONA     SCM236   ITALY       WORD PROCESSORS       605763  1998
SMITH CORONA
 Logo            SCM229   ITALY       TYPEWRITERS & WORD
                                      PROCESSORS            APPLN
SMITH-CORONA     SCM111   ITALY       TYPEWRITERS           423515
SPELL-RIGHT      SCM33    ITALY       ALL GOODS IN CLASES
                                        9&16                557752  1999
WORDERASER       SCM122   ITALY       ALL GOODS IN CLASSES
                                        9&16                559888  1999
SCM (tri-bar)    SCM106A  JAPAN       ADDING MACHINES       613969  2002
SCM              SCM106B  JAPAN       CARBON RIBBONS AND
                                      STATIONERY            616121  ABAN
SMITH CORONA     SCM236   JAPAN       WORD PROCESSORS       2495000 2002
SMITH CORONA
 Logo            SCM395   JAPAN       CALCULATORS           APPLN
SMITH-CORONA     SCM111   JAPAN       TYPEWRITERS & PARTS   437649  2003
CORONAMATIC      SCM92    KOREA       TYPEWRITERS, RIBBONS,
                                       CARTRIDG             56828   1998
GRAMMAR RIGHT
 SYSTEM I        SCM124   KOREA       TYPEWRITERS           202081  2000
LINEERASER       SCM149   KOREA       TYPEWRITERS           204262  2000
PHRASE ALERT     SCM151   KOREA       TYPEWRITERS           204263  2000
SCM (tri-bar)    SCM106   KOREA       TYPEWRITERS, ADDING
                                        MACHINES            6526    2001
SMITH-CORONA     SCM111   KOREA       TWS, RIBBONS &
                                        CARTRIDGES FOR TWS  494     1994
SMITH CORONA
 Logo            SCM111   LATVIA      TYPEWRITERS, WPS
SMITH-CORONA     SCM111   LEBANON     TYPEWRITERS, ADDING
                                        MACHINES            41879   1996
SPELL-RIGHT      SCM33    LIECH-      COMPUTERS (WORD
                                      PROCESSORS)
                           TENSTEIN                         7673    2009
SMITH CORONA
 logo            SCM111   LITHUANIA   TYPEWRITERS, WPS      APPLN
H-SERIES         SCM191   MEXICO      TYPEWRITER PARTS &
                                       ACCESSORIES          456209  1996
H-SERIES         SCM191   MEXICO      TYPEWRITER PARTS &
                                      ACCESSORIES           456210  1996
IQ INTELLIGENTLY
 QUIET           SCM360   MEXICO      TYPEWRITERS & PWPS    435451  1995
RIGHT RIBBON     SCM133   MEXICO      WORD PROCESSORS,
                                        CASSETTES, IN       381135  2004
RIGHT RIBBON
 SYSTEM          SCM133   MEXICO      WORD PROCESSORS       381136  2004
SCM              SCM106   MEXICO      TYPEWRITER RIBBONS    110702  2001
SMITH CORONA
 Logo            SCM229   MEXICO      WORD PROCESSORS       119736  2001
SMITH CORONA
 Logo            SCM395   MEXICO      CALCULATORS           448372  2002
SMITH CORONA
 Logo            SCM416   MEXICO      MACHINES FOR
                                        LAMINATING DOCUME   467275  1997
SMITH-CORONA     SCM111   MEXICO      TYPEWRITERS, ADDING
                                        MACHINES            63435   2004
SMITH CORONA     SCM111A  MEXICO      ELECTRIC TYPEWRITERS  461538  1999
SMITH CORONA     SCM236   MEXICO      WPS AND ELECTRONIC
                                        COMPONENTS          461689  1999
WORDERASER       SCM122   MEXICO      ALL GOODS IN CLASS 9  396650/11994
SPELL-RIGHT      SCM202   MONACO      COMPUTERS (WORD        89.
                                       PROCESSORS)          12768   1999
CORONAMATIC      SCM92    NEW ZEALAND TYPEWRITERS & PARTS   118726  1997

SCM (tri-bar)    SCM106   NEW ZEALAND TYPEWRITERS, ADDING
                                        MACHINES            70479   1996
SMITH CORONA
 logo            SCM229   NEW ZEALAND WORD PROCESSORS       APPLN
SMITH-CORONA     SCM111A  NEW ZEALAND TYPEWRITERS           98086   2006
SMITH-CORONA     SCM111B  NEW ZEALAND TYPEWRITERS,ELECTRIC  100085  2006
SPELL-RIGHT      SCM202   NEW ZEALAND COMPUTERS, ETC.       APPLN
SPELL-RIGHT      SCM33    NEW ZEALAND TYPEWRITERS           APPLN
IQ SERIES
INTELLIGENTLY
 QUIET           SCM360   NORWAY      TYPEWRITERS           APPLN
SCM (tri-bar)    SCM106   NORWAY      COPIERS, ADDING
                                        MACHINES            61277   2002
SMITH CORONA     SCM236   NORWAY      WORD PROCESSORS       148501  2001
SMITH CORONA
 Logo            SCM229   NORWAY      TYPEWRITERS, WPS &
                                       PARTS                154460  2002
SMITH-CORONA     SCM111   NORWAY      TYPEWRITERS, ADDING
                                        MACHINES            48132   1995
CORONAMATIC      SCM92    PAKISTAN    TYPEWRITERS & PARTS   65413   1998
SCM (tri-bar)    SCM106   PAKISTAN    TYPEWRITERS & PARTS   65455   1998
SMITH-CORONA     SCM111   PAKISTAN    TYPEWRITERS & PARTS   65412   1998
SMITH-CORONA     SCM111   PARAGUAY    TYPEWRITERS,
                                      CARTRIDGES            150507  2001
SMITH CORONA     SCM111A  PEO.REP.
                          CHINA       TYPEWRITERS           APPLN
SMITH CORONA     SCM111B  PEO.REP.
                          CHINA       WORD PROCESSORS       APPLN
SMITH CORONA
 Logo            SCM395   PEO.REP.
                          CHINA       COMPUTERS/CALCULATORS 691549  2003
CORONAMATIC      SCM92    PHILIPPINES TYPEWRITERS & PARTS   28910   2000
SCM (tri-bar)    SCM106   PHILIPPINES TYPEWRITERS & PARTS   29182   2000
SMITH CORONA     SCM111   POLAND      TYPEWRITERS           79458   2002
SMITH CORONA
 Logo            SCM229A  POLAND      TYPEWRITERS           APPLN
H                SCM191   PORTUGAL    TYPEWRITER PARTS &
                                        ACCESSORIES         APPLN
IQ INTELLIGENTLY
 QUIET           SCM 360  PORTUGAL    TYPEWRITERS & PWPS    284665N 1998
SCM (tri-bar)    SCM106   PORTUGAL    TYPEWRITERS           179599L 1997
SMITH CORONA     SCM236   PORTUGAL    WORD PROCESSORS       262064J 1997
SMITH CORONA
 Logo            SCM229B  PORTUGAL    WORD PROCESSORS       277111-K1998
SMITH CORONA
 logo            SCM229A  PORTUGAL    TYPEWRITERS           276247U 1998
SMITH-CORONA     SCM111   PORTUGAL    TYPEWRITERS & PARTS   179670B 1997
SPELL-RIGHT      SCM33    PORTUGAL    ALL GOODS IN CLASS 16 256500  1997
WORDERASER       SCM122   PORTUGAL    ALL GOODS IN CLASS 16 256723Y 1997
IQ INTELLIGENTLY
 QUIET           SCM360   ROMANIA     TYPEWRITERS & PWPS    APPLN
SMITH CORONA     SCM111   ROMANIA     TYPEWRITERS           APPLN
SMITH CORONA
 Logo            SCM229A  ROMANIA     TYPEWRITERS           APPLN
SMITH CORONA &
 DEVICE          SCM229   SAUDI
                          ARABIA      ALL IN CLASS 16       245/60  2000
CORONA           SCM90    SINGAPORE   TYPEWRITERS & PARTS   S/56465 1993
CORONACALC       SCM193   SINGAPORE   GOODS IN CLASS 9      S/789/901996
IQ SERIES
INTELLIGENTLY
 QUIET           SCM360   SINGAPORE   IN CLASS 16           APPLN
SCM (tri-bar)    SCM106   SINGAPORE   TYPEWRITERS & PARTS   56466    1993
SMITH CORONA     SCM236   SINGAPORE   WORD PROCESSORS       854/90   1996
SMITH CORONA
 Logo            SCM229   SINGAPORE   TYPEWRITERS           S/7364/
                                                            91       2001
SMITH-CORONA     SCM111   SINGAPORE   TYPEWRITERS & PARTS    56467   2002
CORONA           SCM90    SOUTH
                          AFRICA      TYPEWRITERS           12/25    1996
SCM (tri-bar)    SCM106   SOUTH
                          AFRICA      TYPEWRITERS           62/0501
                                                            /1       1995
SMITH CORONA     SCM236   SOUTH
                          AFRICA      WORD PROCESSORS       90/0523  1999
SMITH-CORONA     SCM111   SOUTH
                          AFRICA      TYPEWRITERS           139/51   1994
H                SCM191   SPAIN       TYPEWRITERS           APPLN
H                SCM191   SPAIN       WORD PROCESSORS       APPLN
IQ INTELLIGENTLY
 QUIET           SCM360   SPAIN       TYPEWRITERS & PWPS    APPLN
SCM (tri-bar)    SCM106   SPAIN       TYPEWRITERS           397245   2003
SCM (tri-bar)    SCM107   SPAIN       ADDING MACHINES
                                        CALCULATORS         379246   2003
SMITH CORONA     SCM236   SPAIN       WORD PROCESSORS       1583772  2003
SMITH CORONA
 Logo            SCM229   SPAIN       TYPEWRITERS, WORD
                                        PROCESSORTS         1664112  2001
SMITH-CORONA     SCM111   SPAIN       TYPEWRITERS           243964   1995
SPELL-RIGHT      SCM33B   SPAIN       ALL GOODS IN CLASS 16 APPLN
SPELL-RIGHT      SCM33A   SPAIN       TYPEWRITERS           APPLN
WORDERASER       SCM122A  SPAIN       TYPEWRITERS           1504265  2001
WORDERASER       SCM122B  SPAIN       ALL GOODS IN CLASS 9  1504264  2000
SMITH CORONA
 logo            SCM229   SWEDEN      ALL GOODS IN CLASSES
                                       9/16                261384   2004
SMITH-CORONA     SCM111   SWEDEN      TYPEWRITERS, ADDING
                                        MACHINES            141547   2002
SMITH CORONA     SCM236   SWEDEN      WORD PROCESSORS       253252   2003
CORONA           SCM90   SWITZERLAND  TYPEWRITERS           302645   1999
CORONAMATIC      SCM92   SWITZERLAND  TYPEWRITERS           267554   2003
IQ INTELLIGENTLY
 QUIET           SCM360  SWITZERLAND  TYPEWRITERS & PWPS    400125   2001
SCM (tri-bar)    SCM106  SWITZERLAND  TYPEWRITERS           319239   2001
SMITH  CORONA
 logo            SCM229  SWITZERLAND  TYPEWRITERS           392201   2011
SMITH-CORONA     SCM111  SWITZERLAND  TYPEWRITERS, WPS,
                                        RIBBON CARTR        381910   2009
SCM (tri-bar)    SCM106   TAIWAN      TYPEWRITERS & PARTS   91619    1997
SMITH CORONA     SCM236   TAIWAN      COMPUTERS, WORD
                                       PROCESSORS            514665   2000
SMITH CORONA
 Logo            SCM229A  TAIWAN      TYPEWRITERS &
                                         PRINTWHEELS FOR TWS 554694   1994
SMITH CORONA
 Logo            SCM229B  TAIWAN      WORD PROCESSORS,
                                         PRINTWHEELS,        612722   2000
SMITH CORONA
 Logo            SCM229C  TAIWAN      SHEET FEEDERS;                                                          CASSETTES; CORRECTION
                                      TAPES ETC.            616446   2003
SMITH-CORONA     SCM111   TAIWAN      TYPEWRITERS           2715     1994
CORONAMATIC      SCM92    THAILAND    TYPEWRITERS & PARTS    61578    1996
IQ INTELLIGENTLY
 QUIET           SCM 360  THAILAND    TYPEWRITERS & PWPS    TM13954   2002
SMITH CORONA
 Logo            SCM236A  THAILAND    WORD PROCESSORS        APPLN
SMITH CORONA
 Logo            SCM236B  THAILAND    TYPEWRITERS           APPLN
SMITH-CORONA     SCM111   THAILAND    TYPEWRITERS           69772    1996
SMITH-CORONA
 Logo            SCM229   THAILAND    TYPEWRITERS           APPLN
SCM & DESIGN     SCM106   TURKEY      TYPEWRITERS,
                                      CALCULATING MACHINES  60222    1997
SMITH-CORONA     SCM111   TURKEY      TYPEWRITERS,
                                        TYPEWRITER RIBBON   60292    1997
SMITH CORONA
 Logo            SCM229A  U.A.E       TYPEWRITERS & WORD
                                        PROCESSORS          7858     2001
SMITH CORONA
 Logo            SCM229B  U.A.E.      WORD PROCESSORS       7857     2001
SPELL-RIGHT      SCM33    U.S.S.R     ALL GOODS IN CLASSES
                                        9&16                88740    1999
AUTOSPELL        SCM87    U.S.S.R.    ALL GOODS IN CLASSES
                                        9/16                95466    2000
RIGHT RIBBON
 SYSTEM          SCM133A  U.S.S.R.    ALL GOODS IN CLASSES
                                        9&16                88646    1999
RIGHT RIBBON
SYSTEM(CYRILLIC) SCM133B  U.S.S.R.    ALL GOODS IN CLASSES
                                        9 & 16              96867    2000
SMITH CORONA
 device          SCM111   U.S.S.R.    ALL GOODS IN CLASSES
                                         9/16                88647    1999
SMITH CORONA
 device(CYR)     SCM229   U.S.S.R.    ALL GOODS IN CLASSE
                                         9/16                88644    1999
SPELL-RIGHT
 (CYRILLIC)      SCM33    U.S.S.R.    TYPEWRITERS & WORD
                                        PROCESSORS           96869    2000
WORDERASER       SCM122A  U.S.S.R.    ALL GOODS IN CLASSES
                                         9&16                88739    1999
WORDERASER
 (CYRILLIC)      SCM122B  U.S.S.R.    ALL GOODS IN CLASSES
                                      9/16                  96870    2000
WORDFIND         SCM123A  U.S.S.R.    TYPEWRITERS,
                                        WORDPROCESSORS      88645    1999
WORDFIND(IN CYR) SCM123B  U.S.S.R.    TYPEWRITERS, WORD
                                       PROCESSORS,    ETC.  96968    2000
WORDRIGHT        SCM121   U.S.S.R.    TYPEWRITERS, WORD
                                       PROCESSORS           95467    2000
CHARACTER SWAP   SCM377   UNITED
                          KINGDOM     WORD PROCESSORS       B1502090 1998
CORONA           SCM90    UNITED
                          KINGDOM     TYPEWRITERS           341299   1995
CORONACALC       SCM193   UNITED
                          KINGDOM     COMPUTERS (WORD
                                       PROCESSORS)           1407399  1996
H                SCM191   UNITED
                          KINGDOM     TYPEWRITER PARTS AND
                                       ACCESSORIES
IQ SERIES
 INTELLIGENTLY   SCM360   UNITED
 QUIET                    KINGDOM     TYPEWRITERS           1504616  1998

SCM (tri-bar)    SCM106   UNITED
                          KINGDOM     TYPEWRITERS           855595   1998
SMITH CORONA     SCM111   UNITED
                          KINGDOM     TYPEWRITERS, PARTS    695405   1999
SMITH CORONA     SCM395   UNITED
                          KINGDOM     CALCULATORS, PARTS AND
                                      FITTINGS              1524682  1999
SMITH CORONA     SCM236   UNITED
                          KINGDOM     WORD PROCESSORS       1396565  1996
SMITH CORONA
 Logo            SCM229A  UNITED
                          KINGDOM     TYPEWRITERS           1472565  1998
SMITH CORONA
 Logo            SCM229B  UNITED
                          KINGDOM     WORD PROCESSORS       1472564  1998
SMITH CORONA
 logo            SCM416   UNITED
                          KINGDOM     MACHINES FOR
                                      LAMINATING DOCUMENTS  1540505  2000
START-RITE       SCM117   UNITED
                          KINGDOM     TW ACCESSORIES, PRINT
                                      & CORRECTION RIBBONS  1333449  2004
WORD SWAP        SCM376   UNITED
                          KINGDOM     WORD PROCESSORS       APPLN
SCM              SCM105   VENEZUELA   TYPEWRITERS           99834    1997
SCM              SCM105   VENEZUELA   TYPEWRITERS           99818-F  1997
SCM (tri-bar)             VENEZUELA   BUSINESS CARDS        104782-F  1998
SCM (tri-bar)    SCM106   VENEZUELA   TYPEWRITERS           99855-F  1997
SCM(tri-bar)     SCM106   VENEZUELA   TYPEWRITERS           99833-F  1997
SMITH CORONA
 Logo            SCM229   VENEZUELA   TYPEWRITERS,
                                      WORD PROCESSORS       APPLN
SMITH-CORONA     SCM111A  VENEZUELA   TYPEWRITERS           107491-F 1998
SMITH-CORONA     SCM111B  VENEZUELA   TYPEWRITERS           17819-D  1998

                          SCHEDULE 3.13

                      CERTAIN ERISA MATTERS

                                 SCHEDULE  3.13

                                 ERISA FUNDINGS



as of  JANUARY 1, 1994

                                                 Office Supplies Group         Smith Corona
                                                 Hourly              Salaried       Hourly    Salaried       Total

VALUE OF ACCRUED
 BENEFITS
Vested Benefits     $2,990,001 $2,189,401  $26,446,176  $33,327,163 $64,903,543
Nonvested Benefits     163,538    124,660       18,662      695,958   1,002,818
Value of All Accrued
 Benefits            3,154,339  2,264,061   26,464,840   34,023,121  65,906,361
Accrued Market
 Value of Assets     2,301,581  2,611,488   24,574,436   38,068,637  67,556,142
Funded Ratio                .9        (.3)  1.9         (3.2)          1.2
(Total Accrued
  Benefits)                73%        115%  93%          112%         103%
P/Y                       72%         105%  97%          110%         103%
/TABLE

                                  SCHEDULE 3.15

                                   SUBSIDIARIES


Subsidiary Name                     Country/State of Incorporation
SCC LI Corp.                                      New York
Hulse Manufacturing Company                       New York
SCM Office Supplies Incorporated                  Delaware
Smith Corona Overseas Holdings, Inc.              Delaware
SCM (United Kingdom) Limited                      Delaware
SCM Inter-American Corporation                    California
Smith Corona International, Ltd.                  St. Croix, U.S. Virgin
    Islands
Smith Corona France S.A.R.L.                      France
Smith Corona (Canada) Limited                     Ontario, Canada
Smith Corona Private Ltd.                         Republic of Singapore
Smith Corona (United Kingdom) Limited             United Kingdom
Coronasphere (Inactive)                           United Kingdom
Smith Corona Australia Pty. Ltd.                  Australia
P.T. Smith Corona Batam                           Republic of Indonesia
Smith Corona de Mexico SA de C.V.                 Mexico
Smith Corona GmbH                                 Germany
Smith Corona S.A. (Belgium)                       Belgium

/TABLE

                                  SCHEDULE 3.19

                          CERTAIN ENVIRONMENTAL MATTERS
SCHEDULE 3.19



   MATTER         DESCRIPTION              STATUS
1  State of NY,   State and municipal Entered into settlement
   et al.v.SCC    authorities suing SCC    agreement 5/12/89
   (USDC NDNY)    for cleanup costs   resolving SCC's liability
                  under the           to State and municipal
                  Comprehensive       authorities and including
                Environmental Response   State approval of the on-
                   compensation and    site remedial design.
                  Liability Act       Public nuisance claims
                  ("CERCLA") for      not released until
                  groundwater         completion of remedial
                  contamination in    action.        Remedial
                  Cortlandville and   activity is continuing
                  Cortland,New York   estimated completion 14,
                                      years.

2  State of NY v. State Attorney Gen- Trial of liability issues
   Allied Corp.,  eral suing Allied   completed in August 1992.
   et   al.(USDC  and others for      Memorandum - Decision and
   NDNY)          clean-up costs
                  under CERCLA for    Order dated 9/7/93 found
                  alleged disposal of SCC not liable. (Appeal
                  hazardous substancespossible but apparently
                  at "Solvent Savers" unlikely).
                  and "Novak Farm" sites
                  in central New York
                  State. Private third-
                  party action brought
                  against SCC and three
                  other corporations for
                  indemnification and/or
                  contribution.

3  Groton,NY      New York State      Entered into consent
   Site           Department of       order March 31,1993; SCC
                  Environmental       to develop and implement
                  Conservation ("NYDEC")   remediation plan and
                  listed SCC's former reimburse State for
                  operations in Groton,    costs.
                  New York as an
                  inactive hazardous
                  waste disposal site.

4  Rosen          U.S.Environmental   Responded to EPA's
   Superfund Site Protection Agency   request that SCC set
                  ("EPA") named SCC a forth its position
                  potentially         regarding its non-
                  responsible party   response to order to
                  (PRP") at Rosen     perform a Remedial
                  superfund Site. SCC Investigation/Feasibility                         has used a hauler   Study ("RI/FS" ).
                  related to the site
                  owner, but only to
                  haul non-hazardous  -
                  waste.

5  Cooper         Private contribution     Entered into (i) Joint
   Industries,    action brought against   Defense Agreement with 2
   Inc.,et al.    SCC and others by   other parties to be
   v.Agway,       parties participating    represented by Nixon,
   Inc.,et al.    in the clean-up of the   Hargrave and (ii)
   (USDC NDNY)    Rosen Superfund Site.    comprehensive Joint
                                      Defense and Cost Sharing
                                      Agreement with all other
                                      defendants. Currently
                                      engaged in discovery.

6  Envirotek II   Named a PRP at      One of 300PRP's which
   Site           Envirotek site in   entered into a consent
                  Tonawanda,New York, order to perform removal
                  to which SCC had sent    of hazardous waste from
                  certain hazardous   the site. Hulse
                  waste and non-      Manufacturing subsidiary
                  hazardous waste for opted for de minimis
                  disposal.           buyout for removal phase
                                      for less that $5,000.
                                      Investigation during
                                      removal phase may lead to
                                      EPA demand for RI/FS and
                                      site remediation.

7  Quanta         Named a PRP by EPA at    One of 25PRP's which
   Resources Site Quanta Resources site    entered into Settlement
                  in Syracuse,New York,    Agreement with EPA and
                  to which SCC allegedly   Dept. of Justice
                  sent hazardous waste     10/22/92. Possible claim
                  for disposal.       for New York State
                                      investigation costs,
                                      through no claims
                                      currently threatened or
                                      asserted.

8  PAS Oswego
   Superfund Site Named a PRP at      Entered into consent
                  Pollution Abatement order to conduct a RI/FS
                  Services ("PAS")    at the site. Entered
                  Superfund Site in   into second consent order
                  Oswego,New York.    with EPA in September
                                      1991 to undertake interim
                                       ground water removal.

9  PAS Satel-     Named a PRP at eight
      lite Sites: PAS "Satellite" sites
                  which were used as
                  waste staging
                  facilities for the
                  main PAS Oswego Site.
                  Three of the satellite
                  sites are listed on
                  the National
                  Priorities List and,
                  as noted in Status
                  column,investigation
                  and/or remediation is
                  proceeding at various
                  stages.
   (a) Fulton                         Entered into consent
   Terminals                          decree in September 1991
   Site                               to perform certain
                                      remedial actions and
                                      reimburse EPA for certain                                             past costs.

   (b) Volney                         Entered into consent
   Site                               order in September 1990
                                      to conduct a RI/FS.
                                      Entered into Consent
                                      Order in May 1993 to
                                      conduct Supplemental Pre-
                                      Remedial Design Study.

   (c)  Clothier                      Entered into consent
        Site                          decree in June 1989 to
                                      undertake remedial
                                      action. Entered into
                                      second consent decree
                                      with EPA in September
                                      1991, reimbursing EPA for
                                      $2.5 Million past
                                      response costs (SCC
                                      allocated share less that
                                      1%.  Barring unexpected
                                      developments, remedy has
                                      been completed.

10 Byron Barrel & Served with subpoena      After searching records,
   Drum Site           August 1990 by PRP   at SCC informally reported
                       Byron Barrel & Drum  to PRP that it had no
                       Superfund Site seek- information concerning
                       ing information      disposals. No activity
                       about alleged SCC    since 1990.
                       waste disposal
                       at site.

/TABLE

SCHEDULE 6.2

EXISTING INDEBTEDNESS

None.
SCHEDULE 6.3

EXISTING LIENS


1. A second priority security interest in favor of Chemical Bank and Bank of America Illinois -- all domestic accounts receivable, inventory, equipment, and stock of certain wholly-owned subsidiaries of the Borrower.

2. Lloyds Bank Plc having some interest in the United Kingdom accounts receivables and Prudential Assurance having an interest in United Kingdom real property.

3.  1995 Taxes -- an item not yet payable.

4.  Certain operating and capital leases of equipment.

5. Materialmen's claims not yet a lien for work done with respect to environmental remediation.

    6.  Tooling used in the manufacturing process.

                             SCHEDULE 6.4

                    EXISTING GUARANTEE OBLIGATIONS

None.

                            EXHIBIT A

                             FORM OF
                     REVOLVING CREDIT NOTE



$____________                                  New York, New York
                                               ____________, 1995


    FOR VALUE RECEIVED, the undersigned, Smith Corona Corporation, a Delaware corporation (the ``Borrower''), hereby unconditionally promises to pay to the order of _______________ (the ``Lender'') at the office of Chemical Bank, located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, on the Termination Date the principal amount of (a)_____________ DOLLARS ($___________), or, if less, (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the Borrower pursuant to subsection 2.1 of the Credit Agreement, as hereinafter defined. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in subsections 2.7 and 2.9 of such Credit Agreement.

    The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date and amount of each Revolving Credit Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the rights of the Lender or the obligations of the Borrower in respect of such Revolving Credit Loan.

    This Note (a) is one of the Revolving Credit Notes referred to in the Debtor-in-Possession Credit Agreement dated as of __________ ___, 1995 (as amended, supplemented or otherwise modified from time to time, the ``Credit Agreement''), among the Borrower, the Lender, the other banks and financial institutions from time to time parties thereto and Chemical Bank, as agent,
(b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement.

    Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

    All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

    Unless otherwise defined herein, terms defined in the Credit
Agreement and used herein shall have the meanings given to them in the Credit Agreement.

    THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND
INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                              SMITH CORONA CORPORATION



                              By:

                              Name:

                              Title:
     WINTHROP, STIMSON, PUTNAM & ROBERTS
     July 11, 1995



        Chemical Bank, as Agent 270 Park Avenue
        New York, New York 10017

             And each of the Lenders parties to the Credit Agreement referred to below

        We have acted as counsel to Smith Corona
        Corporation, a Delaware corporation (the
        "Borrower"), SCM (United Kingdom) Limited, a Delaware corporation, and Smith Corona Overseas Holdings, Inc., a Delaware corporation, (collectively, the "Parties") in connection with (a) the Debtor-in-Possession Credit Agreement, dated as of July 10, 1995 (the "Credit Agreement"), among the Borrower, the lenders parties thereto (the "Lenders") and Chemical Bank, as agent for the Lenders (in such capacity, the "Agent"), (b) the Revolving Credit Notes, (c) the Security Agreement, (d) the Subsidiary Guaranty and (e) the Guarantor Pledge Agreement.

        The opinions expressed below are furnished to you pursuant to subsection 4.1(k)of the Credit
        Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                   In arriving at the opinions expressed below,

         (a) we have examined and relied on the
         originals, or copies certified or otherwise identified to our satisfaction, of each of (1) the Credit Agreement, (2) the Revolving Credit Notes dated the date hereof and (3) the Security Agreement, Subsidiary Guaranty, the Guarantor Pledge Agreement and Borrower Pledge Agreement dated the date hereof (the Credit Agreement, the Revolving Credit Notes and the Security Agreement, Subsidiary Guaranty, the Guarantor Pledge Agreement and Borrower Pledge Agreement being hereinafter referred to collectively as the "Transaction Documents");

         (b) we have examined two (2) Connecticut form
         UCC-1 Financing Statements and two (2) New York form UCC-1 Financing Statements, each naming the Borrower as debtor and the Agent as secured party together with such other form UCC-1 Financing Statements for California and Hawaii as you have furnished us on the date hereof (collectively, the Financing Statements");

         (c) we have examined such corporate documents and records of the Borrower and such other instruments and certificates of public officials, officers and representatives of the Borrower and other Persons; and

         (d) we have examined that certain Interim
         Order dated July 10, 1995 (i) Authorizing
         Post Petition Financing and (ii) Granting Senior Liens and Priority Administrative Expense Claim Status (the "Interim Order") together with the form of that certain Final Order (i) Authorizing Post Petition Financing and
         (ii) Granting Senior Liens and Priority Administrative Expense Claim Status (the "Final Order") which we have assumed will be entered on August 2, 1995 in the form annexed to the Credit Agreement.

         In arriving at the opinions expressed below, we have made such investigations of law as we have deemed appropriate as a basis for such opinions.

         In rendering the opinions expressed below, we have assumed, with your permission, without independent investigation or inquiry, (a) the authenticity of all documents submitted to us as originals, (b) the genuineness of all signatures on all documents that we examined (other than those of the Borrower and officers of the Borrower) and (c) the conformity to authentic originals of documents submitted to us as certified, conformed or photostatic copies.

         For all purposes of this opinion, we have also assumed, without any independent investigation or inquiry on our part, that:

         (a) the Collateral, as defined in the Security
         Agreement and Borrower Pledge Agreement, exists and the Borrower has title to such Collateral;

         (b) the information contained in each one of the Schedules attached to the Security Agreement, Borrower Pledge Agreement and each one of the Financing
         Statements is accurate in all material respects;

         (c) Borrower will be in good standing in the States of Connecticut and Hawaii on or before August 2, 1995; and

      (d) payment in full pursuant to the Credit Agreement, of all Obligations arising under a certain Amended and Restated Credit Agreement dated as of April 7, 1995 and all "Prior Obligations" as defined in the Interim Order has occurred.
           When our opinions expressed below are stated
      "to the best of our knowledge," we have made reasonable and diligent investigation of the subject matters of such opinions and have no reason to believe that there exist any facts or other information that would render such opinions incomplete or incorrect.

  Based upon and subject to the foregoing, we are of the opinion that:

  l. Each Party (a) is duly organized, validly existing and in good standing under the laws of Delaware, (b) has the corporate power and authority and the legal right to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except for the States of Connecticut and Hawaii. The failure to be so qualified in any states (other than Connecticut and Hawaii) in which the Borrower is not presently qualified does not, in the aggregate, have a Material Adverse Effect.

  2. Upon the entry of the Interim Order, the Borrower has the corporate power and authority, and the legal right, to make, deliver and perform its obligations under the Credit Agreement, the Security Agreement and each of the other Transaction Documents to which it is a party, to borrow under the Credit Agreement (to the extent set forth in the Interim Order and then upon entry of the Final Order to the extent set forth therein) and to grant security interests in its property under the Security Agreement. Each Party other than the Borrower has the corporate power and authority, and the legal right to make, deliver, and perform its obligations under the Transaction Documents to which it is a party. The Borrower has taken all necessary corporate action to authorize the borrowings on the terms and conditions of the Credit Agreement, the Security Agreement, and the other Transaction Documents and each Party has taken all necessary corporate action to authorize the execution, delivery and performance of the Transaction Documents to which it is a party. Except for entry of the Interim and Final Orders, no consent or authorization of, approval by, notice to, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings under the Credit Agreement, granting of security interests under the Security Agreement or with the execution, delivery, performance, validity or enforceability of the Credit Agreement, the Security Agreement and the other Transaction Documents.

  3. Each of the Credit Agreement, Security Agreement and the other Transaction Documents to which the each Party is a party has been duly executed and delivered on behalf of such Party and constitutes a legal, valid and binding obligation of such Party, enforceable against the Borrower in accordance with its terms as set forth in the Interim Order and, upon its entry, the Final Order.

  4. The execution and delivery of the Transaction
  Documents to which any Party is a party, the performance by the applicable Party of its obligations thereunder, the consummation of the transactions contemplated thereby, the compliance by the Parties and each of their Subsidiaries with any of the provisions thereof, the borrowings under the Credit Agreement and the use of proceeds thereof, all as provided therein, will not violate, or constitute a default under, any Requirement of Law or, to the best of our knowledge, (and excepting any defaults resulting from the filing of the Borrower's Chapter 11 petition), any Contractual
  Obligations of the Borrower or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues, except for the Liens created by the Security Agreement, the Borrower Pledge Agreement and Guarantor Pledge Agreement.

  5. The entry of the Interim Order on the docket has created in favor of the Agent, for the ratable benefit of the Lenders, a valid and fully perfected security interest in all of the Collateral as to which a first priority (subject to Permitted Liens) security interest may be perfected under the laws of the states in the United States in which the Collateral is located.

  6. To the best of our knowledge, no postpetition litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues

  (a) with respect to the Credit Agreement or any of the other Transaction Documents or (b) which could have a Material Adverse Effect on the postpetition business activities of the Borrower.

   7. To the best of our knowledge, (and excepting any defaults resulting from the filing of the Borrowers Chapter 11 petition), neither the Borrower nor any of its Subsidiaries is in default under or with respect to any Contractual Obligations in any respect which could have a Material Adverse Effect.

   8. No Party is ( i ) an "investment company",
   company "controlled" by an "investment company",   or
   a
   within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "holding company" as defined in, or otherwise subject to regulation under, the Public Utility Holding Company Act of 1935. No Party is subject to regulation under any Federal or state statute or regulation which limits its ability to incur Indebtedness.

   Our opinions set forth in paragraph 3 above are subject to any orders hereafter entered by the Bankruptcy Court.

   With respect to all borrowings made from and after August 2, 1995, the Final Order shall have been entered on the docket of such Court by the Clerk of the Bankruptcy Court and shall not have been stayed, modified, altered or reversed as of August 2, 1995.

   We are members of the bar of the State of New York and we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the General Corporate Law of the State of Delaware and the Federal laws of the United States of America.

                                     Very truly yours,
                                     /s/ Winthrop Stimson, Putnum
                                     Roberts
                                                        EXHIBIT C
                FORM OF ASSIGNMENT AND ACCEPTANCE


     Reference is made to the Debtor-in-Possession Credit Agreement, dated as of July 10, 1995, (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Smith Corona Corporation (the "Borrower"), the Lenders named therein and Chemical Bank, as agent for the Lenders (in such capacity, the "Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                          (the "Assignor") and
 (the "Assignee") agree as follows:

     1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), a ___% interest (the "Assigned Interest") in and to the Assignor's rights and obligations under the Credit Agreement with respect to those commitments contained in the Credit Agreement as are set forth on Schedule I thereto in a principal amount for each commitment as set forth on Schedule I hereto.

     2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that it has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries or any other obligor or the performance or observance by the Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches the Note held by it pursuant to the Credit Agreement and requests that the Agent exchange such Note for a new Note payable to the Assignor (if the Assignor has retained any interest in the Credit Agreement) and a new Note or Notes payable to the Assignee in the respective amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

     3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance;
(b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to subsection 3.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to subsection 2.11(b) of the Credit Agreement.

     4. The effective date of this Assignment and Acceptance
shall be               , 19   (the "Effective Date").  Following
the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance by it and recording by the Agent pursuant to subsection 9.6 of the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Agent, be earlier than five Business Days after the date of such acceptance and recording by the Agent).

     5. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

     6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

     7. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

     8. The Assignor and Assignee respectively represent and warrant to each other and to each of the Borrower and the Agent that this Assignment and Acceptance, and the transaction contemplated hereby, complies with the terms and provisions of the Credit Agreement related hereto, including without limitation subsection 9.6 thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on
Schedule I hereto.
                           Schedule I
                  to Assignment and Acceptance
             relating to the Amended and Restated
                  Revolving Credit Agreement,
                  dated as of April    , 1995,
                             among
                   SMITH CORONA CORPORATION,
                   the Lenders named therein
                              and
 Chemical Bank, as agent for the Lenders (in such capacity, the
                            "Agent")


Name of Assignor:

Name of Assignee:

Effective Date of Assignment:

               Principal                Commitment
               Amount Assigned          Percentage Assigned(1)


               $                           .               %


               [Name of Assignee]       [Name of Assignor]


By:                                     By:
Name:                                   Name:
Title:                                  Title:





Accepted:

        Chemical Bank, as Agent



By
Name:
Title:

Consented To:

        [Name of Borrower]

By
Name:
Title:
1. Calculate the Commitment Percentage that is assigned to at least 15 decimal places and show as a percentage of the aggregate commitments of all Lenders.

                                                 EXHIBIT D


                  FORM OF BORROWING CERTIFICATE


Pursuant to subsection 4.1(c) of the Debtor-in-Possession Credit Agreement dated as of July 10, 1995 by and among Smith Corona Corporation, a Delaware corporation, as debtor and debtor-in-possession, (the "Borrower"), Chemical Bank, as Agent and the Lenders parties thereto (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; terms defined in the Credit Agreement being used herein as therein defined), the Borrower hereby certifies as follows:

1. The representations and warranties of the borrower set forth in the Loan Documents or which are contained in any certificate, document or financial or other statement furnished pursuant to or in connection with any Loan Documents are true and correct n all material respects on and as of the date hereof with the same effect as if made on and as of the date hereof, except to the extent that such representations and warranties related to an earlier date.

2. No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to the making of the Loans as of the date hereof.

3. The Borrower is a corporation duly incorporated and validly existing under the laws of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate on behalf of the Borrower as of the date indicated below.

                    SMITH CORONA CORPORATION,
                    as debtor and debtor-in-possession



                    By:
                    Title:


                    Date:
                                                        EXHIBIT E
                   BORROWING BASE CERTIFICATE

          Pursuant to subsection 5.2(d) of the DEBTOR-IN-POSSESSION dated as of July 10, 1995 (the "Credit Agreement"), among SMITH CORONA CORPORATION, a Delaware corporation, as debtor and debtor-in-possession (the "Borrower"), the banks parties thereto (the "Banks") and CHEMICAL BANK, as agent for the Banks thereunder (in such capacity, the "Agent"), the Borrower hereby certifies to the Agent as follows:

I.   Set forth below for the Borrower and its Subsidiaries are
     (1) the total amount of domestic accounts receivables excluding Puerto Rico, (2) each item subtracted therefrom pursuant to the definition of Eligible Accounts and (3) the amount of Eligible Accounts, each as of the last day of the fiscal month of __________, 199_.

Total Accounts                          __________________

Less adjustments to Accounts for:

(a)  Accounts which do not meet the requirements of clause (a)
     and (f) of the definition of "Eligible Accounts" in the
     Credit Agreement                   __________________

(b)  Accounts that are later than sixty (60) days after the due
     date stated on the invoice therefor;    __________________

(c) amounts of net credit balances the dates of which are earlier than 60 days prior to the date of determination (as calculated on the Report RBAR4515-A) with respect to the aggregate Accounts of any Account Debtor with original due dates more recent than 60 days prior to the date of
     determination;                     __________________

(d) for the ten Accounts with the highest aggregate balances on the accounts receivable aging summary aging of the Borrower, the balance in the current to 60 days past due aging categories, where 25% or more of the total face value of such Account has been unpaid for more than 60 days, as
     calculated on the Report RBAR4515-B     __________________

(e) for all other Accounts, the aggregate balance in the current to 60 days past due aging categories, where 50% or more of the total face value of such Account has been unpaid for more than 60 days, as calculated on the Report RBAR 4515-B
                                             __________________

(f) advertising/preparation allowances, or "Key City" allowances, volume and other rebate programs, and downward price adjustments or price protection and transition programs (collectively referred to as the "Programs"), equal to the greater of (i) or (ii):

      (i) allowance earned but not taken with respect to the Programs, calculated as follows:

          general ledger provision for the Programs, after adjustments for additions and/or reversals less credits issued (also referred to as payments) to date less total chargebacks requested by customers as recorded on the Transaction Code Summary Aging of Accounts

          Total of (i)                       __________________



     (ii) estimate of the current liability for the Programs, calculated as follows:

          a one-month rolling average of the last twelve months of credits issued (also referred to as payments)

          plus chargebacks requested by customers as recorded in the current to 60 days past due aging categories on the Transaction Code Summary Aging of Accounts


          Total of (ii)

          Greater of (i) or (ii)



(g) adjustments to reflect the return or rejection of, or any loss of or damage to, any of the Inventory giving rise to such Account, and for any material delivery, freight or financing charges, or late or other fees, or set-offs, counterclaims, defenses, or disputes existing or asserted
     with respect to such Account            __________________

(h)  Accounts arising from transactions with employees, officers, agents, directors, Stockholders, Subsidiaries or Affiliates
                                             _________________

(i) Accounts arising from sales to the United States of America or any state, territory, subdivision, department or agency thereof, unless all applicable requirements of the Assignment of Claims Act of 1940 have been met.
                                             __________________
(j)  Accounts arising from sales to debtors located outside the
     United States not previously excluded   __________________

(k) Accounts arising from sales to customers which are insolvent or the subject of any bankruptcy case or insolvency proceeding of any kind, unless such Account is due from such Account Debtor as an administrative claim under the Bankruptcy Code and the Agent, in the exercise of its reasonable business judgment, deems such Account Debtor to
     be creditworthy                         __________________

(l)  non-trade receivables                   __________________
(m)  retainages or holdbacks                 __________________

(n)  Accounts which are not actually and absolutely owing to such
     Borrower                                __________________

(o)  Accounts which are contingent for any reason or have been
     sold or discounted without recourse;    __________________

(p)  unbilled accounts                       __________________

(q)  accounts unacceptable to the Required Lenders
                                             __________________

(r)  Accounts which should be charged off or written off as
     uncollectible in accordance with the customary business
     practice of the Borrower                __________________

(s) Accounts which arise out of any claim in tort, is evidenced by chattel paper, a promissory note, a negotiable instrument, or any other instrument of any kind, unless the Borrower has delivered and properly endorsed such chattel paper, promissory note, negotiable instrument or other instrument to the Agent, on behalf of the Required Lenders
                                             __________________

(t)  Accounts based on a cash on delivery sale, unless cash has been received on but not yet applied to any such Account
                                             ________________

(u)  Accounts arising out of the delivery of samples or trial merchandise to customers of Account Debtors
                                             __________________

     Total Accounts Excluded                 __________________
     Total Eligible Accounts                 __________________

     Adjusted Eligible Accounts:

     Eligible Accounts x 70% =





II.  Set forth below for the Borrower and its Subsidiaries are
     (1) total Inventory, (2) each item subtracted from total Inventory pursuant to the definition of Eligible Inventory,
     (3) Eligible Inventory, and (4) Eligible Service Depot Inventory each as of the last day of the fiscal month of _________, 199_.

Total domestic and in-transit Inventory from the Borrower's
Singapore and Mexico facilities              __________________

Less Inventory consisting of:

(a)  work-in-process and raw materials not previously excluded
                                             __________________
(b)  packaging materials and supplies        __________________
(c)  damaged or unsalable Inventory          __________________
(d)  Inventory located on premises other than those listed on
     Schedule 4 of the Security Agreement    __________________
(e)  Inventory to be returned to suppliers   _________________
(f) Inventory which has been consigned or sold pursuant to a "bill and hold" or "sale or return" arrangement
                                             _________________
(g) Inventory which is not subject to the Agent's duly perfected, first priority Lien and no other Lien other than Liens permitted by subsection 6.3 of the Credit Agreement
                                             __________________

(h)  reconditioned product, rework or discontinued (as each such term is used in the inventory records of the Borrower
     delivered to the Agent), Service Depot Inventory or
     Defective Stock                         __________________

(i)  Inventory which is in transit to third parties
                                             __________________

(j)  Inventory consisting of products using electrical current of
     other than 110 volts                    _________________
(k)  intercompany profit                     __________________
(l)  Inventory unacceptable to the Required Lenders
                                             __________________
     Total Inventory Excluded                __________________
Eligible (Non-Service Depot) Inventory

Adjusted Eligible (Non-Service Depot) Inventory:

Eligible (Non-Service Depot)            Inventory x 40% =


Total Service Depot Inventory

Less:     30% of total Service Depot Inventory

Eligible Service Depot Inventory

Adjusted Eligible Service Depot Inventory (limited to the lesser of the amount calculated below or $500,000):

Eligible Service Depot
     Inventory X 20% =                             ______________

In Transit Inventory:

Finished goods Inventory in transit to the United States from
Samsung Corporation, Korea, and other approved vendors, and that is subject to the Agent's security interest x 40% =
                                                  _______________
Total Borrowing Base:

     Adjusted Eligible Accounts

     Adjusted Eligible Service Depot Inventory

     Adjusted Eligible (Non-Service Depot) Inventory
                                                  _____________


     In Transit Inventory

     Reserve for Ocean Freight, Customs Duty and Other Fees for
     In Transit Inventory

     Acceptance Obligations                  (________________)

          Total Borrowing Base               __________________





Terms defined in the Credit Agreement are used herein with their meanings as defined therein.



By:

Title:


Dated as of



                           EXHIBIT F

                       SECURITY AGREEMENT


THIS SECURITY AGREEMENT, is dated as of July 10, 1995, and made by SMITH CORONA CORPORATION, a Delaware corporation, as a debtor and debtor in possession (the "Borrower"), in favor of CHEMICAL BANK, as Agent (in such capacity, the "Agent") for the lenders party to the Debtor-in-Possession Credit Agreement referred to below.


                       W I T N E S S E T H:


     WHEREAS, Borrower, Agent and the lenders party thereto ("Lenders") have entered into a Debtor-in-Possession Credit Agreement dated as of July 10, 1995 (as amended, restated, supplemented or otherwise modified from time to time, the "DIP Credit Agreement"); and

     WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the DIP Credit Agreement that the Borrower shall have executed and delivered this Security Agreement to the Agent for the ratable benefit of the Lenders;

     NOW, THEREFORE, in consideration of the premises and to induce the Agent and the Lenders to enter into the DIP Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower, the Borrower hereby agrees with the Agent, for the ratable benefit of the Lenders, as follows:

     1.  Defined Terms.

          1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the DIP Credit Agreement and used herein shall have the meanings given to them in the DIP Credit Agreement, and the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Chattel Paper, Documents, Equipment, Fixtures, General Intangibles, Instruments, Inventory and Proceeds.

     (b)  The following terms shall have the following meanings:

     "Agreement": this Security Agreement, as the same may be amended, modified or otherwise supplemented from time to time.

     "Collateral":  as defined in Section 2 of this Agreement.

     "Collateral Account": any collateral account established by the Agent as provided in subsection 5.3 or subsection 7.2.

     "Obligations": the collective reference to (a) the unpaid principal of and interest on the Notes, the L/C Obligations and all other obligations and liabilities of the Borrower to the Agent and the Lenders (including, without limitation, interest accruing at the then applicable rate provided in the DIP Credit Agreement after the Termination Date), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the DIP Credit Agreement, the Notes, this Agreement, the other Loan Documents or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of the DIP Credit Agreement or this Agreement or any other Loan Document) and (b) the Prior Indebtedness.

     "Patents": (a) all letters patent of the United States or any other country and all reissues and extensions thereof, including, without limitation, any thereof referred to in Schedule 1 hereto, and (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any thereof referred to in Schedule 1 hereto.

     "Patent License": all agreements, whether written or oral, providing for the grant by or to the Borrower of any right to manufacture, use or sell any invention covered by a Patent, including, without limitation, any thereof referred to in Schedule 1 hereto.

     "Trademarks": (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, including, without limitation, any thereof referred to in Schedule 2 hereto, and (b) all renewals thereof.

     "Trademark License": any agreement, written or oral, providing for the grant by or to the Borrower of any right to use any Trademark, including, without limitation, any thereof referred to in Schedule 2 hereto.

     "UCC": the Uniform Commercial Code as from time to time in effect in the State of New York.

     1.2 Other Definitional Provisions. (a) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

     (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

     2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, the Borrower hereby grants to the Agent for the ratable benefit of the Lenders a security interest in all of the property of the estate of the Borrower (as such term is defined in Section 541 of the Bankruptcy Code), including all of the following property, in each case whether now owned or at any time hereafter acquired by the Borrower or in which the Borrower now has or at any time in the future may acquire any right, title or interest and wherever the same may be located (collectively, the "Collateral"):

     (a)  all Accounts;

     (b)  all Chattel Paper;

     (c)  all Contracts;

     (d)  all Documents;

     (e)  all Equipment;

     (f)  all Fixtures;

     (g)  all General Intangibles;

     (h)  all Instruments;

     (i)  all Inventory;

     (j)  all Patents;

     (k)  all Patent Licenses;

     (l)  all Trademarks;

     (m)  all Trademark Licenses;

     (n)  all books and records pertaining to the Collateral; and

     (o) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing.

     3. Representations and Warranties. The Borrower hereby represents and warrants that:

     3.1 Title; No Other Liens. Except for the security interest granted to the Agent for the ratable benefit of the Lenders pursuant to this Agreement and the other Liens permitted to exist on the Collateral pursuant to the DIP Credit Agreement, the Borrower owns each item of the Collateral free and clear of any and all Liens or claims of others. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Agent, for the ratable benefit of the Lenders, pursuant to this Agreement or as are permitted pursuant to the DIP Credit Agreement.

     3.2 Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) constitute perfected, non-voidable security interests in the Collateral for the ratable benefit of the Lenders, (b) are prior to all other Liens on the Collateral in existence on the date hereof except for Liens permitted to exist pursuant to the DIP Credit Agreement and (c) are enforceable as such against (1) all creditors of and purchasers from the Borrower (except purchasers of Inventory in the ordinary course of business) and (2) any Person having any interest in the real property where any of the Equipment is located.

     3.3 Inventory and Equipment. The Inventory and the Equipment constituting part of the Collateral are kept at the locations listed on Schedule 3 hereto.

     3.4 Chief Executive Office. The Borrower's chief executive office and chief place of business is located at 65 Locust Avenue, New Canaan, Connecticut.

     4. Covenants. The Borrower covenants and agrees with the Agent and the Lenders that, from and after the date of this Agreement until this Agreement is terminated and the security interests created hereby are released:

     4.1 Delivery of Instruments and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall be immediately delivered to the Agent, duly indorsed in a manner satisfactory to the Agent, to be held as Collateral pursuant to this Agreement.

     4.2 Marking of Records. The Borrower will mark its books and records pertaining to the Collateral to evidence this Agreement and the security interests created hereby.

     4.3 Maintenance of Insurance. (a) The Borrower will maintain, with financially sound and reputable companies, insurance policies (1) insuring the Inventory and Equipment constituting part of the Collateral against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Agent and
(2) insuring the Borrower, the Agent and the Lenders against liability for personal injury and property damage relating to such Inventory and Equipment, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Agent and the Lenders, with losses payable to the Borrower, the Agent and the Lenders as their respective interests may appear.

     (b) All such insurance shall (1) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Agent of written notice thereof, (2) name the Agent and the Lenders as additional insured parties and, with respect to property insurance policies only, having lender's loss payable only endorsements naming the Agent and the Lenders as loss payees and reasonably satisfactory in all material respects to the Agent and
(3) be otherwise reasonably satisfactory in all material respects to the Agent, with losses payable under the property insurance policies to the Borrower, to the Agent and the Lenders as their respective interests may appear. If the Borrower fails to provide and pay for any insurance required herein, the Agent may, at the Borrower's expense, procure the same, but shall not be under any obligation to do so.

     (c) The Borrower shall deliver to the Agent and the Lenders a report of a reputable insurance broker with respect to such insurance during the first month of each fiscal year and such supplemental reports with respect thereto as the Agent may from time to time reasonably request.

     4.4 Payment of Obligations. The Borrower will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower and such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest therein.

     4.5 Maintenance of Perfected Security Interest; Further Documentation. (a) The Borrower shall maintain the security interest created by this Agreement as a first, perfected security interest subject only to Liens permitted to exist pursuant to the DIP Credit Agreement and shall defend such security interest against claims and demands of all Persons whomsoever.

     (b) At any time and from time to time, upon the written request of the Agent, and at the sole expense of the Borrower, the Borrower will promptly and duly execute and deliver such further instruments and documents and take such further action as the Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the UCC in effect in any jurisdiction with respect to the security interests created hereby.

     4.6  Changes in Locations, Name, etc.  The Borrower will not:

     (a) permit any of the Inventory or Equipment constituting part of the Collateral to be kept at a location other than those listed on Schedule 4 hereto (it being understood that such Inventory and Equipment may be relocated among such locations in the ordinary course of the Borrower's Business); or

     (b) change the location of its chief executive office and chief place of business from that specified in subsection 3.4;

     (c) change its name, identity or corporate structure to such an extent that any financing statement filed by the Agent in connection with this Agreement would become seriously misleading, unless it shall have given the Agent and the Lenders at least 30 days' prior written notice of such change.

     4.7 Further Identification of Collateral. The Borrower will furnish to the Agent and the Lenders from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may reasonably request, all in reasonable detail.

     4.8 Notices. The Borrower will advise the Agent and the Lenders promptly, in reasonable detail, at their respective addresses set forth in the DIP Credit Agreement of:

     (a) any Lien (other than security interests created hereby or Liens permitted under the DIP Credit Agreement) on, or claim asserted against, any of the Collateral; and

     (b) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

     4.9 Indemnification. The Borrower agrees to pay, and to save the Agent and the Lenders harmless from, any and all liabilities, costs and expenses (including, without limitation, legal fees and expenses, which may include the allocated cost of in-house counsel)
(1) with respect to, or resulting from any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (2) with respect to, or resulting from, any delay in complying with any Requirement of Law applicable to any of the Collateral and (3) in connection with any of the transactions contemplated by this Agreement.

     5.  Provisions Relating to Accounts.

     5.1 Borrower Remains Liable under Accounts. Anything herein to the contrary notwithstanding, the Borrower shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account. Neither the Agent nor any Lender shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Agent or any Lender of any payment relating to such Account pursuant hereto, nor shall the Agent or any Lender be obligated in any manner to perform any of the obligations of the Borrower under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

     5.2 Analysis of Accounts. The Agent shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Borrower shall furnish all such assistance and information as the Agent may require in connection with such test verifications. At any time and from time to time, upon the Agent's reasonable request and at the expense of the Borrower, the Borrower shall cause independent public accountants or others reasonably satisfactory to the Agent to furnish to the Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts. The Agent in its own name or on behalf of the Lenders may communicate with account debtors on the Accounts to verify with them to the Agent's satisfaction the existence, amount and terms of any Accounts.

     5.3 Collections on Accounts. (a) The Agent hereby authorizes the Borrower to collect the Accounts, subject to the Agent's direction and control, and the Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of a Default. If required by the Agent at any time after the occurrence and during the continuance of a Default, any payments of Accounts, when collected by the Borrower,
(1) shall be forthwith (and, in any event, within two Business
Days) deposited by the Borrower in the exact form received, duly indorsed by the Borrower to the Agent if required, in a Collateral Account maintained under the sole dominion and control of the Agent, subject to withdrawal by the Agent for the account of the Lenders only as provided in subsection 7.3, and (2) until so turned over, shall be held by the Borrower in trust for the Agent and the Lenders, segregated from other funds of the Borrower.

     (b) Each such deposit of Proceeds of Accounts shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

     (c) At the Agent's request, the Borrower shall deliver to the Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts, including, without limitation, all original orders, invoices and shipping receipts.

     5.4 Representations and Warranties. (a) No amount payable to the Borrower under or in connection with any Account is evidenced by any Instrument or Chattel Paper which has not been delivered to the Agent.

     (b) The places where the Borrower keeps its records concerning the Accounts are 65 Locust Avenue, New Canaan,
Connecticut and 839 State Route 13, Cortland, New York.

     (c)  None of the obligors on any Accounts is a Governmental
Authority.

     5.5 Covenants. (a) The amount represented by the Borrower to the Lenders from time to time as owing by each account debtor or by all account debtors in respect of the Accounts will at such time be the correct amount actually owing by such account debtor or debtors thereunder.

     (b) The Borrower will not amend, modify, terminate or waive any agreement giving rise to an Eligible Account in any manner which could reasonably be expected to materially adversely affect the value of such Account as Collateral.

     (c) The Borrower will not fail to exercise promptly and diligently each and every material right which it may have under each agreement giving rise to an Eligible Account (other than any right of termination).

     (d) The Borrower will not fail to deliver to the Agent a copy of each material demand, notice or document received by it relating in any way to any agreement giving rise to an Eligible Account.

     (e) Other than in the ordinary course of business as generally conducted by the Borrower over a period of time, the Borrower will not grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partially, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon.

     (f) The Borrower will not remove its books and records from the location specified in paragraph 5.4(b).

     (g) In any suit, proceeding or action brought by the Agent or any Lender under any Account for any sum owing thereunder, the Borrower will save, indemnify and keep the Agent and such Lender harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the account debtor thereunder, arising out of a breach by the Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or its successors from the Borrower.

     6.  Provisions Relating to Patents and Trademarks.

     6.1 Representations and Warranties. (a) Schedule 1 hereto includes all Patents and Patent Licenses owned by the Borrower in its own name as of the date hereof.

     (b)  Schedule 2 hereto includes all Trademarks and Trademark
Licenses owned by the Borrower in its own name as of the date hereof.

     (c) To the best of the Borrower's knowledge, each Patent and Trademark is valid, subsisting, unexpired, enforceable and has not been abandoned.

     (d) Except as set forth in either Schedule 1 or Schedule 2, none of such Patents and Trademarks is the subject of any licensing or franchise agreement.

     (e) To the best of the Borrower's knowledge, no holding, decision or judgment has been rendered by any Governmental
Authority which would limit, cancel or question the validity of any Patent or Trademark.

     (f) To the best of the Borrower's knowledge, no action or proceeding is pending (other than with respect to any pending Patent and Trademark applications) (1) seeking to limit, cancel or question the validity of any Patent or Trademark, or (2) which, if adversely determined, would have a material adverse effect on the value of any Patent or Trademark.

     6.2  Covenants.

     (a) The Borrower (either itself or through licensees) will, except with respect to any Trademark that the Borrower shall reasonably determine is of negligible economic value to it, (1) continue to use each Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (2) maintain as in the past the quality of products and services offered under such Trademark, (3) employ such Trademark with the appropriate notice of registration, (4) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Agent, for the ratable benefit of the Lenders, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (5) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any Trademark may become invalidated.

     (b) The Borrower will not, except with respect to any Patent that the Borrower shall reasonably determine is of negligible economic value to it, do any act, or omit to do any act, whereby any Patent may become abandoned or dedicated.

     (c) The Borrower will notify the Agent and the Lenders immediately if it knows, or has reason to know, that any application or registration relating to any material Patent or Trademark may become abandoned or dedicated, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court or tribunal in any country) regarding the Borrower's ownership of any material Patent or Trademark or its right to register the same or to keep and maintain the same.

     (d) Whenever the Borrower, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any material Patent or Trademark with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, the Borrower shall report such filing to the Agent and the Lenders within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Agent, the Borrower shall execute and deliver any and all agreements, instruments, documents, and papers as the Agent may request to evidence the Agent's and the Lenders' security interest in any Patent or Trademark and the goodwill and general intangibles of the Borrower relating thereto or represented thereby;

     (e) Subject to the provisions of subsections 6.2(a) and (b), the Borrower will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the Patents and Trademarks, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability; provided, however, that this subsection 6.2(e) shall not be deemed to obligate the Borrower to continue the prosecution of any application which the Borrower reasonably believes, after consultation with the Agent, is not patentable or registrable or is of insignificant value to it.

     (f) In the event that the Borrower should reasonably become aware that any Patent or Trademark included in the Collateral is infringed, misappropriated or diluted by a third party, the Borrower shall promptly notify the Agent and the Lenders after it learns thereof and shall, unless the Borrower shall reasonably determine that such Patent or Trademark is of negligible economic value to the Borrower, which determination the Borrower shall promptly report to the Agent and the Lenders, promptly sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, or take such other actions as the Borrower shall reasonably deem appropriate under the circumstances to protect such Patent or Trademark.

     7.  Remedies.

     7.1 Notice to Account Debtors. Upon the request of the Agent at any time after the occurrence and during the continuance of an Event of Default, the Borrower shall notify account debtors on the Accounts that the Accounts have been assigned to the Agent for the ratable benefit of the Lenders and that payments in respect thereof shall be made directly to the Agent.

     7.2 Proceeds to be Turned Over To Agent. In addition to the rights of the Agent and the Lenders specified in subsection 5.3 with respect to payments of Accounts, if an Event of Default shall occur and be continuing all Proceeds received by the Borrower consisting of cash, checks and other near-cash items shall be held by the Borrower in trust for the Agent and the Lenders, segregated from other funds of the Borrower, and shall, forthwith upon receipt by the Borrower, be turned over to the Agent in the exact form received by the Borrower (duly indorsed by the Borrower to the Agent, if required) and held by the Agent in a Collateral Account maintained under the sole dominion and control of the Agent. All Proceeds while held by the Agent in a Collateral Account (or by the Borrower in trust for the Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in subsection 7.3.

     7.3 Application of Proceeds. At such intervals as may be agreed upon by the Borrower and the Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Agent's election, the Agent may apply all or any part of Proceeds held in any Collateral Account in payment of the Obligations in such order as the Agent may elect, and any part of such funds which the Agent elects not so to apply and deems not required as collateral security for the Obligations shall be paid over from time to time by the Agent to the Borrower or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds remaining after the Obligations shall have been paid in full and the Commitments shall have been terminated shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

     7.4 UCC Remedies. If an Event of Default shall occur and be continuing, the Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, the Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below and the three business days' notice provided in Section 7 of the DIP Credit Agreement) to or upon the Borrower or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Borrower, which right or equity is hereby waived or released. The Borrower further agrees, at the Agent's request, to assemble the Collateral and make it available to the Agent at places which the Agent shall reasonably select, whether at the Borrower's premises or elsewhere. The Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Agent may elect, and only after such application and after the payment by the Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the UCC, need the Agent account for the surplus, if any, to the Borrower. To the extent permitted by applicable law, the Borrower waives all claims, damages and demands it may acquire against the Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

     7.5 Deficiency. The Borrower shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Agent or any Lender to collect such deficiency.

     7.6 Borrowing Orders. Notwithstanding anything to the contrary contained in this Agreement, the Agent's right to exercise rights and remedies hereunder with respect to the Collateral shall be subject to (i) the requirements of the DIP Credit Agreement,
(ii) the Interim Borrowing Order and (iii) once entered, the Final Borrowing Order.

     8.  Agent's Appointment as Attorney-in-Fact; Agent's
Performance of Borrower's Obligations.

     8.1 Powers. The Borrower hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Borrower and in the name of the Borrower or in its own name, from time to time in the Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Borrower hereby gives the Agent the power and right, on behalf of the Borrower, without assent by the Borrower, to do the following:

     (a) in the case of any Account, at any time when the authority of the Borrower to collect the Accounts has been curtailed or terminated pursuant to paragraph 5.3(a), or in the case of any other Collateral, at any time when any Event of Default shall have occurred and is continuing, in the name of the Borrower or its own name or the names of the Lenders, to take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account, Instrument, General Intangible or Contract or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Agent for the purpose of collecting any and all such moneys due under any Account, Instrument, General Intangible or Contract or with respect to any other Collateral whenever payable;

     (b) in the case of any Patents or Trademarks, to execute and deliver any and all agreements, instruments, documents, and papers as the Agent may request to evidence the Agent's and the Lenders' security interest in any Patent or Trademark and the goodwill and general intangibles of the Borrower relating thereto or represented thereby;

     (c) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefor and the costs thereof;

     (d)  to execute, in connection with the sale provided for in
Section 7.4 hereof, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

     (e) upon the occurrence and during the continuance of any Event of Default, (1) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Agent or as the Agent shall direct; (2) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (5) to defend any suit, action or proceeding brought against the Borrower with respect to any Collateral; (6) to settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, to give such discharges or releases as the Agent may deem appropriate;
(7) to assign any Patent or Trademark (along with the goodwill of the business to which any such Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Agent shall in its sole discretion determine; and (8) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Agent were the absolute owner thereof for all purposes, and to do, at the Agent's option and the Borrower's expense, at any time, or from time to time, all acts and things which the Agent deems necessary to protect, preserve or realize upon the Collateral and the Agent's and the Lenders' security interests therein and to effect the intent of this Agreement, all as fully and effectively as the Borrower might do.

     8.2 Performance by Agent of Borrower's Obligations. If the Borrower fails to perform or comply with any of its agreements contained herein, the Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

     8.3 Borrower's Reimbursement Obligation. The expenses of the Agent incurred in connection with actions undertaken as provided in this Section, together with interest thereon at a rate per annum equal to 6 1/2% above the ABR from the date of payment by the Agent to the date reimbursed by the Borrower, shall be payable by the Borrower to the Agent on demand.

     8.4  Ratification; Power Coupled With An Interest.  The
Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

     9. Duty of Agent. The Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Agent deals with similar property for its own account. Neither the Agent, any Lender nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Agent and the Lenders hereunder are solely to protect the Agent's and the Lenders' interests in the Collateral and shall not impose any duty upon the Agent or any Lender to exercise any such powers. The Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Borrower for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

     10. Execution of Financing Statements. Pursuant to Section 9-402 of the UCC, the Borrower authorizes the Agent to file financing statements with respect to the Collateral without the signature of the Borrower in such form and in such filing offices as the Agent reasonably determines appropriate to perfect the security interests of the Agent under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction. The Agent shall, at the Borrower's expense, provide the Borrower with prior written notice of such filing, as well as a stamped file copy of such financing statement following any such filing.

     11. Authority of Agent. The Borrower acknowledges that the rights and responsibilities of the Agent under this Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Agent and the Lenders, be governed by the DIP Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and the Borrower, the Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and the Borrower shall be under no obligation, or entitlement, to make any inquiry respecting such authority.

     12. Notices. All notices, requests and demands to or upon the Agent or the Borrower to be effective shall be in writing (or by telex, fax or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made (a) when delivered by hand or (b) if given by mail, when deposited in the mails by certified mail, return receipt requested, or (c) if by telex, fax or similar electronic transfer, when sent and receipt has been confirmed, addressed to the Agent or the Borrower at its address or transmission number for notices provided in subsection
9.2 of the DIP Credit Agreement. The Agent and the Borrower may change their addresses and transmission numbers for notices by notice in the manner provided in this Section.

     13. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     14.  Amendments in Writing; No Waiver; Cumulative Remedies.

     14.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Borrower and the Agent, provided, that any provision of this Agreement may be waived by the Agent and the Lenders in a letter or agreement executed by the Agent or by telex or facsimile transmission from the Agent.

     14.2 No Waiver by Course of Conduct. Neither the Agent nor any Lender shall by any act (except by a written instrument pursuant to subsection 14.1 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or such Lender would otherwise have on any future occasion.

     14.3 Remedies Cumulative. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

     15. Section Headings. The section and subsection headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     16. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Borrower (which shall include a Chapter 7 or Chapter 11 trustee for the Borrower) and shall inure to the benefit of the Agent and the Lenders and their successors and assigns.

     17. Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

     18. Chapter 11 Fees and Expenses. Notwithstanding anything to the contrary contained herein, none of the terms or conditions hereunder shall be deemed to alter, limit or impair the provisions of Section 2.23 of the DIP Credit Agreement.



           [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the undersigned has caused this Security
Agreement to be duly executed and delivered as of the date first above written.

                              SMITH CORONA CORPORATION



                              By

                              Title

                                                       Schedule 1
                   PATENTS AND PATENT LICENSES

                                                       Schedule 2
                TRADEMARKS AND TRADEMARK LICENSES

                                                       Schedule 3
                     INVENTORY AND EQUIPMENT


                               Item
                             Location
          Inventory                     839 Route 13 South
                                        Cortland, New York  13045

                                        2055 Dublin Drive
                                        Suite 102
                                        San Diego, CA  92173

                                        Citywide Transp. Co.
                                        Trucking and Warehousing
                                        933 North Nimitz Highway
                                        Honolulu, Hawaii  96817

          Equipment                     839 Route 13 South
                                        Cortland, New York  13045
                                                  Exhibit G
                           Smith Corona
           Collateral Monitoring Reporting Requirements
              Documents to be Submitted to the Bank

Reporting Frequency - Monthly:

1. Exhibit E - Borrowing Base Certificate with supporting documentation for ineligible accounts receivable and inventory and Monthly Activity Report (See #14 and #15 below).

2.   Reconciliation of Month End A/R Aging Report to Monthly
     Activity Report.

3.   Consolidated Financial Statements and "Monthly Reporting
     Package", including Commentary and Executive Summary.

4.   Fiscal Calendar

5.   Transaction Code Summary Aging by Customer and in Total

6.   Month to Date A/R Transaction Record (Report NBAR2315)

7.   "Net Invoice Amount by Order Type" - Detail Gross Sales and
      Credits by Order Type #1 through #7.

8. Ten Largest Customer A/R Balances per the most recent aging and Subsequent Cash Collections of these balances.

9.   Summarized Inventory Perpetual referred to as "Domestic
     Typewriter Inventory" and "Domestic Accessory Inventory"
     Reports, reconciled to Summary Page of "Finished Goods
      Inventory by Detail Account" (RBGLO817)

10.  Finished Good Inventory by Location, reconciled to
          "Inventory Valuation Report"(RBCI7201B)

11. Gross Margin Analysis by Product Line for "Domestic" and "New Products". Please provide Monthly and Year to Date Reports compared to Prior Year.

12.  Aged Accounts Payable Report - Summary by Vendor

13.  Cash Disbursement Ledger (Upon Request)

14.  Detailed Supporting Documentation (mutually exclusive) for  Ineligibles:

     Accounts Receivable:
     >60 Days Past Due
     Credit Reclassifications (Report RBAR4515-A)
     25% Cross Aging Report for Ten Largest Customer A/R Balances 50% cross Aging for all Other Customers (Report RBAR4515-B) For Adv ertising/Preparation Allowances, Volume and Other
    Rebate Programs, Price Protection and Transition Programs, please provide the calculation of: (fI) allowance earned but not taken, and (fII) estimated of current liability as outlined in the Borrowing Base Certificated on Exhibit E.
Supporting documentation to include: "Marketing Reserves Summary, Life to Date, As of Month End", and "Marketing Program Reserves, Fiscal Year (93-94-95) Payments, Most Recent 20 Months".

     Charge backs:  Returned Merchandise
                    Customer Claiming Short Shipments
                    Other (Including Unearned Discounts,
                        (including finance charges)
                    unidentified underpayments, freight and
                     vendor audit adjustments)
     Consignment
     Government
     Employee

Inventory:
Reconditioned Product (Department 283)
Service Depot (Department 390)
Rework (Department 277)
Discontinued Typewriters and Word Processors
Goods on Consignment
Defective Stock
Reserve for Ocean Freight, Customs Duty, and Other Fees for
In-transit Inventory from Singapore

15.  Detailed Supporting Documentation for Monthly Accounts
Receivable Activity Report    (Exhibit_____):

     Summary Page of Invoice Register (Report 701-34)
     Lockbox Deposit Activity Sheet and JV #120022

Reports should be addressed to:
Tara Hopkins
Chemical Bank
270 Park Avenue-29th Floor
New York, NY 10017
Phone: (212) 270-7649
Fax: (212) 270-7449

                           Smith Corona      Exhibit_____
                     Monthly Activity Report

As of________________________

Beginning of Month Accounts Receivable       __________

Gross Invoices - Code 01 & Code 07           __________

Other Gross Sales                            __________

Collection Receipts Applied                  __________

Cash Discounts                               __________

Returns (Never Ordered) - Code 02            __________

Net Credit/Rebills - Code 03 & Code 05       __________

Defective Units - Code 04                    __________

Price Adjustments - Code 06                  __________

Write Offs - Net of Reversals                __________

Other Debit/Credit Adjustments               __________

End of Month Accounts Receivable             __________



The undersigned certifies the information provided in this report to Chemical Bank is accurate based on the accounting records of Smith Corona

___________________________________________




                            EXHIBIT H

  UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE


IN RE: SMITH CORONA CORP.,

Debtors.

)     In Proceedings for a
)     Reorganization Under Chapter 11
)     Case No.95-788HSB
)
)
)


FINAL ORDER (i) AUTHORIZING POST PETITION FINANCING
AND (iv) GRANTING SENIOR LIENS AND
PRIORITY ADMINISTRATIVE EXPENSE CLAIM STATUS


Upon the motion of the above-captioned Debtor and Debtor-in-Possession dated July ,1995 (the "Motion") for authority, pursuant to Section 364(c) of the United States Bankruptcy Code, 11 U.S.C. Section 101 et seq. (the "Bankruptcy Code") and Bankruptcy Rule 4001(c), inter alia, to (i) borrow funds and receive letter of credit financing from Chemical Bank and Bank of America Illinois (jointly and severally, the "Lenders") pursuant to that certain debtor-in-possession credit agreement, security agreement and the related agreements, instruments and documents substantially in the form annexed to the Motion (collectively, the "Credit Agreement"); (ii) grant security interests for the loans, advances and obligations owed and to be incurred by the Debtor pursuant to the Credit Agreement; and (iii) grant super priority administrative claim status in respect of such loans, advances and obligations; and it further appearing that:

a. The ability of the Debtor to continue in business so that it can attempt to reorganize under the Bankruptcy Code depends upon obtaining the relief requested in the Motion.

b. Notice of the relief requested in the Motion, including a sufficient description of the terms of the Credit Agreement, has been given, inter alia, to the United

States Trustee and all parties entitled to notice pursuant to Bankruptcy Rule 4001(c).

          NOW, THEREFORE, upon the record of the interim hearing held before this

Court with respect to the Motion on July 10,1995 and the final hearing on July ,1995, it is hereby found that:(1)

          A. On July 5, 1995 (the "Petition Date"), the Debtor filed a voluntary Chapter 11 petition under the Bankruptcy Code. No trustee or examiner has been appointed. The Debtor is authorized to operate its business as debtor-in-possession.

          B. The Debtor is unable to obtain the financing that is contemplated by the Credit Agreement on an unsecured basis under Section 503(b)(1) of the Bankruptcy Code.

          C. Sufficient and adequate notice of the relief requested in the Motion has been given pursuant to Sections 102(1) and 364(c) of the Bankruptcy Code and Bankruptcy Rules 2002 and 4001(c), and no further notice of or hearing on the relief sought in the Motion is required. The Court has jurisdiction over this case and the parties and property affected hereby pursuant
          to 28 U.S.C.   157(b)(2)(D) and 1334.

          D. The financing arrangement contemplated by the Motion and approved herein pursuant to which post-petition loans and letter of credit financing will be made available to the Debtor is the product of an arms length negotiation and is entered into by the Lenders in good faith, as the term "good faith" is used in
          Section 364(e) of the Bankruptcy Code, and such arrangements and the transactions contemplated by the Credit Agreement do not provide Lenders with sufficient control over the Debtor to subject the Lenders to any liability (including, without limitation, environmental liability as an "owner","operator" or "responsible person" as those terms are used in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorizations Act of 1986) in connection with the management of any of the Debtor's businesses or properties. Neither the Credit Agreement, the financing arrangement contemplated therein and approved herein, including the granting of the liens and security interests to or for the benefit of the Lenders in the Collateral nor the exercise of any rights or remedies by or on behalf of the Lenders in connection therewith, constitute or will constitute any breach, violation or infringement of (i) any trademark, copyright or other intellectual property right of the Debtor or any third party or (ii) any contract to which the Debtor or any of their properties is subject.

          E. The Debtor will receive and benefit from the credit provided under the Credit
          Agreement authorized herein. The credit provided under the Credit Agreement is necessary to fund the business of the Debtor and, will contribute to payment of the actual and necessary costs and expenses of preserving its estate.

          F. The assets of the Debtor are unencumbered and do not constitute the collateral of any party, except (i) for the Lenders as to assets existing before and after the Petition Date, and (ii) as expressly permitted under the Credit Agreement.

          G. The Lenders have agreed to provide financing on the terms and conditions in the Credit Agreement and in reliance thereon and provided that the Court enters an order satisfactory to the Lenders approving the Credit Agreement and granting such liens, claims and priorities to or for the benefit of Lenders as are set forth herein and in the

           Credit Agreement with respect to all Obligations.

           H. Good, adequate and sufficient cause has been shown to justify the granting of the relief requested in the Motion.


          IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:

            1. The motion is granted and the Credit Agreement is hereby approved subject to the terms and conditions hereinafter set forth.

          2. The Debtor is authorized to obtain loans and request the issuance of letters of credit pursuant to the terms of the Credit Agreement and this Order, in a maximum amount outstanding not to exceed $24,000,000.

          3. The payment of the Prior ndebtedness pursuant to the Credit Agreement and this Order shall be without prejudice to the right of any official committee to seek to avoid, pursuant to Section 547 of the Bankruptcy Code, any lien granted to Lenders in respect of the Prior Indebtedness.

          4.     The Debtor is hereby authorized and directed
          (x) to execute and deliver the Credit Agreement and all other documents necessary or desirable to implement the Credit Agreement (through one or more officers designated by it), (y) to effect all transactions and take any actions provided for in the Credit Agreement (including, subject to the last sentence of this paragraph, the payment of the Prior Indebtedness) or deemed necessary by Lenders to effectuate the terms and conditions of the Credit Agreement and this Order, including, without limitation, the payment of any and all fees, costs, charges, commissions and expenses, including counsel fees, payable under the Credit Agreement or this Order, and (z) comply with a11 provisions of the Credit Agreement, including (without limitation) the payment and satisfaction in full of all Obligations when due in accordance with the terms of the Credit Agreement.

          5. All Obligations owing to Lenders hereunder or under the Credit Agreement (including, but not limited to, the obligation to pay principal, interest, professional fees, costs, charges, commissions and expenses,) shall be paid as provided in the Credit Agreement when due, without defense, offset, reduction or counterclaim, and shall constitute allowed claims to the full extent thereof against the Debtor arising under Section 364(c)(1) of the Bankruptcy Code, with priority for such claims over any and all administrative expenses (other than the United States Trustee's fees) of the kind specified or ordered pursuant to any provision of the Bankruptcy Code, including, but not limited to, Sections 105, 326, 328, 503(b), 506(c), 507(a), 507(b)
          and 726 of the Bankruptcy Code, provided that, upon the occurrence and during the continuation of an Event of Default or the exercise by the Lenders of their remedies after an Event of Default under the Credit Agreement, such claims and the liens arising in respect thereof shall be subject to the Carve-Out;(2) provided further that, so long as no Event of Default shall have occurred and be continuing, the Debtor shall be permitted to pay administration expenses of the kind specified in Section 503(b) of the Bankruptcy Code incurred in the ordinary course of the Debtor's business (or otherwise as expressly permitted in the Credit Agreement) and compensation and reimbursement allowed and payable under Sections 330 and 331 of the Bankruptcy Code in amounts allowed by this Court. Such claims of the Lenders shall at all times be senior, in this and any subsequent proceeding under the Bankruptcy Code, to the rights of the Debtor, any successor trustee and (except to the extent of the Carve-out) any claims of any creditor or other entity. No cost or expense of administration or any claims in this case, including those resulting from or incurred after any conversion of this proceeding pursuant to Section 1112 of the Bankruptcy Code shall (except to the extent of the Carve-Out) rank prior to, or on parity with, the claims of the Lenders arising hereunder or under the Credit Agreement. Such claims of Lenders are and shall be secured by duly perfected, non-voidable (subject only to paragraph 3 of this Order) first priority (subject to the next sentence) senior liens on and security interests in the Collateral (whether now owned or hereafter acquired, including all proceeds and products thereof), ranking prior to the liens, security interests, claims or encumbrances at any time existing or arising which may be asserted by any person or entity pursuant to statute, lease or other contract or otherwise, except that the liens of the Lenders pursuant to the Credit Agreement and this Order shall rank junior in priority only to (a) the Replacement Lien granted to the Lenders pursuant to the Interim Stipulation And Consent Order Regarding Debtor-In-Possession's Short Term Use of Cash Collateral dated and entered July 5,1995, and (b) duly perfected, valid, enforceable and non-voidable liens and security interests, if any, existing prior to the conunencement of these cases as set forth on Schedule 6.3 of the Credit Agreement ("Preexisting Liens"). Any security interests or liens in favor of third parties avoided and preserved in these cases (other than the liens of the Lenders under the Prior Agreement) shall be subject and subordinate to the liens and security interests in favor of the Lenders pursuant to the Credit Agreement and this Order. Other than (i) liens and security interests in favor of the Lenders, (ii) Preexisting Liens, and (iii) permitted encumbrances allowed in accordance with the terms of the Credit Agreement (collectively, the "Other Liens"), no liens or security interests shall attach to the Collateral or any other property of the Debtor's estate in this or any subsequent proceeding under the Bankruptcy Code without the Lenders' express written consent. The Lenders at their option may release from their security interest at any time any assets determined by the Lenders to have a risk of environmental liabilities which the Lenders, in their discretion, deem unacceptable. The Lenders shall have no duty, expressed or implied, to any holder of the Other Liens, to take, or refrain from taking, any action with respect to the Obligations, including, without limitation, any action with respect to the Collateral.

          6. No order shall be entered in these cases authorizing the incurrence of indebtedness or other financial accommodations not permitted by the Credit Agreement unless (a) the Lenders consent in writing thereto or
          (b) the proceeds thereof are used first to satisfy in full all Obligations owing to the Lenders under the Credit Agreement in accordance with the terms of the Credit Agreement.

          7. Other than the Carve-Out, no cost or expense, including, but not limited to, any cost or expense of administration of the Debtor's Chapter 11 case or any future proceeding which may develop out of such case, including liquidation in chapter 7 or other proceedings under the Bankruptcy Code, shall be charged against the Collateral pursuant to Section 506(c) of the Bankruptcy Code or otherwise, without the prior written consent of Lenders, and no such consent shall be implied from any action, inaction or acquiescence by the Lenders.

          8. All liens and security interests granted herein or under the Credit Agreement on or in property of the Debtor's estate to or for the benefit of the Lenders shall be, and they hereby are, deemed duly perfected and recorded under all applicable federal or state laws as of the date hereof, and no notice, filing, mortgage recordation, possession, further order or other act, shall be required to effect such perfection; provided, however, that the Lenders may, in their sole option (and notwithstanding the provisions of Section 362 of the Bankruptcy Code), file or cause the Debtor to execute, file or record, at the Debtor's expense, such Uniform Commercial Code financing statements, notices of liens and security interests, mortgages and other similar documents as the Lenders may require, and the Debtor is directed to cooperate and comply therewith. If the Lenders, in their sole discretion, shall elect for any reason to file or record any such notices, financing statements, mortgages, or other documents with respect to such security interests and liens, or take possession, all such financing statements or similar documents or taking possession shall be deemed to have been filed or recorded or taken in the Debtor's Chapter 11 case as of the commencement of the case. The Lenders may, in their discretion, file a certified copy of this Order in any filing or recording office in any county or other jurisdiction in which any Debtor has real or personal property and such filing shall constitute further evidence of perfection of Lenders' interest in the Collateral. Neither the granting of the liens and security interests to the Lenders in the Collateral (including, without limitation, the inventory of the Debtor) nor the exercise of any rights or remedies by Lenders in connection therewith will result in any breach, violation or infringement of (i) any trademark, copyright or other intellectual property right of the Debtor or any third party or (ii) any contract to which the Debtor or any of its properties is subject.

          9. The Lenders, having been found to be lenders in good faith, shall be entitled to the full protection of
          Section 364(e) of the Bankruptcy Gode, and the liens, security interests and priorities created or authorized in this Order and the Credit Agreement are created and authorized pursuant to Sections 364(c)(1), (2), and (3) of the Bankruptcy Code and are entitled to the benefits and protections of Section 364(e) of the Bankruptcy Code.

          10. The Lenders are entitled to all of the rights, benefits, privileges and remedies set forth or provided herein or in the Credit Agreement (and to the extent set forth or provided for in the Credit Agreement are fully incorporated herein), including, but not limited to all of the rights, benefits, privileges and remedies available to the Lenders upon the occurrence and during the continuance of a Default or an Event of Default (as defined in the Credit Agreement, and which includes any reversal, stay or modification of this Order without the Lenders' consent, the appointment of an interim or permanent trustee in this case and the conversion or dismissal of this case), and the automatic stay of
          Section 362 of the Bankruptcy Code (to the extent applicable) is vacated to permit the exercise, enjoyment and enforcement of any of such rights, benefits, privileges and remedies, including, but not limited to, (a) the termination by the Lenders of all of their obligations under the Credit Agreement and (b) the enforcement of the priority claims and liens granted to or for the benefit of Lenders hereunder or under the Credit Agreement, provided that, the Lenders shall give the Debtor, and any official committees, three business days' prior written notice (the "Enforcement Notice") of any enforcement against the Collateral, and file a copy of such Enforcement Notice with the clerk of the Court. Without limiting the foregoing, upon the occurrence and during the continuance of an Event of Default and the giving of the Enforcement Notice, the Lenders may (at their option), but shall have no duty to, (i) enter upon any leased premises of the Debtor for the purposes of exercising their remedies with respect to and taking possession of Collateral located thereon, (ii) cure defaults (if any), and/or (iii) perform any obligations under any leases covering such premises required to be cured or performed pursuant to Sections 365(d)(3) or 503(a) of the Bankruptcy Code (such actions not to be deemed an assumption of any such lease), and the Lenders shall be entitled to (a) all of the Debtor's rights and privileges as lessee under such leases and
          (b) exercise any of such rights and remedies notwithstanding any default by Debtor under any such lease, and all without interference from the lessors thereunder.

          11. The provisions of this Order and any actions taken pursuant hereto shall survive entry of any other order which may be entered in this case, including any order
          (i) confirming any plan of reorganization, (ii) converting these proceedings from Chapter 11 to Chapter 7, or (iii) dismissing this case, and the terms and provisions of this Order as well as the priorities in payment, liens and security interests granted pursuant to this Order and the Credit Agreement shall continue in full force and effect notwithstanding the entry of such other order, until all of the Obligations owing to Lenders hereunder and under the Credit Agreement are indefeasibly satisfied and discharged in accordance with their terms.

          12. If any or all of the provisions of this Order are hereafter reversed, modified, vacated or stayed by subsequent order of this Court or any other court, such reversal, stay, modification or vacatur shall not affect the validity and enforceability of any Obligation, debt or claim incurred, or any priority, security interest or lien that is or was incurred or granted pursuant to the Credit Agreement or this Order, and notwithstanding any stay, reversal, modification or vacatur of this Order, any Obligations owing to Lenders arising prior to the effective date of such stay, reversal, modification or vacatur, shall be governed in all respects by the original provisions of this Order and the Credit Agreement, as the case may be. Lenders shall be entitled to all of their respective rights, privileges and benefits hereunder and under the Credit Agreement including, without limitation, the liens, security interests, priorities, rights and remedies granted herein and therein to or for their benefit with respect to all Obligations owing to Lenders, all Collateral securing same and the priority granted therefor under Bankruptcy Code Section 364(c)(1).
          13. This Court retains and reserves jurisdiction to enforce all provisions of this Order.

          Dated: Wilmington, DE July ,1995



                                    Helen S. Balick
                                    Chief Judge United States
                                    Bankruptcy Court


(1) All undefined capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.

 (2) The Carve-Out as defined in section 2.23 of the Credit Agreement consists of unpaid professional fees and expenses allowed in this Chapter 11 Case in an aggregate amount (determined without regard to fees and expenses awarded and paid on an interim basis) not to exceed $ 1,000,000 inclusive
 of aggregate fee holdbacks.                           EXHIBIT I


                 UNITED STATES BANKRUPTCY COURT
                  FOR THE DISTRICT OF DELAWARE


IN RE:

SMITH CORONA CORP.,

In Proceedings for a
Reorganization Under Chapter 11 Case No. 95-788 HSB

Debtors.



INTERIM ORDER (i) AUTHORIZING POST PETITION FINANCING
AND (ii) GRANTING SENIOR LIENS AND
PRIORITY ADMINISTRATIVE EXPENSE CLAIM STATUS


Upon the motion of the above-captioned Debtor and Debtor-in-Possession (the "Debtor") dated July ,1995 (the "Motion") for authority, pursuant to Section 364(c) of the United States Bankruptcy Code, 11 U.S.C. Section 101 et seq. (the "Bankruptcy Code") and Bankruptcy Rule 4001(c), inter alia, on an interim basis until the final hearing, to (i) borrow funds and receive letter of credit financing from Chemical Bank and Bank of America Illinois (jointly and severally, the "Lenders") pursuant to that certain debtor-in-possession credit agreement, security agreement and the related agreements, instruments and documents substantially in the form annexed to the Motion (collectively, the "Credit Agreement"); (ii) grant security interests for the loans, advances and obligations owed and to be incurred by the Debtor pursuant to the Credit Agreement; and (iii) grant super priority administrative claim status in respect of such loans, advances and obligations; and it further appearing that:

a. The ability of the Debtor to continue in business so that it can attempt to reorganize under the Bankruptcy Code depends upon obtaining the relief requested in the Motion.

b. Notice of the relief requested in the Motion, including a sufficient description of the terms of the Credit Agreement, has been given, inter alia, to the United States Trustee and all parties entitled to notice pursuant to Bankruptcy Rule 4001(c).

          NOW, THEREFORE, upon the record of the hearing held before this Court with respect to the Motion on July
          10,1995, it is hereby found that:l

          A. On July 5, 1995, (the "Petition Date"), the Debtor filed a voluntary chapter 11 petition under the Bankruptcy Code. No trustee or examiner has been appointed. The Debtor is authorized to operate its business as debtor-in-possession.

          B. The Debtor is unable to obtain the financing that is contemplated by the Credit Agreement on an unsecured basis under Section 503(b)(1) of the Bankruptcy Code.

          C. Sufficient and adequate notice of the relief requested in the Motion has been given pursuant to Sections 102(1) and 364(c) of the Bankruptcy Code and Bankruptcy Rules 2002 and 4001(c), and no further notice of or hearing on the relief sought in the Motion is required. The Court has jurisdiction over this case and the parties and property affected hereby pursuant to 28 U.S.C. SS157(b)(2)(D) and 1334.

           D. The financing arrangement contemplated by the Motion and approved herein pursuant to which post-petition loans and letter of credit financing will be made available to the Debtor is the product of an arms length negotiation and is entered into by the Lenders in good faith, as the term "good faith" is used in
           Section 364(e) of the Bankruptcy Code, and such arrangements and the transactions contemplated by the Credit Agreement do not provide the Lenders with sufficient control over the Debtor to subject the Lenders to any liability (including, without limitation, environmental liability as an "owner", "operator" or "responsible person" as those terms are used in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorizations Act of
           1986) in connection with the management of any of the Debtor's businesses or properties. Neither the Credit Agreement, the financing arrangement contemplated therein and approved herein, including the granting of the liens and security interests to or for the benefit of the Lenders in the Collateral, nor the exercise of any rights or remedies by or on behalf of the Lenders in connection therewith, constitute or will constitute any breach, violation or infringement of (i) any trademark, copyright or other intellectual property right of the Debtor or any third party or
           (ii) any contract to which the Debtor or any of their properties is subject.

           E. The Debtor will receive and benefit from the credit provided under the Credit Agreement authorized herein. The credit provided under the Credit Agreement is necessary to fund the business of the Debtor and will contribute to payment of the actual and necessary costs and expenses of preserving its estate.

          F. Entry of this Order on an interim basis is necessary to avoid immediate and irreparable harm to the estate pending a final hearing pursuant to Bankruptcy Rule
          4001 (c) (the "Final Hearing").

          G. The assets of the Debtor are unencumbered and do not constitute the collateral of any party, except (i) for the Lenders as to assets existing before and after the

          Petition Date, and (ii) as expressly permitted under the Credit Agreement.

          H. The Lenders have agreed to provide financing on the terms and conditions in the Credit Agreement and in reliance thereon and provided that the Court enters an order satisfactory to the Lenders approving the Credit Agreement and granting such liens, claims and priorities to or for the benefit of Lenders as are set forth herein and in the Credit Agreement with respect to all Obligations.

          I. Good, adequate and sufficient cause has been shown to justify the granting of the relief requested in the Motion.


          IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:

          1. The Motion is granted and the Credit Agreement is hereby approved on an interim basis subject to the terms and conditions hereinafter set forth.

          2. The Debtor is authorized to obtain loans and request the issuance of letters of credit pursuant to the terms of the Credit Agreement and this Order, provided that
          (x) the maximum aggregate outstanding amount of Loans and Letters of Credit available under the Credit Agreement shall not exceed $24,000,000 and (y) the payment by the Debtor of the Prior Indebtedness pursuant to the Credit Agreement shall be without prejudice to the right of appropriate parties in interest on behalf of this estate to seek to avoid, pursuant to Section 547 of the Bankruptcy Code, any lien granted to the Lenders in respect of such Prior Indebtedness. The amount to be borrowed by the Debtor pursuant to this Order, pending the final hearing, shall be limited to $ 1,500,000 in addition to the refunding of the Obligations owing to the Lenders at the Petition Date as set forth in paragraph 31 of the Motion.

          3. The Debtor is hereby authorized and
          directed (x) to execute and deliver the
          Credit Agreement and all other documents necessary or desirable to implement the Credit Agreement
          (through one or more officers designated by it), (y) to effect all transactions and take any actions provided for in the Credit Agreement (including the payment of the Prior Indebtedness) or deemed necessary by Lenders to effectuate the terms and conditions of the Credit Agreement and this Order, including, without limitation, the payment of any and all fees, costs, charges, commissions and expenses, including counsel fees, payable under the Credit Agreement or this Order, and (z) comply with all provisions of the Credit Agreement, including, without limitation, the payment and satisfaction in full of all Obligations when due in accordance with the terms of the Credit Agreement.

          4. All Obligations owing to the Lenders
          hereunder or under the Credit Agreement
          (including, but not limited to, the obligation to pay principal, interest, professional fees, costs, charges, commissions and expenses), shall be paid as provided in the Credit Agreement when due, without defense, offset, reduction or counterclaim, and shall constitute allowed claims to the full extent thereof against the Debtor arising under Section 364(c)(1) of the Bankruptcy Code, with priority for such claims over any and all administrative expenses (other than the United States Trustee's fees) of the kind specified or ordered pursuant to any provision of the Bankruptcy Code, including, but not limited to, Sections 105, 326, 328, 503(b), 506(c), 507(a), 507(b) and 726 of the
          Bankruptcy Code, provided that, upon the occurrence and during the continuation of an Event of Default or the exercise by the Lenders of their remedies after an Event of Default under the Credit Agreement, such claims and the liens arising in respect thereof shall be subject to the Carve-Out;(2) provided further that, so long as no Event of Default shall have occurred and be continuing, the Debtor shall be permitted to pay administration expenses of the kind specified in Section 503(b) of the Bankruptcy Code incurred in the ordinary course of the Debtor's business (or otherwise as expressly permitted in the Credit Agreement), and compensation and reimbursement payable under Sections 330 and 331 of the Bankruptcy Code in amounts allowed by this Court. Such claims of the Lenders shall at all times be senior, in this and any subsequent proceeding under the Bankruptcy Code, to the rights of the Debtor, any successor trustee and (except to the extent of the Carve-Out) any claims of any creditor or other entity. No cost or expense of administration or any claims in this case, including those resulting from or incurred after any conversion of this proceeding pursuant to Section 1112 of the Bankruptcy Code shall (except to the extent of the Carve-Out) rank prior to, or on parity with, the claims of the Lenders arising hereunder or under the Credit Agreement. Such claims of Lenders are and shall be secured by duly perfected, nonvoidable (subject only to the provisions of paragraph 2 above) first priority (subject to the next sentence) senior liens on and security interests in the Collateral (whether now owned or hereafter acquired, including all proceeds and products thereof), ranking prior to all liens, security interests, claims and encumbrances at any time existing or arising which may be asserted by any person or entity pursuant to statute, lease or other contract or otherwise, except that the liens of the Lenders pursuant to the Credit Agreement and this Order shall rank junior in priority only to (a) the Replacement Lien granted to the Lenders pursuant to the Interim Stipulation and Consent Order Regarding Debtor-In-Possession's Short Term Use Of Cash Collateral dated and entered July 5, 1995, and (b) duly perfected, valid, enforceable and non-voidable liens and security interests, if any, existing prior to the commencement of this case as set forth on Schedule 6.3 of the Credit Agreement ("Preexisting Liens"). Any security interests or liens in favor of third parties avoided and preserved in this case (other than the liens of the Lenders under the Prior Agreement) shall be subject and subordinate to the liens and security interests in favor of the Lenders pursuant to the Credit Agreement and this Order. Other than (i) liens and security interests in favor of the Lenders, (ii) Preexisting Liens, and (iii) permitted encumbrances allowed in accordance with the terms of the Credit Agreement (collectively, the "Other Liens"), no liens or security interests shall attach to the Collateral or any other property of the Debtor's estate in this or any subsequent proceeding under the Bankruptcy Code without the Lenders' express written consent. The Lenders at their option may release from their security interest at any time any assets including, inter alia, those assets determined by the Lenders to have a risk of environmental liabilities which the Lenders, in their discretion, deem unacceptable. The Lenders shall have no duty, expressed or implied, to any holder of the Other Liens, to take, or refrain from taking, any action with respect to the Obligations, including, without limitation, any action with respect to the Collateral.

          5. No order shall be entered in these cases authorizing the incurrence of indebtedness or other financial accommodations not permitted by the Credit Agreement unless (a) the Lenders consent in writing thereto or (b) the proceeds thereof are used first to satisfy in full all Obligations owing to the Lenders under the Credit Agreement in accordance with the terms of the Credit Agreement.

          6. Other than the Carve-Out, no cost or
          expense, including, but not limited to, any cost or expense of administration of the Debtor's Chapter 11 case or any future proceeding which may develop out of such case, including liquidation in chapter 7 or other proceedings under the Bankruptcy Code, shall be charged against the Collateral pursuant to Section 506(c) of the Bankruptcy Code or otherwise, without the prior written consent of Lenders, and no such consent shall be implied from any action, inaction or acquiescence by the Lenders.

          7. All liens and security interests granted herein or under the Credit Agreement on or in property of the Debtor's estate to or for the benefit of Lenders shall be, and they hereby are, deemed duly perfected and recorded under all applicable federal or state laws as of the date hereof, and no notice, filing, mortgage recordation, possession, further order or other act, shall be required to effect such perfection; provided, however, that the Lenders may, in their sole option (and notwithstanding the provisions of Section 362 of the Bankruptcy Code), file or cause the Debtor to execute, file or record, at the Debtor's expense, such Uniform Commercial Code financing statements, notices of liens and security interests, mortgages and other similar documents as the Lenders may require, and the Debtor is directed to cooperate and comply therewith. If the Lenders, in their sole discretion, shall elect for any reason to file or record any such notices, financing statements, mortgages, or other documents with respect to such security interests and liens, or take possession, all such financing statements or similar documents or taking possession shall be deemed to have been led or recorded or taken in the Debtor's Chapter 11 case as of the commencement of the case. The Lenders may, in their discretion, file a certified copy of this Order in any filing or recording office in any county or other jurisdiction in which any Debtor has real or personal property and such filing shall constitute further evidence of perfection of Lenders' interest in the Collateral. Neither the granting of the liens and security interests to Lenders in the Collateral (including, without limitation, the inventory of the Debtor) nor the exercise of any rights or remedies by Lenders in connection therewith will result in any breach, violation or infringement of (i) any trademark, copyright or other intellectual property right of the Debtor or any third party or (ii) any contract to which the Debtor or any of its properties is subject.

           8. The Lenders, having been found to be
           lenders in good faith, shall be entitled to the full protection of Section 364(e) of the Bankruptcy Code, and the liens, security interests and priorities created or authorized in this Order and the Credit Agreement are so created and authorized pursuant to Sections 364(c)(1), (2), and (3) of the Bankruptcy Code and are entitled to the benefits and protections of Section 364(e) of the Bankruptcy Code.

           9. The Lenders are entitled to all of the rights, benefits, privileges and remedies set forth or provided herein or in the Credit Agreement (and to the extent set forth or provided for in the Credit Agreement are fully incorporated herein), including, but not limited to all of the rights, benefits, privileges and remedies available to the Lenders upon the occurrence and during the continuance of a Default or an Event of Default (as defined in the Credit Agreement, and which includes any reversal, stay or modification of this Order without Lenders' consent, the appointment of an interim or permanent trustee in this case and the conversion or dismissal of this case), and the automatic stay of Section 362 of the Bankruptcy Code (to the extent applicable) is vacated to permit the exercise, enjoyment and enforcement of any of such rights, benefits, privileges and remedies, including, but not limited to, (a) the termination by the Lenders of all of their obligations under the Credit Agreement and (b) the enforcement of the priority claims and liens granted to or for the benefit of Lenders hereunder or under the Credit Agreement, provided that, the Lenders shall give the Debtor, and any official committees, three business days' prior written notice (the "Enforcement Notice") of any enforcement against the Collateral, and file a copy of such Enforcement Notice with the clerk of the Court. Without limiting the foregoing, upon the occurrence and during the continuance of an Event of Default and the giving of the Enforcement Notice, the Lenders may (at their option), but shall have no duty to, (i) enter upon any leased premises of the Debtor for the purposes of exercising their remedies with respect to and taking possession of Collateral located thereon,
           (ii) cure defaults (if any), and/or (iii) perform any obligations under any leases covering such premises required to be cured or performed pursuant to Sections 365(d)(3) or 503(a) of the Bankruptcy Code (such actions not to be deemed an assumption of any such lease), and the Lenders shall be entitled to (a) all of the Debtor's rights and privileges as lessee under such leases and (b) exercise any of such rights and remedies notwithstanding any default by Debtor under any such lease, and all without interference from the lessors thereunder.

           10. The provisions of this Order and any actions taken pursuant hereto shall survive entry of any other order which may be entered in this case, including any order
          (i) confirming any plan of reorganization, (ii) converting these proceedings from Chapter 11 to Chapter 7, or (iii) dismissing this case, and the terms and provisions of this Order as well as the priorities in payment, liens and security interests granted pursuant to this Order and the Credit Agreement shall continue in full force and effect notwithstanding the entry of such other order, until all of the Obligations owing to Lenders hereunder and under the Credit Agreement are indefeasibly satisfied and discharged in accordance with their terms.

          11. If any or all of the provisions of this Order are hereafter reversed, modified, vacated or stayed by subsequent order of this Court (including in connection with the Final Hearing) or any other court, such reversal, stay, modification or vacatur shall not affect the validity and enforceability of any Obligation, debt or claim incurred, or any priority, security interest or lien that is or was incurred or granted pursuant to the Credit Agreement or this Order, and notwithstanding any stay, reversal, modification or vacatur of this Order, any Obligations owing to Lenders arising prior to the effective date of such stay, reversal, modification or vacatur, shall be governed in all respects by the original provisions of this Order and the Credit Agreement, as the case may be. Lenders shall be entitled to all of their respective rights, privileges and benefits hereunder and under the Credit Agreement including, without limitation, the liens, security interests, priorities, rights and remedies granted herein and therein to or for their benefit with respect to all Obligations owing to Lenders, all Collateral securing same and the priority granted therefor under Bankruptcy Code Section 364(c)(1).

          12. This Court retains and reserves jurisdiction to enforce all provisions of this Order.

           13. Pursuant to Bankruptcy Rule 4001(c), the Final Hearing on the Motion shall be held on July ,1995 at
                     . Objections, if any, to the Motion shall be
           filed with the Court and served on Debtor's counsel, Lenders' counsel and all parties who have demanded service thereof, such that Objections are received no
           later than          , 1995. If no objections have been
           received, a final order may be entered without further hearing or notice.

           Dated:     Wilmington, DE July 10,1995



                                   Helen S. Balick
                                   Chief United States Bankruptcy
                                   Judge


(1) All undefined capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.

(2) The Carve-Out as defined in section 2.23 of the Credit Agreement consists of unpaid professional fees and expenses allowed in this Chapter 11 Case in an aggregate amount (determined without regard to fees and expenses awarded and paid on an interim basis) not to exceed $ 1,000,000 inclusive of
aggregate fee holdbacks.                            EXHIBIT J

                   FORM OF SUBSIDIARY GUARANTY


          This SUBSIDIARY GUARANTY is entered into as of July 10, 1995 by the undersigned (each a "Guarantor" and collectively, "Guarantors") in favor of and for the benefit of CHEMICAL BANK, as agent for and representative of (in such capacity herein called "Agent") the financial institutions ("Lenders") party to the DIP Credit Agreement (as hereinafter defined).

                            RECITALS

          A. On July 5, 1995, Smith Corona Corporation, a Delaware corporation (``Company''), filed a voluntary petition for relief under the Bankruptcy Code (as hereinafter defined), with the United States Court for the District of Delaware (the ``Bankruptcy Filing''). Company continues to operate its business and manage its properties as a debtor-in-possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

          B. Company has entered into that certain Debtor-In-Possession Credit Agreement dated as of July 10, 1995 with Agent and Lenders (said Debtor-In-Possession Credit Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "DIP Credit Agreement"; capitalized terms defined therein and not otherwise defined herein being used herein as therein defined).

          C. A portion of the proceeds of the extensions of credit under the DIP Credit Agreement may be advanced to Guarantors and thus the Guarantied Obligations (as hereinafter defined) are being incurred for and will inure to the benefit of Guarantors (which benefits are hereby acknowledged).

          D. It is a condition precedent to the initial extension of credit under the DIP Credit Agreement that Company's obligations thereunder be guarantied by Guarantors.

          E.   Guarantors are willing irrevocably and
  unconditionally to guaranty such obligations of Company.

          NOW, THEREFORE, based upon the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Lenders and Agent to enter into the DIP Credit Agreement and to make extensions of credit thereunder, Guarantors hereby agree as follows:

  SECTION 1.  DEFINITIONS

     1.1 Certain Defined Terms. As used in this Guaranty, the following terms shall have the following meanings unless the context otherwise requires:

          "Bankruptcy Code" mans Title 11 of the United States
       Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

          "Guarantied Obligations" has the meaning assigned to that term in subsection 2.1.

          "payment in full", "paid in full" or any similar term means payment in full, in Cash, of the Guarantied Obligations including, without limitation, all principal, interest, costs, fees and expenses (including, without limitation, legal fees and expenses) of Lenders and Agent as required under the Loan Documents.

          "Subsidiary Guaranty" means this Guaranty dated as of July 10, 1995, as it may be amended, supplemented or otherwise modified from time to time.

          "Subordinated Indebtedness" means indebtedness of Company or any of its Subsidiaries subordinated in right of payment to the Obligations pursuant to documentation containing maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms in form and substance satisfactory to Agent and Required Lenders.

     1.2  Interpretation.

          (a) References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Guaranty unless otherwise specifically provided.

          (b) In the event of any conflict or inconsistency between the terms, conditions and provisions of this Guaranty and the terms, conditions and provisions of the DIP Credit Agreement, the terms, conditions and provisions of this Guaranty shall prevail.

  SECTION 2.  THE GUARANTY

     2.1  Guaranty of the Guarantied Obligations.   Subject to
  the provisions of subsection 2.2(a), Guarantors jointly and severally hereby irrevocably and unconditionally guaranty, as primary obligors and not merely as sureties, the due and punctual payment in full of all Guarantied Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. article 362(a), or any successor statute). The term "Guarantied Obligations" is used herein in its most comprehensive sense and includes:

          (a) any and all Obligations of Company now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due, and however arising under or in connection with the DIP Credit Agreement and the other Loan Documents, including those arising under successive borrowing transactions under the DIP Credit Agreement which shall either continue the Obligations of Company or from time to time renew them after they have been satisfied; and

          (b)  those expenses set forth in subsection 2.8 hereof.

     2.2 Limitation on Amount Guarantied; Contribution by Guarantors. (a) Anything contained in this Guaranty to the contrary notwithstanding, if any Fraudulent Transfer Law (as hereinafter defined) is determined by a court of competent jurisdiction to be applicable to the obligations of any Guarantor under this Guaranty, such obligations of such Guarantor hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under
  Section 548 of Title 11 of the United States Code or any applicable provisions of the comparable laws of any state or any foreign jurisdiction (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor (x) in respect of intercompany indebtedness to Company or other affiliates of Company to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder and (y) under any guaranty of Subordinated Indebtedness which guaranty contains a limitation as to maximum amount similar to that set forth in this subsection 2.2(a), pursuant to which the liability of such Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Guarantor pursuant to applicable law or pursuant to the terms of any agreement (including without limitation any such right of contribution under subsection 2.2(b) or under a Related Guaranty (as hereinafter defined) as contemplated by subsection 2.2(b)).

     (b) Guarantors under this Guaranty, and each guarantor under other guaranties, if any, relating to the DIP Credit Agreement (the "Related Guaranties") which contain a contribution provision similar to that set forth in this subsection 2.2(b), together desire to allocate among themselves (collectively, the "Contributing Guarantors"), in a fair and equitable manner, their obligations arising under this Guaranty and the Related Guaranties. Accordingly, in the event any payment or distribution is made on any date by any Guarantor under this Guaranty or a guarantor under a Related Guaranty (a "Funding Guarantor") that exceeds its Fair Share (as defined below) as of such date, that Funding Guarantor shall be entitled to a contri-bution from each of the other Contributing Guarantors in the amount of such other Contributing Guarantor's Fair Share Shortfall (as defined below) as of such date, with the result that all such contributions will cause each Contributing Guarantor's Aggregate Payments (as defined below) to equal its Fair Share as of such date. "Fair Share" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Amount (as defined below) with respect to such Contributing Guarantor to (y) the aggregate of the Adjusted Maximum Amounts with respect to all Contributing Guarantors, multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty and the Related Guaranties in respect of the obligations guarantied. "Fair Share Shortfall" means, with respect to a Contributing Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Contributing Guarantor over the Aggregate Payments of such Contributing Guarantor. "Adjusted Maximum Amount" means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty and the Related Guaranties, determined as of such date in accordance with subsection 2.2(a) or, if applicable, a similar provision contained in a Related Guaranty; provided that, solely for purposes of calculating the "Adjusted Maximum Amount" with respect to any Contributing Guarantor for purposes of this subsection 2.2(b), any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder or under any similar provision contained in a Related Guaranty shall not be considered as assets or liabilities of such Contributing Guarantor. "Aggregate Payments" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (i) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty and the Related Guaranties (including, without limitation, in respect of this subsection 2.2(b) or any similar provision contained in a Related Guaranty) minus (ii) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this subsection 2.2(b) or any similar provision contained in a Related Guaranty. The amounts payable as contributions hereunder and under similar provisions in the Related Guaranties shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this subsection 2.2(b) or any similar provision contained in a Related Guaranty shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder or under a Related Guaranty. Each Contributing Guarantor under a Related Guaranty is a third party beneficiary to the contribution agreement set forth in this subsection 2.2(b).

     2.3  Payment by Guarantors; Application of Payments.
  Subject to the provisions of subsection 2.2(a), Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which Agent or any other
  Person may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Company to pay any of the Guarantied Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under
  Section 362(a) of the Bankruptcy Code, 11 U.S.C. article 362(a), or any successor statute), Guarantors will upon demand pay, or cause to be paid, in cash, to Agent for the ratable benefit of Lenders, an amount equal to the sum of the unpaid principal amount of all Guarantied Obligations then due as aforesaid, accrued and unpaid interest on such Guarantied Obligations (including, without limitation, interest which, but for the filing of a petition in bankruptcy with respect to Company, would have accrued on such Guarantied Obligations, whether or not a claim is allowed against Company for such interest in any such bankruptcy proceeding) and all other Guarantied Obligations then owed to Agent and/or
  Lenders as aforesaid. All such payments shall be applied promptly from time to time by Agent:

          First, to the payment of the costs and expenses of any collection or other realization under this Guaranty, including reasonable compensation to Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by Agent in connection therewith;

          Second, to the payment of all other Guarantied
       Obligations in such order as Agent shall elect; and

          Third, after payment in full of all Guarantied Obligations, to the payment to Guarantors, or their respective successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such payments.

     2.4 Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guarantied Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

          (a) This Guaranty is a guaranty of payment when due and not of collectibility.

          (b) Agent may enforce this Guaranty upon the occurrence of an Event of Default under the DIP Credit
       Agreement notwithstanding the existence of any dispute between Lenders and Company with respect to the existence of such Event of Default.

          (c) The obligations of each Guarantor hereunder are independent of the obligations of Company under the Loan Documents and the obligations of any other guarantor (including any other Guarantor) of the obligations of Company under the Loan Documents, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Company or any of such other guarantors and whether or not Company is joined in any such action or actions.

          (d) Payment by any Guarantor of a portion, but not all, of the Guarantied Obligations shall in no way limit, affect, modify or abridge any Guarantor's liability for any portion of the Guarantied Obligations which has not been paid. Without limiting the generality of the foregoing, if Agent is awarded a judgment in any suit brought to enforce any Guarantor's covenant to pay a portion of the Guarantied Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guarantied Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor's liability hereunder in respect of the Guarantied Obligations.

          (e) Agent or any Lender, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability of this Guaranty or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor's liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guarantied Obligations,
       (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guarantied Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations;
       (iii) request and accept other guaranties of the Guarantied Obligations and take and hold security for the payment of this Guaranty or the Guarantied Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guarantied Obligations, any other guaranties of the Guarantied Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guarantied Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of Agent or any Lender in respect of this Guaranty or the Guarantied Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that Agent or Lenders, or any of them, may have against any such security, as Agent in its discretion may determine consistent with the DIP Credit Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Company or any security for the Guarantied Obligations; and (vi) exercise any other rights available to it under the Loan Documents.

          (f) This Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guarantied Obligations), including without limitation the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them:
       (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents, at law, in equity or otherwise) with respect to the Guarantied Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guarantied Obligations;
       (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including without limitation provisions relating to events of default) of the DIP Credit Agreement, any of the other Loan Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guarantied Obligations, in each case whether or not in accordance with the terms of the DIP Credit Agreement or such Loan Document or any agreement relating to such other guaranty or security; (iii) the Guarantied Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Loan Documents or from the proceeds of any security for the Guarantied Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guarantied Obligations) to the payment of indebtedness other than the Guarantied Obligations, even though Agent or Lenders, or any of them, might have elected to apply such payment to any part or all of the Guarantied Obligations; (v) any Lender's or Agent's consent to the change, reorganization or termination of the corporate structure or existence of Company or any of its Subsidiaries and to any corresponding restructuring of the Guarantied Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guarantied Obligations; (vii) any defenses, set-offs or counterclaims which Company may allege or assert against Agent or any Lender in respect of the Guarantied Obligations, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guarantied Obligations.

     2.5 Waivers by Guarantors. Each Guarantor hereby waives, for the benefit of Lenders and Agent:

          (a) any right to require Agent or Lenders, as a condition of payment or performance by such Guarantor, to
       (i) proceed against Company, any other guarantor (including any other Guarantor) of the Guarantied Obligations or any other Person, (ii) proceed against or exhaust any security held from Company, any other guarantor (including any other Guarantor) of the Guarantied Obligations or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of Agent or any Lender in favor of Company or any other Person, or
       (iv) pursue any other remedy in the power of Agent or any Lender whatsoever;

          (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Company including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Guarantied Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Company from any cause other than payment in full of the Guarantied Obligations;

          (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

          (d) any defense based upon Agent's or any Lender's errors or omissions in the administration of the Guarantied Obligations, except behavior which amounts to bad faith;

          (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of such Guarantor's obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and
       (iv) promptness, diligence and any requirement that Agent or any Lender protect, secure, perfect or insure any security interest or lien or any property subject thereto;

          (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default under the DIP Credit Agreement or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guarantied Obligations or any agreement related thereto, notices of any extension of credit to Company and notices of any of the matters referred to in subsection 2.4 and any right to consent to any thereof; and

          (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty.


     2.6 Guarantors' Rights of Subrogation, Contribution, Etc. Until the Guarantied Obligations shall have been paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, each Guarantor shall withhold exercise of (a) any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Company or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (i) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Company, (ii) any right to enforce, or to participate in, any claim, right or remedy that Agent or any Lender now has or may hereafter have against Company, and (iii) any benefit of, and any right to participate in, any collateral or security now or hereafter held by Agent or any Lender, and (b) any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of any of the Guarantied Obligations (including without limitation any such right of contribution under subsection 2.2(b) or under a Related Guaranty as contemplated by subsection 2.2(b)). Each Guarantor further agrees that, to the extent the agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Company or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights Agent or Lenders may have against Company, to all right, title and interest Agent or Lenders may have in any such collateral or security, and to any right Agent or Lenders may have against such other guarantor. Agent, on behalf of Lenders, may use, sell or dispose of any item of collateral or security as it sees fit without regard to any subrogation rights any Guarantor may have, and upon any such disposition or sale any rights of subrogation such Guarantor may have shall terminate. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement or indemnification rights at any time when all Guarantied Obligations shall not have been paid in full, such amount shall be held in trust for Agent on behalf of Lenders and shall forthwith be paid over to Agent for the benefit of Lenders to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms hereof.

     2.7 Subordination of Other Obligations. Any indebtedness of Company now or hereafter held by any Guarantor is hereby subordinated in right of payment to the Guarantied Obligations, and any such indebtedness of Company to such Guarantor collected or received by such Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Agent on behalf of Lenders and shall forthwith be paid over to Agent for the benefit of Lenders to be credited and applied against the Guarantied Obligations but without affecting, impairing or limiting in any manner the liability of such Guarantor under any other provision of this Guaranty.

     2.8 Expenses. Guarantors jointly and severally agree to pay, or cause to be paid, on demand, and to save Agent and Lenders harmless against liability for, any and all costs and expenses (including fees and disbursements of counsel and allocated costs of internal counsel) incurred or expended by Agent or any Lender in connection with the enforcement of or preservation of any rights under this Guaranty.

     2.9  Continuing Guaranty.   This Guaranty is a continuing
  guaranty and shall remain in effect until all of the Guarantied Obligations shall have been paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guarantied Obligations.

     2.10 Authority of Guarantors or Company. It is not necessary for Lenders or Agent to inquire into the capacity or powers of any Guarantor or Company or the officers, directors or any agents acting or purporting to act on behalf of any of them.

     2.11 Financial Condition of Company. Any extensions of credit may be granted to Company or continued from time to time without notice to or authorization from any Guarantor regardless of the financial or other condition of Company at the time of any such grant or continuation. Lenders and Agent shall have no obligation to disclose or discuss with any Guarantor their assessment, or any Guarantor's assessment, of the financial condition of Company. Each Guarantor has adequate means to obtain information from Company on a continuing basis concerning the financial condition of Company and its ability to perform its obligations under the Loan Documents, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Company and of all circumstances bearing upon the risk of nonpayment of the Guarantied Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of Agent or any Lender to disclose any matter, fact or thing relating to the business, operations or conditions of Company now known or hereafter known by Agent or any Lender.

     2.12 Rights Cumulative. The rights, powers and remedies given to Lenders and Agent by this Guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given to Lenders and Agent by virtue of any statute or rule of law or in any of the other Loan Documents or any agreement between any Guarantor and Lenders and/or Agent or between Company and Lenders and/or Agent. Any forbearance or failure to exercise, and any delay by any Lender or Agent in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

     2.13 Bankruptcy; Post-Petition Interest; Reinstatement of Guaranty. (a) So long as any Guarantied Obligations remain outstanding, no Guarantor shall, without the prior written consent of Agent in accordance with the terms of the DIP Credit Agreement, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency proceedings of or against Company. The obligations of Guarantors under this Guaranty shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Company or by any defense which Company may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

          (b) Each Guarantor acknowledges and agrees that any interest on any portion of the Guarantied Obligations which accrues after the commencement of any proceeding referred to in clause (a) above (or, if interest on any portion of the Guarantied Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guarantied Obligations if said proceedings had not been commenced) shall be included in the Guarantied Obligations because it is the intention of Guarantors and Agent that the Guarantied Obligations which are guarantied by Guarantors pursuant to this Guaranty should be determined without regard to any rule of law or order which may relieve Company of any portion of such Guarantied Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Agent, or allow the claim of Agent in respect of, any such interest accruing after the date on which such proceeding is commenced.

          (c) In the event that all or any portion of the Guarantied Obligations are paid by Company, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from Agent or any Lender as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guarantied Obligations for all purposes under this Guaranty.

     2.14 Notice of Events. As soon as any Guarantor obtains knowledge thereof, such Guarantor shall give Agent written notice of any condition or event which has resulted in
  (a) a material adverse change in the financial condition of any Guarantor or Company or (b) a breach of or noncompliance with any term, condition or covenant contained herein or in the DIP Credit Agreement, any other Loan Document or any other document delivered pursuant hereto or thereto.

     2.15 Set Off. In addition to any other rights any Lender or Agent may have under law or in equity, if any amount shall at any time be due and owing by any Guarantor to any Lender or Agent under this Guaranty, such Lender or Agent is authorized at any time or from time to time, without notice (any such notice being hereby expressly waived), to set off and to appropriate and to apply any and all deposits (general or special, including but not limited to indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness of any Lender or Agent owing to such Guarantor and any other property of such Guarantor held by any Lender or Agent to or for the credit or the account of such Guarantor against and on account of the Guarantied Obligations and liabilities of such Guarantor to any Lender or Agent under this Guaranty.

     2.16 Discharge of Guaranty Upon Sale of Guarantor.   If
  all of the stock of any Guarantor or any of its successors in interest under this Guaranty shall be sold or otherwise disposed of (including by merger or consolidation) in a transaction permitted by subsection 6.6 of the DIP Credit Agreement or otherwise consented to by Required Lenders, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by Agent or any Lender or any other Person effective as of the time of such sale or disposition; provided that, as a condition precedent to such discharge and release, Agent shall have received evidence satisfactory to it that arrangements satisfactory to it have been made for delivery to Agent of the Net Cash Proceeds of such sale or disposition.

  SECTION 3.  REPRESENTATIONS AND WARRANTIES

          In order to induce Lenders and Agent to accept this Guaranty and to enter into the DIP Credit Agreement and to extend credit thereunder, each Guarantor hereby represents and warrants to Lenders that the following statements are true and correct:

     3.1 Corporate Existence. Such Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has the corporate power to own its assets and to transact the business in which it is now engaged and is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that would not in the aggregate have a material adverse effect on the business, operations, assets or financial condition of such Guarantor and its Subsidiaries, taken as a whole.

     3.2  Corporate Power; Authorization; Enforceable
  Obligations. Such Guarantor has the corporate power, authority and legal right to execute, deliver and perform this Guaranty and all obligations required hereunder and has taken all necessary corporate action to authorize its Guaranty hereunder on the terms and conditions hereof and its execution, delivery and performance of this Guaranty and all obligations required hereunder. No consent of any other Person including, without limitation, stockholders and creditors of such Guarantor, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by such Guarantor in connection with this Guaranty or the execution, delivery, performance, validity or enforceability of this Guaranty and all obligations required hereunder. This Guaranty has been, and each instrument or document required hereunder will be, executed and delivered by a duly authorized officer of such Guarantor, and this Guaranty constitutes, and each instrument or document required hereunder when executed and delivered by such Guarantor hereunder will constitute, the legally valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws or equitable principles relating to or limiting creditors' rights generally.

     3.3 No Legal Bar to this Guaranty. The execution, delivery and performance of this Guaranty and the documents or instruments required hereunder, and the use of the proceeds of the borrowings under the DIP Credit Agreement, will not violate any provision of any existing law or regulation binding on such Guarantor, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on such Guarantor, or the certificate of incorporation or bylaws of such Guarantor or any securities issued by such Guarantor, or any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which such Guarantor is a party or by which such Guarantor or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of such Guarantor and its Subsidiaries, taken as a whole, and will not result in, or require, the creation or imposition of any Lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

     3.4 Relationship to Company. (i) Such Guarantor is a wholly-owned Subsidiary of Company; (ii) Lenders' agreement to extend credit to Company is of substantial and material benefit to such Guarantor; (iii) such Guarantor is fully informed of the Bankruptcy Filing and the actual and potential consequences thereof and (iv) such Guarantor has reviewed and approved copies of the DIP Credit Agreement and the Notes and is fully informed of the remedies Lenders may pursue upon the occurrence of an Event of Default under the DIP Credit Agreement or the Notes.

  SECTION 4.  AFFIRMATIVE COVENANTS

          Each Guarantor covenants and agrees that, unless and until all of the Guarantied Obligations shall have been paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, unless Required Lenders shall otherwise consent in writing:

     4.1 Corporate Existence, Etc. Such Guarantor shall at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business.

     4.2 Compliance with Laws, Etc. Such Guarantor shall comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, paying when due all taxes, assessments and governmental charges imposed upon it or upon any of its properties or assets or in respect of any of its franchises, businesses, income or property before any penalty or interest accrues thereon.

     4.3 Books and Records. Such Guarantor shall keep and maintain books of record and account with respect to its operations in accordance with generally accepted accounting principles and shall permit Agent or any Lender and their respective officers, employees and authorized agents, to the extent Agent in good faith deems necessary for the proper administration of this Guaranty, to examine, copy and make excerpts from the books and records of such Guarantor and its Subsidiaries and to inspect the properties of such Guarantor and its Subsidiaries, both real and personal, at such reasonable times as Agent may request.

  SECTION 5.  MISCELLANEOUS

     5.1 Survival of Warranties. All agreements, representa-tions and warranties made herein shall survive the execution and delivery of this Guaranty and the other Loan Documents and any increase in the Commitments under the DIP Credit Agreement.

     5.2 Notices. Any communications between Agent and any Guarantor and any notices or requests provided herein to be given may be given by mailing the same, postage prepaid, or by telex, facsimile transmission or cable to each such party at its address set forth in the DIP Credit Agreement, on the signature pages hereof or to such other addresses as each such party may in writing hereafter indicate. Any notice, request or demand to or upon Agent or Lenders or any Guarantor shall not be effective until received.

     5.3 Severability. In case any provision in or obligation under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     5.4 Amendments and Waivers. No amendment, modification, termination or waiver of any provision of this Guaranty, and no consent to any departure by any Guarantor therefrom, shall in any event be effective without the written concurrence of Required Lenders under the DIP Credit Agreement and, in the case of any such amendment or modification, each Guarantor against whom enforcement of such amendment or modification is sought. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

     5.5 Headings. Section and subsection headings in this Guaranty are included herein for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose or be given any substantive effect.

     5.6 Applicable Law. THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF GUARANTORS, AGENT AND LENDERS HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

     5.7 Successors and Assigns. This Guaranty is a continuing guaranty and shall be binding upon each Guarantor and its respective successors and assigns. This Guaranty shall inure to the benefit of Lenders, Agent and their respective successors and assigns. No Guarantor shall assign this Guaranty or any of the rights or obligations of such Guarantor hereunder without the prior written consent of all Lenders. Any Lender may, without notice or consent, assign its interest in this Guaranty in whole or in part. The terms and provisions of this Guaranty shall inure to the benefit of any transferee or assignee of any extension of credit, and in the event of such transfer or assignment the rights and privileges herein conferred upon Lenders and Agent shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

     5.8 Consent to Jurisdiction and Service of Process. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY GUARANTOR ARISING OUT
  OF OR RELATING TO THIS GUARANTY MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY EACH GUARANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS GUARANTY. Each Guarantor hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such Guarantor at its address provided in subsection 5.2, such service being hereby acknowledged by such Guarantor to be sufficient for personal jurisdiction in any action against such Guarantor in any such court and to be otherwise effective and binding service in every
  respect.   Nothing herein shall affect the right to serve process
  in any other manner permitted by law or shall limit the right of Agent or any Lender to bring proceedings against any Guarantor in the courts of any other jurisdiction.

     5.9 Waiver of Trial by Jury. EACH GUARANTOR AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, AGENT EACH HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each Guarantor and, by its acceptance of the benefits hereof, Agent, each (i) acknowledges that this waiver is a material inducement for such Guarantor and Agent to enter into a business relationship, that such Guarantor and Agent have already relied on this waiver in entering into this Guaranty or accepting the benefits thereof, as the case may be, and that each will continue to rely on this waiver in their related future dealings and (ii) further warrants and represents that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY
  OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY. In the event of litigation, this Guaranty may be filed as a written consent to a trial by the court.

     5.10 No Other Writing.  This writing is intended by
  Guarantors and Agent as the final expression of this Guaranty and is also intended as a complete and exclusive statement of the terms of their agreement with respect to the matters covered hereby. No course of dealing, course of performance or trade usage, and no parol evidence of any nature, shall be used to supplement or modify any terms of this Guaranty. There are no conditions to the full effectiveness of this Guaranty.

     5.11 Further Assurances. At any time or from time to time, upon the request of Agent or Required Lenders, Guarantors shall execute and deliver such further documents and do such other acts and things as Agent or Required Lenders may reasonably request in order to effect fully the purposes of this Guaranty.

     5.12 Additional Guarantors. The initial Guarantors hereunder shall be such of the Subsidiaries of Company as are signatories hereto on the date hereof. From time to time subsequent to the date hereof, additional Subsidiaries of Company may become parties hereto, as additional Guarantors (each an "Additional Guarantor"), by executing a counterpart of this Guaranty. Upon delivery of any such counterpart to Agent, notice of which is hereby waived by Guarantors, each such Additional Guarantor shall be a Guarantor and shall be as fully a party hereto as if such Additional Guarantor were an original signatory hereof. Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Guarantor hereunder, nor by any election of Agent not to cause any Subsidiary of Company to become an Additional Guarantor hereunder. This Guaranty shall be fully effective as to any Guarantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Guarantor hereunder.

     5.13 Counterparts; Effectiveness. This Guaranty may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original for all purposes; but all such counterparts together shall constitute but one and the same instrument. This Guaranty shall become effective as to each Guarantor upon the execution of a counterpart hereof by such Guarantor (whether or not a counterpart hereof shall have been executed by any other Guarantor) and receipt by Agent of written or telephonic notification of such execution and authorization of delivery thereof.

          IN WITNESS WHEREOF, each of the undersigned Guarantors has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first written above.

          SCM (UNITED KINGDOM) LIMITED



          By
          Name:
          Title:

          Address:


     Telecopy:


          SMITH CORONA OVERSEAS HOLDINGS, INC.



          By
          Name:
          Title:

          Address:


     Telecopy:

     SMITH CORONA (UNITED KINGDOM) LIMITED



          By

          Name:
          Title:

          Address:


     Telecopy:

                                                       O'M&M DRAFT
                                                        07/08/95

                            EXHIBIT K

                FORM OF BORROWER PLEDGE AGREEMENT



          This BORROWER PLEDGE AGREEMENT (this "Agreement") is dated as of July 10, 1995 and entered into by and between SMITH CORONA CORPORATION, a Delaware corporation ("Pledgor"), and CHEMICAL BANK, as agent for and representative of (in such capacity herein called "Secured Party") the financial institutions ("Lenders") party to the DIP Credit Agreement (as hereinafter defined).


                     PRELIMINARY STATEMENTS


          A.   Pledgor is the legal and beneficial owner of
  (i) the shares of stock (the "Pledged Shares") described in Part A of Schedule I annexed hereto and issued by the corporations named therein and (ii) the indebtedness (the "Pledged Debt") described in Part B of said Schedule I and issued by the obligors named therein.

          B. Secured Party and Lenders have entered into a Debtor-in-Possession Credit Agreement dated as of July 10, 1995 (said Debtor-in-Possession Credit Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "DIP Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined) with Pledgor pursuant to which Lenders have made certain commitments, subject to the terms and conditions set forth in the DIP Credit Agreement, to extend certain credit facilities to Pledgor.

          C. It is a condition precedent to the initial extensions of credit by Lenders under the DIP Credit Agreement that Pledgor shall have granted the security interests and undertaken the obligations contemplated by this Agreement.

          NOW, THEREFORE, in consideration of the premises and in order to induce Lenders to make Loans and other extensions of credit under the DIP Credit Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Pledgor hereby agrees with Secured Party as follows:

          SECTION 1. Pledge of Security. Pledgor hereby pledges and assigns to Secured Party, and hereby grants to Secured Party a security interest in, all of Pledgor's right, title and interest in and to the following (the "Pledged Collateral"):

          (a)  the Pledged Shares and the certificates
  representing the Pledged Shares and any interest of Pledgor in the entries on the books of any financial intermediary pertaining to the Pledged Shares, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distrib-uted in respect of or in exchange for any or all of the Pledged Shares;

          (b) the Pledged Debt and the instruments evidencing the Pledged Debt, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Debt;

          (c) all additional shares of, and all securities convertible into and warrants, options and other rights to purchase or otherwise acquire, stock of any issuer of the Pledged Shares from time to time acquired by Pledgor in any manner (which shares shall be deemed to be part of the Pledged Shares), the certificates or other instruments representing such additional shares, securities, warrants, options or other rights and any interest of Pledgor in the entries on the books of any financial intermediary pertaining to such additional shares, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional shares, securities, warrants, options or other rights, provided, however, that in no case shall shares of stock issued by [NAMES OF FOREIGN SUBSIDIARIES] which constitute all or part of the Pledged Shares exceed 66% of the total [number of] [voting power represented by all] shares of such Subsidiary's capital stock at any time outstanding;

          (d) all additional indebtedness from time to time owed to Pledgor by any obligor on the Pledged Debt and the instruments evidencing such indebtedness, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness;

          (e) all shares of, and all securities convertible into and warrants, options and other rights to purchase or otherwise acquire, stock of any Person that, after the date of this Agreement, becomes, as a result of any occurrence, a direct Subsidiary of Pledgor (which shares shall be deemed to be part of the Pledged Shares), the certificates or other instruments representing such shares, securities, warrants, options or other rights and any interest of Pledgor in the entries on the books of any financial intermediary pertaining to such shares, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares, securities, warrants, options or other rights, provided, however, that in no case shall shares of stock issued by a Subsidiary which is an entity organized under the laws of a jurisdiction other than the United States or a political subdivision or territory thereof which constitute all or part of the Pledged Shares exceed 66% of the total [number of] [voting power represented by all] shares of such Subsidiary's capital stock at any time outstanding;

          (f) all indebtedness from time to time owed to Pledgor by any Person that, after the date of this Agreement, becomes, as a result of any occurrence, a direct or indirect
  Subsidiary of Pledgor, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness; and

          (g)  to the extent not covered by clauses (a) through
  (f) above, all proceeds of any or all of the foregoing Pledged Collateral. For purposes of this Agreement, the term "proceeds" includes whatever is receivable or received when Pledged Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, proceeds of any indemnity or guaranty payable to Pledgor or Secured Party from time to time with respect to any of the Pledged Collateral.

          SECTION 2. Security for Obligations. This Agreement secures, and the Pledged Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy
  Code, 11 U.S.C. article 362(a)), of all obligations and liabilities of every nature of Pledgor now or hereafter existing under or arising out of or in connection with the DIP Credit Agreement and the other Loan Documents and all extensions or renewals thereof, whether for principal, interest, reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Secured Party or any Lender as a preference, fraudulent transfer or otherwise (all such obligations and liabilities being the "Underlying Debt"), and all obligations of every nature of Pledgor now or hereafter existing under this Agreement (all such obligations of Pledgor, together with the Underlying Debt, being the "Secured Obligations").

          SECTION 3. Delivery of Pledged Collateral. All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of Secured Party pursuant hereto and shall be in suitable form for transfer by delivery or, as applicable, shall be accompanied by Pledgor's endorsement, where neces-sary, or duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party. Secured Party shall have the right, at any time in its discretion and without notice to Pledgor, to transfer to or to register in the name of Secured Party or any of its nominees any or all of the Pledged Collateral, subject only to the revocable rights specified in Section 7(a). In addition, Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

          SECTION 4. Representations and Warranties. Pledgor represents and warrants as follows:

          (a) Due Authorization, etc. of Pledged Collateral. All of the Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable. All of the Pledged Debt has been duly authorized, authenticated or issued, and delivered and is the legal, valid and binding obligation of the issuers thereof and is not in default.

          (b) Description of Pledged Collateral. The Pledged Shares constitute all of the issued and outstanding shares of stock of each of the direct Subsidiaries of Pledgor, except as otherwise set forth in Schedule II annexed hereto, and there are no outstanding warrants, options or other rights to purchase, or other agreements outstanding with respect to, or property that is now or hereafter convertible into, or that requires the issuance or sale of, any Pledged Shares. The Pledged Debt constitutes all of the issued and outstanding intercompany indebtedness evidenced by a promissory note of the respective issuers thereof owing to Pledgor.

          (c) Ownership of Pledged Collateral. Pledgor is the legal, record and beneficial owner of the Pledged Collateral free and clear of any Lien except for the security interest created by this Agreement.

          (d) Governmental Authorizations. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the pledge by Pledgor of the Pledged Collateral pursuant to this Agreement and the grant by Pledgor of the security interest granted hereby, (ii) the execution, delivery or performance of this Agreement by Pledgor, or (iii) the exercise by Secured Party of the voting or other rights, or the remedies in respect of the Pledged Collateral, provided for in this Agreement (except as may be required in connection with a disposition of Pledged Collateral by laws affecting the offering and sale of securities generally).

          (e)  Perfection.  The pledge of the Pledged
  Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged
  Collateral, securing the payment of the Secured Obligations.

          (f)  Margin Regulations.  The pledge of the Pledged
  Collateral pursuant to this Agreement does not violate
  Regulation G, T, U or X of the Board of Governors of the
  Federal Reserve System.

          (g) Other Information. All information heretofore, herein or hereafter supplied to Secured Party by or on behalf of Pledgor with respect to the Pledged Collateral is accurate and complete in all respects.

          SECTION 5.  Transfers and Other Liens; Additional
  Pledged Collateral; etc.  Pledgor shall:

          (a) not, except as expressly permitted by the DIP Credit Agreement, (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, (ii) create or suffer to exist any Lien upon or with respect to any of the Pledged Collateral, except for the security interest under this Agreement, or (iii) permit any issuer of Pledged Shares to merge or consolidate unless all the outstanding capital stock of the surviving or resulting corporation is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding shares of any other constituent corporation; provided that in the event Pledgor sells, assigns or disposes of any Pledged Shares in a transaction permitted by the DIP Credit Agreement, Secured Party shall release such Pledged Shares to Pledgor free and clear of the lien and security interest under this Agreement concurrently with the consummation of such sale, assignment or disposition; provided, further that, as a condition precedent to such release, Secured Party shall have received evidence satisfactory to it that arrangements satisfactory to it have been made for delivery to Secured Party of the Net Cash Proceeds of such sale, assignment or disposition. For purposes of this subsection 5(a), "Net Cash Proceeds" shall mean the cash proceeds of any sale, assignment or disposition of Pledged Shares net of bona fide direct costs thereof including, without limitation, (i) income taxes reasonably estimated to be actually payable as a result of such sale, assignment or disposition within two years of the date of receipt of such cash proceeds, (ii) transfer, sales, use and other taxes payable in connection with such sale, assignment or disposition, (iii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any indebtedness (other than extensions of credit under the DIP Credit Agreement) that is secured by a Lien on the Pledged Shares in question and that is required to be repaid under the terms thereof as a result of such sale, assignment or disposition, and (iv) broker's commissions and reasonable fees and expenses of counsel in connection with such sale, assignment or disposition.

          (b) (i) cause each issuer of Pledged Shares not to issue any stock or other securities in addition to or in substitution for the Pledged Shares issued by such issuer, except to Pledgor, (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of each issuer of Pledged Shares subject in each case to the restriction set forth in subsection 1(c) hereof, and (iii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all shares of stock of any Person that, after the date of this Agreement, becomes, as a result of any occurrence, a direct Subsidiary of Pledgor subject in each case to the restriction set forth in subsection 1(e) hereof;

          (c) (i) pledge hereunder, immediately upon their issuance, any and all instruments or other evidences of additional indebtedness from time to time owed to Pledgor by any obligor on the Pledged Debt, and (ii) pledge hereunder, immediately upon their issuance, any and all instruments or other evidences of indebtedness from time to time owed to Pledgor by any Person that after the date of this Agreement becomes, as a result of any occurrence, a direct or indirect Subsidiary of Pledgor;

          (d) promptly notify Secured Party of any event of which Pledgor becomes aware causing loss or depreciation in the value of the Pledged Collateral;

          (e) promptly deliver to Secured Party all written notices received by it with respect to the Pledged Collateral;
  and

          (f) pay promptly when due all taxes, assessments and governmental charges or levies imposed upon, and all claims against, the Pledged Collateral, except to the extent the validity thereof is being contested in good faith; provided that Pledgor shall in any event pay such taxes, assessments, charges, levies or claims not later than five days prior to the date of any proposed sale under any judgement, writ or warrant of attachment entered or filed against Pledgor or any of the Pledged Collateral as a result of the failure to make such payment.

          SECTION 6.  Further Assurances; Pledge Amendments.

          (a) Pledgor agrees that from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Secured Party may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral. Without limiting the generality of the foregoing, Pledgor will: (i) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Secured Party may request, in order to perfect and preserve the security interests granted or purported to be granted hereby and (ii) at Secured Party's request, appear in and defend any action or proceeding that may affect Pledgor's title to or Secured Party's security interest in all or any part of the Pledged Collateral.

          (b) Pledgor further agrees that it will, upon obtaining any additional shares of stock or other securities required to be pledged hereunder as provided in Section 5(b) or (c), promptly (and in any event within five Business Days) deliver to Secured Party a Pledge Amendment, duly executed by Pledgor, in substantially the form of Schedule III annexed hereto (a "Pledge Amendment"), in respect of the additional Pledged Shares or Pledged Debt to be pledged pursuant to this Agreement. Pledgor hereby authorizes Secured Party to attach each Pledge Amendment to this Agreement and agrees that all Pledged Shares or Pledged Debt listed on any Pledge Amendment delivered to Secured Party shall for all purposes hereunder be considered Pledged Collateral; provided that the failure of Pledgor to execute a Pledge Amendment with respect to any additional Pledged Shares or Pledged Debt pledged pursuant to this Agreement shall not impair the security interest of Secured Party therein or otherwise adversely affect the rights and remedies of Secured Party hereunder with respect thereto.

          SECTION 7.  Voting Rights; Dividends; Etc.

          (a) So long as no Event of Default shall have occurred and be continuing:

          (i) Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement; provided, however, that Pledgor shall not exercise or refrain from exercising any such right if Secured Party shall have notified Pledgor that, in Secured Party's judgment, such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof; and provided, further, that Pledgor shall give Secured Party at least five Business Days' prior written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right. It is under-stood, however, that neither (A) the voting by Pledgor of any Pledged Shares for or Pledgor's consent to the election of directors at a regularly scheduled annual or other meeting of stockholders or with respect to inciden-tal matters at any such meeting nor (B) Pledgor's consent to or approval of any action otherwise permitted under this Agreement and the DIP Credit Agreement shall be deemed inconsistent with the terms of this Agreement or the DIP Credit Agreement within the meaning of this
       Section 7(a)(i), and no notice of any such voting or consent need be given to Secured Party;

          (ii) Pledgor shall be entitled to receive and retain, and to utilize free and clear of the lien of this Agreement, any and all dividends and interest paid in respect of the Pledged Collateral; provided, however, that any and all

               (A) dividends and interest paid or payable
            other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral,

               (B) dividends and other distributions paid or
            payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

               (C) cash paid, payable or otherwise distributed
            in respect of principal or in redemption of or in exchange for any Pledged Collateral,

     shall be, and shall forthwith be delivered to Secured
       Party to hold as, Pledged Collateral and shall, if received by Pledgor, be received in trust for the benefit of Secured Party, be segregated from the other property or funds of Pledgor and be forthwith delivered to Secured Party as Pledged Collateral in the same form as so received (with all necessary indorsements); and

          (iii) Secured Party shall promptly execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies, dividend payment orders and other instruments as Pledgor may from time to time reasonably request for the purpose of enabling Pledgor to exercise the voting and other consensual rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends, principal or interest payments which it is authorized to receive and retain pursuant to paragraph (ii) above.

          (b) Upon the occurrence and during the continuation of an Event of Default and upon three Business Days' prior notice as provided in Section 7 of the DIP Credit Agreement:

          (i) upon written notice from Secured Party to Pledgor, all rights of Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 7(a)(i) shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights;

          (ii) all rights of Pledgor to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 7(a)(ii) shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends and interest payments; and

          (iii) all dividends, principal and interest pay-ments which are received by Pledgor contrary to the provisions of paragraph (ii) of this Section 7(b) shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Pledgor and shall forthwith be paid over to Secured Party as Pledged Collateral in the same form as so received (with any necessary indorsements).

          (c) In order to permit Secured Party to exercise the voting and other consensual rights which it may be entitled to exercise pursuant to Section 7(b)(i) and to receive all dividends and other distributions which it may be entitled to receive under Section 7(a)(ii) or Section 7(b)(ii),
  (i) Pledgor shall promptly execute and deliver (or cause to be executed and delivered) to Secured Party all such proxies, dividend payment orders and other instruments as Secured Party may from time to time reasonably request and (ii) without limiting the effect of the immediately preceding clause (i), Pledgor hereby grants to Secured Party an irrevocable proxy to vote the Pledged Shares and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Shares would be entitled (including, without limitation, giving or withholding written consents of shareholders, calling special meetings of shareholders and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Shares on the record books of the issuer thereof) by any other Person (including the issuer of the Pledged Shares or any officer or agent thereof), upon the occurrence of an Event of Default and which proxy shall terminate only upon the indefeasible payment in full of the Secured Obligations.

          SECTION 8. Secured Party Appointed Attorney-in-Fact. Pledgor hereby irrevocably appoints Secured Party as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor, Secured Party or otherwise, from time to time in Secured Party's discretion to take any action and to execute any instrument that Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation:

          (a) to file one or more financing or continuation statements, or amendments thereto, relative to all or any part of the Pledged Collateral without the signature of Pledgor;

          (b) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Pledged Collateral;

          (c) to receive, endorse and collect any instruments made payable to Pledgor representing any dividend, principal or interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same; and

          (d) to file any claims or take any action or institute any proceedings that Secured Party may deem necessary or desirable for the collection of any of the Pledged Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Pledged Collateral.

          SECTION 9. Secured Party May Perform. If Pledgor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by Pledgor under Section 14(b).

          SECTION 10. Standard of Care. The powers conferred on Secured Party hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Pledged Collateral, it being understood that Secured Party shall have no responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, (b) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Pledged Collateral) to preserve rights against any parties with respect to any Pledged Collateral, (c) taking any necessary steps to collect or realize upon the Secured Obligations or any guarantee therefor, or any part thereof, or any of the Pledged Collateral, or (d) initiating any action to protect the Pledged Collateral against the possibility of a decline in market value. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which Secured Party accords its own property consisting of negotiable securities.

          SECTION 11.  Remedies.

          (a) If any Event of Default shall have occurred and be continuing, Secured Party may exercise in respect of the Pledged Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in any relevant jurisdiction (the "Code") (whether or not the Code applies to the affected Pledged Collateral), and Secured Party may also in its sole discretion, without notice except as specified below or as expressly provided in Section 7 of the DIP Credit Agreement, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or at any of Secured Party's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Pledged Collateral. Secured Party or any Lender may be the purchaser of any or all of the Pledged Collateral at any such sale and Secured Party, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Pledged Collateral payable by Secured Party at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Pledgor, and Pledgor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Pledgor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Pledged Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Pledged Collateral are insufficient to pay all the Secured Obligations, Pledgor shall be liable for the deficiency and the fees of any attorneys employed by Secured Party to collect such deficiency.

          (b) Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as from time to time amended (the "Securities Act"), and applicable state securities laws, Secured Party may be compelled, with respect to any sale of all or any part of the Pledged Collat-eral conducted without prior registration or qualification of such Pledged Collateral under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sales may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances and the registration rights granted to Secured Party by Pledgor pursuant to Section 12, Pledgor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Secured Party shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securi-ties Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it.

          (c) If Secured Party determines to exercise its right to sell any or all of the Pledged Collateral, upon written request, Pledgor shall and shall cause each issuer of any Pledged Shares to be sold hereunder from time to time to furnish to Secured Party all such information as Secured Party may request in order to determine the number of shares and other instruments included in the Pledged Collateral which may be sold by Secured Party in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

          SECTION 12. Registration Rights. If Secured Party shall determine to exercise its right to sell all or any of the Pledged Collateral pursuant to Section 11, Pledgor agrees that, upon request of Secured Party (which request may be made by Secured Party in its sole discretion), Pledgor will, at its own expense:

          (a) execute and deliver, and cause each issuer of the Pledged Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of Secured Party, advisable to register such Pledged Collateral under the provisions of the Securities Act and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of Secured Party, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regula-tions of the Securities and Exchange Commission applicable thereto;

          (b) use its best efforts to qualify the Pledged Collateral under all applicable state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Pledged Collateral, as requested by Secured Party;

          (c) cause each such issuer to make available to its security holders, as soon as practicable, an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act;

          (d) do or cause to be done all such other acts and things as may be necessary to make such sale of the Pledged
  Collateral or any part thereof valid and binding and in compliance with applicable law; and

          (e)  bear all costs and expenses, including
  reasonable attorneys' fees, of carrying out its obligations under this Section 12.

          Pledgor further agrees that a breach of any of the covenants contained in this Section 12 will cause irreparable injury to Secured Party, that Secured Party has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 12 shall be specifically enforceable against Pledgor, and Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section 12 shall in any way alter the rights of Secured Party under Section 11.

          SECTION 13. Application of Proceeds. Except as expressly provided elsewhere in this Agreement, all proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral may, in the discretion of Secured Party, be held by Secured Party as Pledged Collateral for, and/or then, or at any time thereafter, applied in full or in part by Secured Party against, the Secured Obligations in the following order of priority:

          FIRST: To the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to Secured Party and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Secured Party in connection therewith, and all amounts for which Secured Party is entitled to indemnification hereunder and all advances made by Secured Party hereunder for the account of Pledgor, and to the payment of all costs and expenses paid or incurred by Secured Party in connection with the exercise of any right or remedy hereunder, all in accordance with Section 14;

          SECOND:  To the payment of all other Secured
       Obligations (for the ratable benefit of the holders thereof) in such order as Secured Party shall elect; and

          THIRD: To the payment to or upon the order of Pledgor, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

          SECTION 14.  Indemnity and Expenses.

          (a) Pledgor agrees to indemnify Secured Party and each Lender from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including, without limitation, enforcement of this Agreement), except to the extent such claims, losses or liabilities result solely from Secured Party's or such Lender's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

          (b) Pledgor shall pay to Secured Party upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Secured Party may incur in connection with
  (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of Secured Party hereunder, or (iv) the failure by Pledgor to perform or observe any of the provisions hereof.

          (c)  In the event of any public sale described in
  Section 12, Pledgor agrees to indemnify and hold harmless Secured Party and each of Secured Party's directors, officers, employees and agents from and against any loss, fee, cost, expense, damage, liability or claim, joint or several, to which Secured Party or such other persons may become subject or for which any of them may be liable, under the Securities Act or otherwise, insofar as such losses, fees, costs, expenses, damages, liabilities or claims (or any litigation commenced or threatened in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, registration statement, prospectus or other such document published or filed in connection with such public sale, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Secured Party and such other persons for any legal or other expenses reasonably incurred by Secured Party and such other persons in connection with any litigation, of any nature whatsoever, commenced or threatened in respect thereof (including without limitation any and all fees, costs and expenses whatsoever reasonably incurred by Secured Party and such other persons and counsel for Secured Party and such other persons in investigating, preparing for, defending against or providing evidence, producing documents or taking any other action in respect of, any such commenced or threatened litigation or any claims asserted). This indemnity shall be in addition to any liability which Pledgor may otherwise have and shall extend upon the same terms and conditions to each person, if any, that controls Secured Party or such persons within the meaning of the Securities Act.

          SECTION 15.  Continuing Security Interest; Transfer
  of Loans. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (a) remain in full force and effect until the indefeasible payment in full of all Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, (b) be binding upon Pledgor, its successors and assigns, and (c) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), but subject to the provisions of subsection 9.6 of the DIP Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the indefeasible payment in full of all Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, the security interest granted hereby shall terminate and all rights to the Pledged Collateral shall revert to Pledgor. Upon any such termination Secured Party will, at Pledgor's expense, execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination and Pledgor shall be entitled to the return, upon its request and at its expense, against receipt and without recourse to Secured Party, of such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

          SECTION 16.  Secured Party as Agent.

          (a) Secured Party has been appointed to act as Secured Party hereunder by Lenders. Secured Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Pledged Collateral), solely in accordance with this Agreement and the DIP Credit Agreement.

          (b) Secured Party shall at all times be the same Person that is Agent under the Credit Agreement. Notice of resignation by Agent pursuant to subsection 8.9 of the DIP Credit Agreement shall also constitute notice of resignation as Secured Party under this Agreement and appointment of a successor Agent pursuant to subsection 8.9 of the DIP Credit Agreement shall also constitute appointment of a successor Secured Party under this Agreement. Upon the acceptance of any appointment as Agent under subsection 8.9 of the DIP Credit Agreement by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Secured Party under this Agreement, and the retiring or removed Secured Party under this Agreement shall promptly
  (i) transfer to such successor Secured Party all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Secured Party under this Agreement, and
  (ii) execute and deliver to such successor Secured Party such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Secured Party of the security interests created hereunder, whereupon such retiring or removed Secured Party shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Agent's resignation or removal hereunder as Secured Party, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Secured Party hereunder.

          SECTION 17.  Amendments; Etc.  No amendment,
  modification, termination or waiver of any provision of this Agreement, and no consent to any departure by Pledgor therefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party and, in the case of any such amendment or modification, by Pledgor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

          SECTION 18.  Notices.  Any notice or other
  communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or, as to either party, such other address as shall be designated by such party in a written notice delivered to the other party hereto.

          SECTION 19. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

          SECTION 20. Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          SECTION 21.  Headings.  Section and subsection
  headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

          SECTION 22.  Governing Law; Terms.  THIS AGREEMENT
  AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE CODE PROVIDES THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PLEDGED COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. Unless otherwise defined herein or in the Credit Agreement, terms used in Articles 8 and 9 of the Uniform Commercial Code in the State of New York are used herein as therein defined.

          SECTION 23. Consent to Jurisdiction and Service of Process. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST PLEDGOR ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT PLEDGOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEX-CLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. Pledgor hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Pledgor at its address provided in Section 18, such service being hereby acknowledged by Pledgor to be sufficient for personal jurisdiction in any action against Pledgor in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Secured Party to bring proceedings against Pledgor in the courts of any other jurisdiction.

          SECTION 24. Waiver of Jury Trial. PLEDGOR AND SECURED PARTY HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Pledgor and Secured Party each acknowledge that this waiver is a material induce-ment for Pledgor and Secured Party to enter into a business relationship, that Pledgor and Secured Party have already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings. Pledgor and Secured Party further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

          SECTION 25. Counterparts. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.
          IN WITNESS WHEREOF, Pledgor and Secured Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                             SMITH CORONA CORPORATION



     By: __________________________
     Name:
     Title:

     Notice Address:    _____________________
                        _____________________
                        _____________________
     Telecopy:____________


                             CHEMICAL BANK



                             By: __________________________
                                  Name:
                                  Title:

Notice Address:   _____________________
                  _____________________
                  _____________________
Telecopy:____________

                           SCHEDULE I


          Attached to and forming a part of the Pledge
  Agreement dated as of July ___, 1995 between Smith Corona
  Corporation, as Pledgor, and Chemical Bank, as Secured Party.




                             Part A

                 Class of    Stock Certi-  Par        Number of
  Stock Issuer    Stock      ficate Nos.   Value        Shares






                             Part B

  Debt Issuer                     Amount of Indebtedness

                           SCHEDULE II


          Attached to and forming a part of the Pledge
  Agreement dated as of July ___, 1995 between Smith Corona
  Corporation, as Pledgor, and Chemical Bank, as Secured Party.

                                                            Percentage
                                            Number of                     Represented               Holders
                                           Shares Issued                   by Pledged              of Shares
  Stock Issuer                            and Outstanding                    Shares                Not Pledged



                          SCHEDULE III


                        PLEDGE AMENDMENT


          This Pledge Amendment, dated ____________, 19__, is delivered pursuant to Section 6(b) of the Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Pledge Agreement dated July ___, 1995, between the undersigned and Chemical Bank, as Secured Party (the "Pledge Agreement," capitalized terms defined therein being used herein as therein defined), and that the [Pledged Shares] [Pledged Debt] listed on this Pledge Amendment shall be deemed to be part of the [Pledged Shares] [Pledged Debt] and shall become part of the Pledged Collateral and shall secure all Secured Obligations.


                             SMITH CORONA CORPORATION



                             By: ___________________________
                             Name:
                             Title:





                 Class of    Stock Certi-  Par        Number of
  Stock Issuer    Stock      ficate Nos.   Value        Shares








  Debt Issuer                     Amount of Indebtedness

                                                       O'M&M DRAFT
                                                        07/09/95


                            EXHIBIT L

               FORM OF GUARANTOR PLEDGE AGREEMENT



          This GUARANTOR PLEDGE AGREEMENT (this "Agreement") is dated as of July 10, 1995 and entered into by and among EACH OF THE UNDERSIGNED PARTIES (each individually a "Pledgor" and collectively the "Pledgors"), and CHEMICAL BANK, as agent for and representative of (in such capacity herein called "Secured Party") the financial institutions ("Lenders") party to the DIP Credit Agreement (as hereinafter defined).


                     PRELIMINARY STATEMENTS


          A.   Pledgors are the legal and beneficial owners of
  (i) the shares of stock (the "Pledged Shares") described in Part A of Schedule I annexed hereto and issued by the corporations named therein and (ii) the indebtedness (the "Pledged Debt") described in Part B of said Schedule I and issued by the obligors named therein.

          B. Secured Party and Lenders have entered into a Debtor-in-Possession Credit Agreement dated as of July 10, 1995 (said Debtor-in-Possession Credit Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "DIP Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined) with Smith Corona Corporation, a Delaware corporation ("Company"), pursuant to which Lenders have made certain commitments, subject to the terms and conditions set forth in the DIP Credit Agreement, to extend certain credit facilities to Company.

          C.   Pledgors have executed and delivered a
  Subsidiary Guaranty dated as of July 10, 1995 (said Subsidiary Guaranty, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "Subsidiary Guaranty") in favor of Secured Party for the ratable benefit of Lenders, pursuant to which Pledgors have guarantied the prompt payment and performance when due of all obligations of Company under the DIP Credit Agreement.

          D. It is a condition precedent to the initial extensions of credit by Lenders under the DIP Credit Agreement that Pledgors shall have granted the security interests and undertaken the obligations contemplated by this Agreement.

          NOW, THEREFORE, in consideration of the premises and in order to induce Lenders to make Loans and other extensions of credit under the DIP Credit Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Pledgor hereby agrees with Secured Party as follows:

          SECTION 1. Pledge of Security. Each Pledgor hereby pledges and assigns to Secured Party, and hereby grants to Secured Party a security interest in, all of such Pledgor's right, title and interest in and to the following (the "Pledged Collateral"):

          (a)  the Pledged Shares and the certificates
  representing the Pledged Shares and any interest of such Pledgor in the entries on the books of any financial intermediary pertaining to the Pledged Shares, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

          (b) the Pledged Debt and the instruments evidencing the Pledged Debt, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Debt;

          (c) all additional shares of, and all securities convertible into and warrants, options and other rights to purchase or otherwise acquire, stock of any issuer of the Pledged Shares from time to time acquired by such Pledgor in any manner (which shares shall be deemed to be part of the Pledged Shares), the certificates or other instruments representing such additional shares, securities, warrants, options or other rights and any interest of Pledgor in the entries on the books of any financial intermediary pertaining to such additional shares, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional shares, securities, warrants, options or other rights, provided, however, that in no case shall shares of stock issued by [NAMES OF FOREIGN SUBSIDIARIES] which constitute all or part of the Pledged Shares exceed 66% of the total [number of] [voting power represented by all] shares of such Subsidiary's capital stock at any time outstanding;

          (d) all additional indebtedness from time to time owed to such Pledgor by any obligor on the Pledged Debt and the instruments evidencing such indebtedness, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness;

          (e) all shares of, and all securities convertible into and warrants, options and other rights to purchase or otherwise acquire, stock of any Person that, after the date of this Agreement, becomes, as a result of any occurrence, a direct Subsidiary of such Pledgor (which shares shall be deemed to be part of the Pledged Shares), the certificates or other instruments representing such shares, securities, warrants, options or other rights and any interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such shares, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares, securities, warrants, options or other rights, provided, however, that in no case shall shares of stock issued by a Subsidiary which is an entity organized under the laws of a jurisdiciton other than the United States or a political subdivision or territory thereof which constitute all or part of the Pledged Shares exceed 66% of the total [number of] [voting power represented by all] shares of such Subsidiary's capital stock at any time outstanding;

          (f) all indebtedness from time to time owed to such Pledgor by any Person that, after the date of this Agreement, becomes, as a result of any occurrence, a direct or indirect Subsidiary of such Pledgor, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness; and

          (g)  to the extent not covered by clauses (a) through
  (f) above, all proceeds of any or all of the foregoing Pledged Collateral. For purposes of this Agreement, the term "proceeds" includes whatever is receivable or received when Pledged Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, proceeds of any indemnity or guaranty payable to Pledgor or Secured Party from time to time with respect to any of the Pledged Collateral.

          SECTION 2. Security for Obligations. This Agreement secures, and the Pledged Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy
  Code, 11 U.S.C. article 362(a)), of all obligations and liabilities of every nature of Pledgors now or hereafter existing under or arising out of or in connection with the Subsidiary Guaranty and all extensions or renewals thereof, whether for principal, interest, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Secured Party or any Lender as a preference, fraudulent transfer or otherwise (all such obligations and liabilities being the "Underlying Debt"), and all obligations of every nature of Pledgors now or hereafter existing under this Agreement (all such obligations of Pledgors, together with the Underlying Debt, being the "Secured Obligations").

          SECTION 3. Delivery of Pledged Collateral. All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of Secured Party pursuant hereto and shall be in suitable form for transfer by delivery or, as applicable, shall be accompanied by the applicable Pledgor's endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party. Secured Party shall have the right, at any time in its discretion and without notice to any Pledgor, to transfer to or to register in the name of Secured Party or any of its nominees any or all of the Pledged Collateral, subject only to the revocable rights specified in Section 7(a). In addition, Secured Party shall have the right at any time to exchange certificates or instruments representing or evi-dencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

          SECTION 4.  Representations and Warranties.  Each
  Pledgor represents and warrants as follows:

          (a) Due Authorization, etc. of Pledged Collateral. All of the Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable. All of the Pledged Debt has been duly authorized, authenticated or issued, and delivered and is the legal, valid and binding obligation of the issuers thereof and is not in default.

          (b) Description of Pledged Collateral. The Pledged Shares constitute all of the issued and outstanding shares of stock of each issuer thereof, except as otherwise set forth in
  Schedule II annexed hereto, and there are no outstanding warrants, options or other rights to purchase, or other agree-ments outstanding with respect to, or property that is now or hereafter convertible into, or that requires the issuance or sale of, any Pledged Shares. The Pledged Debt constitutes all of the issued and outstanding intercompany indebtedness evidenced by a promissory note of the respective issuers thereof owing to any Pledgor.

          (c) Ownership of Pledged Collateral. Each Pledgor is the legal, record and beneficial owner of the Pledged Collateral pledged by such Pledgor free and clear of any Lien except for the security interest created by this Agreement.

          (d) Governmental Authorizations. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the pledge by any Pledgor of the Pledged Collateral pursuant to this Agreement and the grant by any Pledgor of the security interest granted hereby, (ii) the execution, delivery or performance of this Agreement by any Pledgor, or (iii) the exercise by Secured Party of the voting or other rights, or the remedies in respect of the Pledged Collateral, provided for in this Agreement (except as may be required in connection with a disposition of Pledged Collateral by laws affecting the offering and sale of securities generally).

          (e)  Perfection.  The pledge of the Pledged
  Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged
  Collateral, securing the payment of the Secured Obligations.

          (f)  Margin Regulations.  The pledge of the Pledged
  Collateral pursuant to this Agreement does not violate
  Regulation G, T, U or X of the Board of Governors of the
  Federal Reserve System.

          (g) Other Information. All information heretofore, herein or hereafter supplied to Secured Party by or on behalf of Pledgors with respect to the Pledged Collateral is accurate and complete in all respects.

          SECTION 5.  Transfers and Other Liens; Additional
  Pledged Collateral; etc.  Each Pledgor shall:

          (a) not, except as expressly permitted by the DIP Credit Agreement, (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, (ii) create or suffer to exist any Lien upon or with respect to any of the Pledged Collateral, except for the security interest under this Agreement, or (iii) permit any issuer of Pledged Shares to merge or consolidate unless all the outstanding capital stock of the surviving or resulting corporation is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding shares of any other constituent corporation; provided that in the event any Pledgor sells, assigns or disposes of any Pledged Shares in a transaction permitted by the DIP Credit Agreement, Secured Party shall release such Pledged Shares to Pledgor free and clear of the lien and security interest under this Agreement concurrently with the consummation of such sale, assignment or disposition; provided, further that, as a condition precedent to such release, Secured Party shall have received evidence satisfactory to it that arrangements satisfactory to it have been made for delivery to Secured Party of the Net Cash Proceeds of such sale, assignment or disposition. For purposes of this subsection 5(a), "Net Cash Proceeds" shall mean the cash proceeds of any sale, assignment or disposition of Pledged Shares net of bona fide direct costs thereof including, without limitation, (i) income taxes reasonably estimated to be actually payable as a result of such sale, assignment or disposition within two years of the date of receipt of such cash proceeds, (ii) transfer, sales, use and other taxes payable in connection with such sale, assignment or disposition, (iii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any indebtedness (other than extensions of credit under the DIP Credit Agreement) that is secured by a Lien on the Pledged Shares in question and that is required to be repaid under the terms thereof as a result of such sale, assignment or disposition, and (iv) broker's commissions and reasonable fees and expenses of counsel in connection with such sale, assignment or disposition.

          (b) (i) cause each issuer of Pledged Shares not to issue any stock or other securities in addition to or in substitution for the Pledged Shares issued by such issuer, except to the applicable Pledgor, (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of each issuer of Pledged Shares subject in each case to the restriction set forth in subsection 1(c) hereof, and (iii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all shares of stock of any Person that, after the date of this Agreement, becomes, as a result of any occurrence, a direct Subsidiary of such Pledgor subject in each case to the restriction set forth in subsection 1(e) hereof;

          (c) (i) pledge hereunder, immediately upon their issuance, any and all instruments or other evidences of additional indebtedness from time to time owed to such Pledgor by any obligor on the Pledged Debt, and (ii) pledge hereunder, immediately upon their issuance, any and all instruments or other evidences of indebtedness from time to time owed to such Pledgor by any Person that after the date of this Agreement becomes, as a result of any occurrence, a direct or indirect Subsidiary of such Pledgor;

          (d) promptly notify Secured Party of any event of which such Pledgor becomes aware causing loss or depreciation in the value of the Pledged Collateral;

          (e) promptly deliver to Secured Party all written notices received by it with respect to the Pledged Collateral;
  and

          (f) pay promptly when due all taxes, assessments and governmental charges or levies imposed upon, and all claims against, the Pledged Collateral, except to the extent the validity thereof is being contested in good faith; provided that such Pledgor shall in any event pay such taxes, assessments, charges, levies or claims not later than five days prior to the date of any proposed sale under any judgement, writ or warrant of attachment entered or filed against such Pledgor or any of the Pledged Collateral as a result of the failure to make such payment.

          SECTION 6.  Further Assurances; Pledge Amendments.

          (a) Each Pledgor agrees that from time to time, at the expense of such Pledgor, such Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Secured Party may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral. Without limiting the generality of the foregoing, each Pledgor will: (i) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Secured Party may request, in order to perfect and preserve the security interests granted or purported to be granted hereby and (ii) at Secured Party's request, appear in and defend any action or proceeding that may affect such Pledgor's title to or Secured Party's security interest in all or any part of the Pledged Collateral.

          (b) Each Pledgor further agrees that it will, upon obtaining any additional shares of stock or other securities required to be pledged hereunder as provided in Section 5(b) or (c), promptly (and in any event within five Business Days) deliver to Secured Party a Pledge Amendment, duly executed by such Pledgor, in substantially the form of Schedule III annexed hereto (a "Pledge Amendment"), in respect of the additional Pledged Shares or Pledged Debt to be pledged pursuant to this Agreement. Each Pledgor hereby authorizes Secured Party to attach each Pledge Amendment to this Agreement and agrees that all Pledged Shares or Pledged Debt listed on any Pledge Amendment delivered to Secured Party shall for all purposes hereunder be considered Pledged Collateral; provided that the failure of Pledgor to execute a Pledge Amendment with respect to any additional Pledged Shares or Pledged Debt pledged pursuant to this Agreement shall not impair the security interest of Secured Party therein or otherwise adversely affect the rights and remedies of Secured Party hereunder with respect thereto.

          SECTION 7.  Voting Rights; Dividends; Etc.

          (a) So long as no Event of Default shall have occurred and be continuing:

          (i) Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement; provided, however, that no Pledgor shall exercise or refrain from exercising any such right if Secured Party shall have notified such Pledgor that, in Secured Party's judgment, such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof; and provided, further, that such Pledgor shall give Secured Party at least five Business Days' prior written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right. It is understood, however, that neither (A) the voting by any Pledgor of any Pledged Shares for or any Pledgor's consent to the election of directors at a regularly scheduled annual or other meeting of stockholders or with respect to incidental matters at any such meeting nor
       (B) any Pledgor's consent to or approval of any action otherwise permitted under this Agreement and the DIP Credit Agreement shall be deemed inconsistent with the terms of this Agreement or the DIP Credit Agreement within the meaning of this Section 7(a)(i), and no notice of any such voting or consent need be given to Secured Party;

          (ii) Each Pledgor shall be entitled to receive and retain, and to utilize free and clear of the lien of this Agreement, any and all dividends and interest paid in respect of the Pledged Collateral; provided, however, that any and all

               (A) dividends and interest paid or payable
            other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral,

               (B) dividends and other distributions paid or
            payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

               (C) cash paid, payable or otherwise distributed
            in respect of principal or in redemption of or in exchange for any Pledged Collateral,

     shall be, and shall forthwith be delivered to Secured
       Party to hold as, Pledged Collateral and shall, if received by any Pledgor, be received in trust for the benefit of Secured Party, be segregated from the other property or funds of such Pledgor and be forthwith delivered to Secured Party as Pledged Collateral in the same form as so received (with all necessary indorsements); and

          (iii) Secured Party shall promptly execute and deliver (or cause to be executed and delivered) to the applicable Pledgor all such proxies, dividend payment orders and other instruments as such Pledgor may from time to time reasonably request for the purpose of enabling such Pledgor to exercise the voting and other consensual rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends, principal or interest payments which it is authorized to receive and retain pursuant to paragraph
       (ii) above.

          (b) Upon the occurrence and during the continuation of an Event of Default and upon three days Business Day's prior notice as provided in Section 7 of the DIP Credit
  Agreement:

          (i) upon written notice from Secured Party to any Pledgor, all rights of such Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 7(a)(i) shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights;

          (ii) all rights of Pledgors to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 7(a)(ii) shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends and interest payments; and

          (iii) all dividends, principal and interest pay-ments which are received by any Pledgor contrary to the provisions of paragraph (ii) of this Section 7(b) shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of such Pledgor and shall forthwith be paid over to Secured Party as Pledged Collateral in the same form as so received (with any necessary indorsements).

          (c) In order to permit Secured Party to exercise the voting and other consensual rights which it may be entitled to exercise pursuant to Section 7(b)(i) and to receive all dividends and other distributions which it may be entitled to receive under Section 7(a)(ii) or Section 7(b)(ii), (i) each Pledgor shall promptly execute and deliver (or cause to be executed and delivered) to Secured Party all such proxies, dividend payment orders and other instruments as Secured Party may from time to time reasonably request and (ii) without limiting the effect of the immediately preceding clause (i), each Pledgor hereby grants to Secured Party an irrevocable proxy to vote the Pledged Shares and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Shares would be entitled (including, without limitation, giving or withholding written consents of shareholders, calling special meetings of shareholders and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Shares on the record books of the issuer thereof) by any other Person (including the issuer of the Pledged Shares or any officer or agent thereof), upon the occurrence of an Event of Default and which proxy shall terminate only upon the indefeasible payment in full of the Secured Obligations.

          SECTION 8. Secured Party Appointed Attorney-in-Fact. Each Pledgor hereby irrevocably appoints Secured Party as such Pledgor's attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor, Secured Party or otherwise, from time to time in Secured Party's discretion to take any action and to execute any instrument that Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation:

          (a) to file one or more financing or continuation statements, or amendments thereto, relative to all or any part of the Pledged Collateral without the signature of such Pledgor;

          (b) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Pledged Collateral;

          (c) to receive, endorse and collect any instruments made payable to such Pledgor representing any dividend, principal or interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same; and

          (d) to file any claims or take any action or institute any proceedings that Secured Party may deem necessary or desirable for the collection of any of the Pledged Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Pledged Collateral.

          SECTION 9. Secured Party May Perform. If any Pledgor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by Pledgors under
  Section 14(b).

          SECTION 10. Standard of Care. The powers conferred on Secured Party hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Pledged Collateral, it being understood that Secured Party shall have no responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, (b) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Pledged Collateral) to preserve rights against any parties with respect to any Pledged Collateral, (c) taking any necessary steps to collect or realize upon the Secured Obligations or any guarantee therefor, or any part thereof, or any of the Pledged Collateral, or (d) initiating any action to protect the Pledged Collateral against the possibility of a decline in market value. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which Secured Party accords its own property consisting of negotiable securities.

          SECTION 11.  Remedies.

          (a) If any Event of Default shall have occurred and be continuing, Secured Party may exercise in respect of the Pledged Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in any relevant jurisdiction (the "Code") (whether or not the Code applies to the affected Pledged Collateral), and Secured Party may also in its sole discretion, without notice except as specified below or as expressly provided in Section 7 of the DIP Agreement, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or at any of Secured Party's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Pledged Collateral. Secured Party or any Lender may be the purchaser of any or all of the Pledged Collateral at any such sale and Secured Party, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Pledged Collateral payable by Secured Party at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Pledged Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Pledged Collateral are insufficient to pay all the Secured Obliga-tions, Pledgors shall be liable for the deficiency and the fees of any attorneys employed by Secured Party to collect such deficiency.

          (b) Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as from time to time amended (the "Securities Act"), and applicable state securities laws, Secured Party may be compelled, with respect to any sale of all or any part of the Pledged Collateral conducted without prior registration or qualification of such Pledged Collateral under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sales may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances and the registration rights granted to Secured Party by such Pledgor pursuant to
  Section 12, such Pledgor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Secured Party shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it.

          (c) If Secured Party determines to exercise its right to sell any or all of the Pledged Collateral, upon written request, each Pledgor shall and shall cause each issuer of any Pledged Shares to be sold hereunder from time to time to furnish to Secured Party all such information as Secured Party may request in order to determine the number of shares and other instruments included in the Pledged Collateral which may be sold by Secured Party in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

          SECTION 12. Registration Rights. If Secured Party shall determine to exercise its right to sell all or any of the Pledged Collateral pursuant to Section 11, each Pledgor agrees that, upon request of Secured Party (which request may be made by Secured Party in its sole discretion), such Pledgor will, at its own expense:

          (a) execute and deliver, and cause each issuer of the Pledged Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of Secured Party, advisable to register such Pledged Collateral under the provisions of the Securities Act and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of Secured Party, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regula-tions of the Securities and Exchange Commission applicable thereto;

          (b) use its best efforts to qualify the Pledged Collateral under all applicable state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Pledged Collateral, as requested by Secured Party;

          (c) cause each such issuer to make available to its security holders, as soon as practicable, an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act;

          (d) do or cause to be done all such other acts and things as may be necessary to make such sale of the Pledged
  Collateral or any part thereof valid and binding and in compliance with applicable law; and

          (e)  bear all costs and expenses, including
  reasonable attorneys' fees, of carrying out its obligations under this Section 12.

          Each Pledgor further agrees that a breach of any of the covenants contained in this Section 12 will cause irreparable injury to Secured Party, that Secured Party has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this
  Section 12 shall be specifically enforceable against such Pledgor, and such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this
  Section 12 shall in any way alter the rights of Secured Party under Section 11.

          SECTION 13. Application of Proceeds. Except as expressly provided elsewhere in this Agreement, all proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral may, in the discretion of Secured Party, be held by Secured Party as Pledged Collateral for, and/or then, or at any time thereafter, applied in full or in part by Secured Party against, the Secured Obligations in the following order of priority:

          FIRST: To the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to Secured Party and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Secured Party in connection therewith, and all amounts for which Secured Party is entitled to indemnification hereunder and all advances made by Secured Party hereunder for the account of any Pledgor, and to the payment of all costs and expenses paid or incurred by Secured Party in connection with the exercise of any right or remedy hereunder, all in accordance with Section 14;

          SECOND:  To the payment of all other Secured
       Obligations (for the ratable benefit of the holders thereof) in such order as Secured Party shall elect; and

          THIRD: To the payment to or upon the order of Pledgors, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

          SECTION 14.  Indemnity and Expenses.

          (a) Pledgors agree, jointly and severally, to indemnify Secured Party and each Lender from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including, without limitation, enforcement of this Agreement), except to the extent such claims, losses or liabilities result solely from Secured Party's or such Lender's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

          (b) Pledgors agree, jointly and severally, to pay to Secured Party upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Secured Party may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of Secured Party hereunder, or (iv) the failure by any Pledgor to perform or observe any of the provisions hereof.

          (c)  In the event of any public sale described in
  Section 12, Pledgors agree, jointly and severally, to indemnify and hold harmless Secured Party and each of Secured Party's directors, officers, employees and agents from and against any loss, fee, cost, expense, damage, liability or claim, joint or several, to which Secured Party or such other persons may become subject or for which any of them may be liable, under the Securities Act or otherwise, insofar as such losses, fees, costs, expenses, damages, liabilities or claims (or any litigation commenced or threatened in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, registration statement, prospectus or other such document published or filed in connection with such public sale, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Secured Party and such other persons for any legal or other expenses reasonably incurred by Secured Party and such other persons in connection with any litigation, of any nature whatsoever, commenced or threatened in respect thereof (including without limitation any and all fees, costs and expenses whatsoever reasonably incurred by Secured Party and such other persons and counsel for Secured Party and such other persons in investigating, preparing for, defending against or providing evidence, producing documents or taking any other action in respect of, any such commenced or threatened litigation or any claims asserted). This indemnity shall be in addition to any liability which any Pledgor may otherwise have and shall extend upon the same terms and conditions to each person, if any, that controls Secured Party or such persons within the meaning of the Securities Act.


          SECTION 15.  Continuing Security Interest; Transfer
  of Loans. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (a) remain in full force and effect until the indefeasible payment in full of all Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, (b) be binding upon each Pledgor, its successors and assigns, and (c) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), but subject to the provisions of subsection 9.6 of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the indefeasible payment in full of all Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, the security interest granted hereby shall terminate and all rights to the Pledged Collateral shall revert to Pledgors. Upon any such termination Secured Party will, at Pledgors' expense, execute and deliver to the applicable Pledgor such documents as such Pledgor shall reasonably request to evidence such termination and Pledgors shall be entitled to the return, upon their request and at their expense, against receipt and without recourse to Secured Party, of such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

          SECTION 16.  Secured Party as Agent.

          (a) Secured Party has been appointed to act as Secured Party hereunder by Lenders. Secured Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Pledged Collateral), solely in accordance with this Agreement and the DIP Credit Agreement.

          (b) Secured Party shall at all times be the same Person that is Agent under the Credit Agreement. Notice of resignation by Agent pursuant to subsection 8.9 of the DIP Credit Agreement shall also constitute notice of resignation as Secured Party under this Agreement and appointment of a successor Agent pursuant to subsection 8.9 of the DIP Credit Agreement shall also constitute appointment of a successor Secured Party under this Agreement. Upon the acceptance of any appointment as Agent under subsection 8.9 of the DIP Credit Agreement by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Secured Party under this Agreement, and the retiring or removed Secured Party under this Agreement shall promptly
  (i) transfer to such successor Secured Party all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Secured Party under this Agreement, and
  (ii) execute and deliver to such successor Secured Party such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Secured Party of the security interests created hereunder, whereupon such retiring or removed Secured Party shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Agent's resignation or removal hereunder as Secured Party, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Secured Party hereunder.

          SECTION 17.  Amendments; Etc.  No amendment,
  modification, termination or waiver of any provision of this Agreement, and no consent to any departure by any Pledgor therefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party and, in the case of any such amendment or modification, by such Pledgor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

          SECTION 18.  Notices.  Any notice or other
  communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or, as to either party, such other address as shall be designated by such party in a written notice delivered to the other party hereto.

          SECTION 19. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

          SECTION 20. Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          SECTION 21.  Headings.  Section and subsection
  headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

          SECTION 22.  Governing Law; Terms.  THIS AGREEMENT
  AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE CODE PROVIDES THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PLEDGED COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. Unless otherwise defined herein or in the Credit Agreement, terms used in Articles 8 and 9 of the Uniform Commercial Code in the State of New York are used herein as therein defined.

          SECTION 23. Consent to Jurisdiction and Service of Process. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PLEDGOR ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT EACH PLEDGOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEX-CLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. Each Pledgor hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such Pledgor at its address provided in Section 18, such service being hereby acknowledged by such Pledgor to be sufficient for personal jurisdiction in any action against such Pledgor in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Secured Party to bring proceedings against such Pledgor in the courts of any other jurisdiction.

          SECTION 24. Waiver of Jury Trial. EACH PLEDGOR AND SECURED PARTY HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Each Pledgor and Secured Party each acknowledge that this waiver is a material inducement for each Pledgor and Secured Party to enter into a business relationship, that each Pledgor and Secured Party have already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings. Each Pledgor and Secured Party further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

          SECTION 25. Counterparts. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.


            [Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, Pledgor and Secured Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                             [NAME OF PLEDGOR]



                             By: __________________________
                               Name:
                               Title:

Notice Address:    _____________________
                   _____________________
                   _____________________
                   Telecopy:____________


                             CHEMICAL BANK



                             By: __________________________
                               Name:
                               Title:

Notice Address:     _____________________
                    _____________________
                    _____________________
                    Telecopy:____________

                           SCHEDULE I


          Attached to and forming a part of the Pledge
  Agreement dated as of _____________, 1995 between _______________, as Pledgor, and Chemical Bank, as Secured
  Party.




                             Part A

                 Class of    Stock Certi-  Par        Number of
  Stock Issuer    Stock      ficate Nos.   Value        Shares






                             Part B

  Debt Issuer                     Amount of Indebtedness

                           SCHEDULE II


          Attached to and forming a part of the Pledge
  Agreement dated as of _____________, 1995 between _______________, as Pledgor, and Chemical Bank, as Secured
  Party.


                                      Percentage
                  Number of           Represented               Holders
                 Shares Issued         by Pledged              of Shares
  Stock Issuer   and Outstanding         Shares                Not Pledged

                          SCHEDULE III


                        PLEDGE AMENDMENT


          This Pledge Amendment, dated ____________, 19__, is delivered pursuant to Section 6(b) of the Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Pledge Agreement dated __________, 1995, between the undersigned and Chemical Bank, as Secured Party (the "Pledge Agreement," capitalized terms defined therein being used herein as therein defined), and that the [Pledged Shares] [Pledged Debt] listed on this Pledge Amendment shall be deemed to be part of the [Pledged Shares] [Pledged Debt] and shall become part of the Pledged Collateral and shall secure all Secured Obligations.


                             [NAME OF PLEDGOR]



                             By: ___________________________
                             Title:





                 Class of    Stock Certi-  Par        Number of
  Stock Issuer    Stock      ficate Nos.   Value        Shares








  Debt Issuer                     Amount of Indebtedness

                              EXHIBIT M

                 [FORM OF COMPLIANCE CERTIFICATE]

                      COMPLIANCE CERTIFICATE


THE UNDERSIGNED HEREBY CERTIFIES THAT:

          (1)  I am the duly elected [Title] of SMITH CORONA
     CORPORATION, a Delaware corporation (``Borrower'');

          (2) We have reviewed the terms of that certain Debtor-in-Possession Credit Agreement dated as of July 10, 1995, as amended, supplemented or otherwise modified to the date hereof (said Credit Agreement, as so amended, supplemented or otherwise modified, being the ``Credit Agreement'', the terms defined therein and not otherwise defined in this Certificate (including Attachment No. 1 annexed hereto and made a part hereof) being used in this Certificate as therein defined), among Borrower, as debtor and debtor-in-possession and the lenders party thereto and Chemical Bank, as agent, and the terms of the other Loan Documents, and we have made, or have caused to be made under our supervision, a review in reasonable detail of the transactions and condition of Borrowers during the accounting period covered by the attached financial statements; and

          (3) The examination described in paragraph (2) above did not disclose, and we have no knowledge of, the existence of any condition or event which constitutes any Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate[, except as set forth below].

     [Set forth [below] [in a separate attachment to this Certificate] are all exceptions to paragraph (3) above listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Borrower has taken, is taking, or proposes to take with respect to each such condition or event:




                                                                ]
     The foregoing certifications, together with the computations set forth in Attachment No. 1 annexed hereto and made a part hereof and the financial statements delivered with this Certificate in support hereof, are made and delivered this __________ day of _____________, 199_ pursuant to subsection 5.1(ii) of the Credit Agreement.


                              SMITH CORONA CORPORATION,
                              as Debtor and Debtor-in-Possession



                              By:
                                   Name:
                                   Title:

                         ATTACHMENT NO. 1
                    TO COMPLIANCE CERTIFICATE



     This Attachment No. 1 is attached to and made a part of a Compliance Certificate dated as of ____________, 199_ and pertains to the period from ____________, 199_ to ____________, 199_.
Subsection references herein relate to subsections of the Credit
Agreement.

A.   Maximum Inventory

     1.   Aggregate Inventory as of _____________, 199__

                                                  $__________

     2.   Maximum Inventory permitted pursuant to subsec-
          tion 6.1(a):                            $__________


B.   Maximum Cash Disbursements

     1.   Cash disbursements for month ended              , 199__
                                                  $__________

     2.   Maximum cash disbursements permitted pursuant to subsec-
          tion 6.1(b):                            $_________